Exhibit 4.3 WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC (incorporated and registered with limited liability in England and Wales under registration number 02366923) and WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC (incorporated and registered with limited liability in England and Wales under registration number 02366985) and WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC (incorporated and registered with limited liability in England and Wales under registration number 02366894) and WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC (incorporated and registered with limited liability in England and Wales under registration number 03600574) £4,000,000,000 Euro Medium Term Note Programme Under this £4,000,000,000 Euro Medium Term Note Programme (the Programme), Western Power Distribution (East Midlands) plc (WPDE), Western Power Distribution (South Wales) plc (WPD South Wales), Western Power Distribution (South West) plc (WPD South West) and Western Power Distribution (West Midlands) plc (WPDW and, together with WPDE, WPD South Wales and WPD South West, the Issuers, and each, an Issuer) may from time to time issue notes (the Notes) denominated in any currency agreed between the Issuer of such Notes (the Relevant Issuer) and the relevant Dealer (as defined below). The maximum aggregate nominal amount of all Notes from time to time outstanding under the Programme (including any Notes which, upon issue, are immediately purchased by the Relevant Issuer (Retained Notes)) will not exceed £4,000,000,000 (or its equivalent in other currencies calculated as described in the amended and restated dealer agreement dated 21 August 2020, as amended or supplemented from time to time, the Dealer Agreement), subject to increase as described in this Prospectus. The Notes may be issued on a continuing basis to one or more of the Dealers specified under “Overview of the Programme” and any additional Dealer appointed under the Programme from time to time by the Relevant Issuers (each a Dealer and together the Dealers), which appointment may be for a specific issue or on an ongoing basis. References in this Prospectus to the relevant Dealer shall, in the case of an issue of Notes being (or intended to be) subscribed by more than one Dealer, be to all Dealers agreeing to subscribe such Notes. Application has been made to the Financial Conduct Authority (the FCA) in its capacity as competent authority for Notes issued under the Programme during the period of 12 months from the date of this Prospectus to be admitted to the official list of the FCA (the Official List) and to be admitted to trading on the regulated market of the London Stock Exchange plc (the London Stock Exchange). The Prospectus has been approved by the FCA as competent authority under Regulation (EU) 2017/1129 (as amended or superseded) (the Prospectus Regulation) and such approval should not be considered as an endorsement of the Issuers or the quality of the Notes that are the subject of this Prospectus. The FCA only approves this Prospectus as meeting the standards of completeness, comprehensibility and consistency imposed by the Prospectus Regulation. Investors should make their own assessment as to the suitability of investing in the Notes. References in this Prospectus to Notes being “listed” (and all related references) shall mean that such Notes have been admitted to trading on the London Stock Exchange’s regulated market and have been admitted to the Official List. The London Stock Exchange’s regulated market is a regulated market for the purposes of Directive 2014/65/EU (as amended or superseded) (MiFID II). 1

Notice of the aggregate nominal amount of the Notes, interest (if any) payable in respect of the Notes, and the issue price of the Notes and certain other information which is applicable to each Tranche (as defined under “Terms and Conditions of the Notes”) of the Notes will (other than in the case of Exempt Notes, as defined below) be set out in a separate document containing the final terms for that Tranche (Final Terms) which, with respect to the Notes to be admitted to the Official List and admitted to trading by the London Stock Exchange on the regulated market, will be delivered to the FCA and the London Stock Exchange on or before the date of issue of the Notes of such Tranche. Copies of Final Terms in relation to Notes to be listed on the London Stock Exchange will also be published on the website of the London Stock Exchange through a regulatory information service. In the case of Exempt Notes, notice of the aggregate nominal amount of Notes, interest (if any) payable in respect of the Notes, and the issue price of the Notes and certain other information which is applicable to each Tranche will be set out in a pricing supplement document (the Pricing Supplement). In this Prospectus, any reference to Final Terms shall, in the case of Exempt Notes, be construed as a reference to the relevant Pricing Supplement. The Programme provides that the Notes may be listed or admitted to trading, as the case may be, on such other or further stock exchange(s) or regulated or unregulated markets as may be agreed between the Relevant Issuer, the Note Trustee (as defined below) and the relevant Dealer(s). The Relevant Issuer may also issue unlisted Notes and/or Notes not admitted to trading on any regulated or unregulated market (Exempt Notes). The FCA has neither approved nor reviewed information contained in this Prospectus in connection with Exempt Notes. Each Series (as defined in “Overview of the Programme”) of Notes in bearer form will be represented on issue by a temporary global note in bearer form (each a temporary Global Note) or a permanent global note in bearer form (each a permanent Global Note). Notes in registered form (Registered Notes) will be represented by registered certificates (each a Certificate), one Certificate being issued in respect of each Noteholder’s entire holding of Registered Notes of one Series (a Global Certificate). If the global notes (the Global Notes and each a Global Note) are stated in the applicable Final Terms to be issued in new global note (NGN) form they are intended to be eligible collateral for Eurosystem monetary policy and the Global Notes will be delivered on or prior to the original issue date of the relevant Tranche to a common safekeeper (the Common Safekeeper) for Euroclear Bank SA/NV (Euroclear) and Clearstream Banking S.A. (Clearstream, Luxembourg). If a Global Certificate is held under the New Safekeeping Structure (the NSS), the Global Certificate will be delivered on or prior to the original issue date of the relevant Tranche to a Common Safekeeper for Euroclear and Clearstream, Luxembourg. Global Notes which are not issued in NGN form (Classic Global Notes or CGNs) and Global Certificates which are not held under the NSS will be deposited on the issue date to of the relevant Tranche with a common depositary on behalf of Euroclear and Clearstream, Luxembourg (the Common Depositary). The provisions governing the exchange of interests in Global Notes for other Global Notes and definitive Notes are described in “Form of the Notes”. The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the Securities Act) and are subject to United States tax law requirements. The Notes are being offered outside the United States in accordance with Regulation S under the Securities Act (Regulation S) and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. See “Form of the Notes” for a description of the manner in which Notes will be issued. Notes issued by each of the Issuers are rated by Moody’s Investors Service Limited (Moody’s) and/or S&P Global Ratings Europe Limited (S&P). Each of Moody’s and S&P is established in the European Union or in the United Kingdom (the UK) and registered under Regulation (EC) No. 1060/2009 (as 2 amended or superseded) (the CRA Regulation). As such, each of Moody’s and S&P is included in the list of credit agencies published by the European Securities and Markets Authority (ESMA) on its website (at https://www.esma.europa.eu/supervision/credit-rating-agencies/risk) in accordance with the CRA Regulation. Notes issued under the Programme may be rated or unrated by any one or more of the rating agencies referred to above and/or any other rating agency. Where a Tranche of Notes is rated, such rating will be disclosed in the Final Terms and will not necessarily be the same as the rating assigned to the Relevant Issuer by the relevant rating agency. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency. Prospective investors should consider carefully the risks set forth under Risk Factors on pages 16 to 21 prior to making investment decisions with respect to the Notes. Arranger NatWest Markets Dealers Barclays HSBC Lloyds Bank Corporate Markets Mizuho Securities MUFG NatWest Markets RBC Capital Markets Santander Corporate & Investment Banking The date of this Prospectus is 21 August 2020 3

IMPORTANT INFORMATION This Prospectus comprises a base prospectus, in respect of all Notes other than Exempt Notes issued under the Programme, for the purposes of Article 8 of the Prospectus Regulation and for the purpose of giving information with regard to the Relevant Issuer and the Notes which, according to the particular nature of the Relevant Issuer and the Notes, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Relevant Issuer. When used in this Prospectus, Prospectus Regulation means Regulation (EU) 2017/1129 (as amended and/or supplemented from time to time). This Prospectus shall be read and construed in conjunction with any amendment or supplement hereto. Furthermore, in relation to any Series of Notes, this Prospectus should be read and construed together with the relevant Final Terms. The Issuers have each undertaken to the Arranger (as specified under “Overview of the Programme” (the Arranger)) and the Dealers in the Programme to comply with Article 23(1) of the Prospectus Regulation. Following the publication of this Prospectus, a supplement may be prepared by the Issuers and approved by the FCA which will constitute a supplementary prospectus as required by the FCA and in accordance with Article 23(1) of the Prospectus Regulation. Statements contained in any such supplement (or contained in any document incorporated by reference therein) shall, to the extent applicable (whether expressly, by implication or otherwise), be deemed to modify or supersede statements contained in this Prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. In the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area (the EEA) or the UK or offered to the public in a Member State of the EEA or in the UK in circumstances which require the publication of a prospectus under the Prospectus Regulation, the minimum specified denomination shall be €100,000 (or its equivalent in any other currency as at the date of issue of the Notes). This Prospectus is not a prospectus for the purposes of Section 12(a)(2) or any other provision or order under the Securities Act. Each Issuer accepts responsibility for the information contained in this Prospectus and the Final Terms for each Tranche of Notes issued under the Programme. To the best of the knowledge of the Issuers, the information contained in this Prospectus is in accordance with the facts and the Prospectus makes no omission likely to affect its import. Any information sourced from third parties contained in this Prospectus has been accurately reproduced (and is clearly sourced where it appears in the document) and, as far as the Issuers are aware and are able to ascertain from information published by that third party, no facts have been omitted which would render the reproduced information inaccurate or misleading. Subject as provided in the applicable Final Terms, the only persons authorised to use this Prospectus in connection with an offer of Notes are the persons named in the applicable Final Terms as the relevant Dealer or the Managers, as the case may be. Tranches of Notes may be rated or unrated. Where a Tranche of Notes is rated, the rating assigned to such Tranche will be specified in the applicable Final Terms. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency. The rating of certain Tranches of Notes to be issued under the Programme may be specified in the applicable Final Terms. Whether or not each credit rating applied for in relation to the relevant Tranches of Notes has been issued by a credit rating agency established in the European Union or in the UK and registered under the CRA Regulation will be disclosed in the Final Terms. 4

Copies of each set of Final Terms will be available from the specified office set out below of each of the Paying Agents (as defined below) and (in the case of Notes to be admitted to the Official List) will be available from the registered office of the Relevant Issuer. Neither the Arranger, the Dealers nor the Note Trustee have independently verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Arranger, the Dealers or the Note Trustee as to the accuracy or completeness of the information contained or incorporated in this Prospectus or any other information provided by the Issuers in connection with the Programme. No person is or has been authorised by the Issuers, the Arranger, any of the Dealers or the Note Trustee to give any information or to make any representation not contained in or not consistent with this Prospectus or any other information supplied in connection with the Programme or the Notes and, if given or made, such information or representation must not be relied upon as having been authorised by the Issuers, the Arranger, any Dealer or the Note Trustee. Neither this Prospectus nor any other information supplied in connection with the Programme or any Notes (i) is intended to provide the basis of any credit or other evaluation or (ii) should be considered as a recommendation by the Issuers, the Arranger, any of the Dealers or the Note Trustee that any recipient of this Prospectus or any other information supplied in connection with the Programme or any Notes should purchase any Notes. Each investor contemplating purchasing any Notes should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Issuers. Neither this Prospectus nor any other information supplied in connection with the Programme or the issue of any Notes constitutes an offer or invitation by or on behalf of the Issuers, the Arranger, any of the Dealers or the Note Trustee to any person to subscribe for or to purchase any Notes. Neither the delivery of this Prospectus nor the offering, sale or delivery of any Notes shall in any circumstances imply that the information contained herein concerning the Issuers is correct at any time subsequent to the date hereof or that any other information supplied in connection with the Programme is correct as of any time subsequent to the date indicated in the document containing the same. The Arranger, the Dealers and the Note Trustee expressly do not undertake to review the financial condition or affairs of the Issuers during the life of the Programme or to advise any investor in the Notes of any information coming to their attention. IMPORTANT – EEA RETAIL AND UK INVESTORS – If the Final Terms in respect of any Notes include a legend entitled “Prohibition of Sales to EEA and UK Retail Investors”, the Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded) (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded) (the PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. MiFID II product governance / target market – The Final Terms in respect of any Notes (or Pricing Supplement, in the case of Exempt Notes) will include a legend entitled “MiFID II product governance” which will outline the target market assessment in respect of the Notes and which channels for distribution of the Notes are appropriate. Any person subsequently offering, selling or recommending the Notes (a distributor) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect 5 of the Notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels. A determination will be made in relation to each issue about whether, for the purpose of the Product Governance rules under EU Delegated Directive 2017/593 (the MiFID Product Governance Rules), any Dealer subscribing for any Notes is a manufacturer in respect of such Notes, but otherwise neither the Arranger nor the Dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MIFID Product Governance Rules. NOTICE TO RESIDENTS OF SINGAPORE - Singapore SFA Product Classification: In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the SFA) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the CMP Regulations 2018), unless otherwise specified before an offer of Notes, the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are ‘prescribed capital markets products’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products). Benchmarks Regulation - Interest and/or other amounts payable under the Notes may be calculated by reference to certain reference rates. Any such reference rate may constitute a benchmark for the purposes of Regulation (EU) 2016/1011 (as amended or superseded) (the Benchmarks Regulation). If any such reference rate does constitute such a benchmark, the Final Terms or Pricing Supplement will indicate whether or not the benchmark is provided by an administrator included in the register of administrators and benchmarks established and maintained by the European Securities and Markets Authority (ESMA) pursuant to Article 36 (Register of administrators and benchmarks) of the Benchmarks Regulation. Transitional provisions in the Benchmarks Regulation may have the result that the administrator of a particular benchmark is not required to appear in the register of administrators and benchmarks at the date of the Final Terms or Pricing Supplement. The registration status of any administrator under the Benchmarks Regulation is a matter of public record and, save where required by applicable law, the Issuers do not intend to update the relevant Final Terms or Pricing Supplement to reflect any change in the registration status of the administrator. Amounts payable on the Notes may be calculated by reference to the London Interbank Offered Rate (LIBOR) or the Euro Interbank Offered Rate (EURIBOR), as specified in the relevant Final Terms or Pricing Supplement. As at the date of this Prospectus, the administrator of LIBOR, ICE Benchmark Administration Limited, and the administrator of EURIBOR, the European Money Markets Institute, are included in ESMA’s register of administrators under Article 36 of the Benchmarks Regulation. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction. The distribution of this Prospectus and the offer or sale of Notes may be restricted by law in certain jurisdictions. The Issuers, the Arranger, the Dealers and the Note Trustee do not represent that this Prospectus may be lawfully distributed, or that any Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, nor assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Issuers, the Arranger, the Dealers or the Note Trustee which would permit a public offering of any Notes or distribution of this Prospectus in any jurisdiction where action for that purpose is required. Accordingly, no Notes may be offered or sold, directly or indirectly, and neither this Prospectus nor any advertisement or other offering material may be distributed or published in any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations. Persons into whose possession this Prospectus or any Notes may come must inform themselves about, and observe, any such restrictions on the distribution of this Prospectus and the offering and sale of Notes. In particular, there are restrictions on the distribution of this Prospectus and the offer or sale of Notes in the United States and the UK (see “Subscription and Sale”). Neither the Issuers, the Arranger nor any Dealer have authorised, nor do they 6 authorise, the making of any offer of Notes in circumstances in which an obligation arises for the Issuers or any Dealer to publish or supplement a prospectus for such offer. In addition, if a jurisdiction requires that the offer of the Notes be made by a licenced broker or dealer and the Dealers or any affiliate of the Dealers is a licenced broker or dealer in that jurisdiction, the offer shall be deemed to be made by the Dealers or such affiliates on behalf of the Issuers in such jurisdiction. The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (i) the Notes are legal investments for it, (ii) the Notes can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or pledge of the Notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Notes under any applicable risk-based capital or similar rules. All references in this document to Sterling and £ refer to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland, references to euro and € refer to the currency introduced at the start of the third stage of the Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, and references to U.S. Dollars and $ refer to the lawful currency for the time being of the United States of America. In making an investment decision, investors must rely on their own examination of the Issuers and the terms of the Notes being offered, including the merits and risks involved. The Notes have not been approved or disapproved by the United States Securities and Exchange Commission or any other securities commission or other regulatory authority in the United States, nor have the foregoing authorities approved this Prospectus or confirmed the accuracy or determined the adequacy of the information contained in this Prospectus. Any representation to the contrary is unlawful. NOTES ISSUED BY AN ISSUER ARE OBLIGATIONS SOLELY OF THAT ISSUER AND ARE ISSUED WITHOUT ANY RECOURSE WHATEVER TO THE OTHER ISSUERS HEREUNDER. 7

STABILISATION In connection with the issue of any Tranche of Notes, the Dealer or Dealers (if any) named as the stabilisation manager(s) (the Stabilisation Manager(s)) (or persons acting on behalf of any Stabilisation Manager(s)) in the applicable Final Terms may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilisation may not necessarily occur. Any stabilisation action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Tranche of Notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant Tranche of Notes and 60 days after the date of the allotment of the relevant Tranche of Notes. Any stabilisation action or over allotment must be conducted by the relevant Stabilisation Manager(s) (or persons acting on behalf of any Stabilisation Manager(s)) in accordance with all applicable laws and rules. Any profit or loss sustained as a consequence of any such over- allotment or stabilisation action shall, as against the Issuer, be for the account of the Stabilisation Manager(s). 8

TABLE OF CONTENTS Page OVERVIEW OF THE PROGRAMME ........................................................................................... 10 RISK FACTORS ................................................................................................................................. 16 SUPPLEMENTARY PROSPECTUSES .......................................................................................... 22 DOCUMENTS INCORPORATED BY REFERENCE ................................................................... 23 PRESENTATION OF FINANCIAL INFORMATION .................................................................. 25 FORM OF THE NOTES .................................................................................................................... 26 FORM OF FINAL TERMS ............................................................................................................... 31 FORM OF PRICING SUPPLEMENT ............................................................................................. 44 TERMS AND CONDITIONS OF THE NOTES ............................................................................. 57 USE OF PROCEEDS ....................................................................................................................... 105 DESCRIPTION OF THE CUSTODY AGREEMENT ................................................................. 106 DESCRIPTION OF THE ISSUERS ............................................................................................... 108 TAXATION ....................................................................................................................................... 115 SUBSCRIPTION AND SALE.......................................................................................................... 117 GENERAL INFORMATION .......................................................................................................... 121 INDEX OF DEFINED TERMS ....................................................................................................... 124 9

OVERVIEW OF THE PROGRAMME The following description does not purport to be complete and is taken from, and is qualified in its entirety by (i) the remainder of this Prospectus and (ii) in relation to the terms and conditions of any particular Tranche of Notes, the applicable Final Terms. Words and expressions defined in “Form of the Notes” and “Terms and Conditions of the Notes” below shall have the same meanings in this Overview. Issuers Western Power Distribution (East Midlands) plc Legal Entity 549300KXFU5Q7NZE9L79 Identifier: Western Power Distribution (South Wales) plc Legal Entity 549300RHOCSNK1FZ4116 Identifier: Western Power Distribution (South West) plc Legal Entity 549300UY9FEOG85HFK93 Identifier: Western Power Distribution (West Midlands) plc Legal Entity 549300L22M2RCLXON143 Identifier: Description Euro Medium Term Note Programme Arranger NatWest Markets Plc Dealers Banco Santander, S.A. Barclays Bank PLC HSBC Bank plc Lloyds Bank Corporate Markets plc Mizuho International plc MUFG Securities EMEA plc NatWest Markets Plc RBC Europe Limited and any other Dealers appointed in accordance with the Dealer Agreement. Certain Each issue of Notes denominated in a currency in respect of which particular Restrictions laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time (see “Subscription and Sale”). 10

Note Trustee HSBC Corporate Trustee Company (UK) Limited Issuing and Paying HSBC Bank plc Agent, Registrar, Transfer Agent and Calculation Agent Custodian (for HSBC Bank plc Retained Notes) Method of Issue The Notes will be issued on a syndicated or non-syndicated basis. The Notes will be issued in series (each a Series) having one or more issue dates and on terms otherwise identical (or identical other than in respect of the first payment of interest), the Notes of each Series being intended to be interchangeable with all other Notes of that Series. Each Series may be issued in tranches (each a Tranche) on the same or different issue dates. The specific terms of each Tranche (which will be completed, where necessary, with the relevant terms and conditions and, save in respect of the issue date, issue price, first payment of interest and nominal amount of the Tranche, will be identical to the terms of other Tranches of the same Series) will be completed in the Final Terms. Programme Size Up to £4,000,000,000 (or its equivalent in other currencies, calculated as described in the Dealer Agreement) outstanding at any time (including any Retained Notes). The Issuers may increase the amount of the Programme in accordance with the terms of the Dealer Agreement. Distribution Notes may be distributed by way of private or public placement and, in each case, on a syndicated or non-syndicated basis. Currencies Subject to any applicable legal or regulatory restrictions, any currency agreed between the Relevant Issuer and the relevant Dealer. Maturities Such maturities as may be agreed between the Relevant Issuer and the relevant Dealer, subject to such minimum or maximum maturities as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Relevant Issuer or the relevant Specified Currency. Issue Price Notes will be issued on a fully-paid basis and may be issued and at an issue price which is at par or at a discount to, or premium over, par. Form of Notes The Notes will be issued in bearer or registered form as described in “Form of the Notes”. Each Tranche of Bearer Notes will be represented on issue by a temporary Global Note if (i) definitive Notes are to be made available to Noteholders following the expiry of 40 days after their issue date or (ii) such Notes have an initial maturity of more than one year, otherwise such Tranche will be represented by a permanent Global Note. Registered Notes will be represented by Certificates, one Certificate being issued in respect of each Noteholder’s entire holding of Registered Notes of one Series. Certificates representing Registered Notes that are registered in the name of a nominee for one or more clearing systems are referred to as Global Certificates. A beneficial interest in a Global Certificate may be transferable for a Certificate in definitive form only in accordance with the rules and operating procedures of the relevant clearing system for the time being and in accordance with the detailed 11 regulations in the Agency Agreement (as defined under “Terms and Conditions of the Notes”). Fixed Rate Notes Fixed interest will be payable on such date or dates as may be agreed between the Relevant Issuer and the relevant Dealer and on redemption and will be calculated on the basis of such Day Count Fraction as may be agreed between the Relevant Issuer and the relevant Dealer. Floating Rate Notes Floating Rate Notes will bear interest at a rate determined: (i) on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., and as amended and updated as at the Issue Date of the first Tranche of the Notes of the relevant Series); or (ii) on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service at the relevant time. The margin (if any) relating to such floating rate will be agreed between the Relevant Issuer and the relevant Dealer for each Series of Floating Rate Notes. Index Linked Payments of principal in respect of Index Linked Redemption Notes or of Interest Notes and interest in respect of Index Linked Interest Notes will be calculated by reference Index Linked to the UK Retail Price Index, the UK Consumer Price Index or the UK Redemption Notes Consumer Price Index Including Owner Occupiers’ Housing Costs. Index Linked Redemption Notes and Index Linked Interest Notes may also specify a Minimum Indexation Factor or a Maximum Indexation Factor. Other provisions in Floating Rate Notes and Index Linked Interest Notes may also have a maximum relation to Floating interest rate, a minimum interest rate, a step-up in the interest rate after a certain Rate Notes and date or any combination of the foregoing. Index Linked Interest Notes Zero Coupon Notes Zero Coupon Notes will be offered and sold at a discount to their nominal amount and will not bear interest. Retained Notes If so specified in the relevant Final Terms, Notes may be immediately purchased by the Relevant Issuer upon the issue date of such Notes. Any Notes so purchased are referred to as “Retained Notes”. HSBC Bank plc (the Custodian) will be appointed by the Issuers to hold any Retained Notes on behalf of the Relevant Issuer on the terms of a master agreement for custody services to be made between the Issuers and the Custodian, as amended, supplemented and/or restated from time to time (the Custody Agreement). The form of the Custody Agreement has been agreed between, and will be entered into by, the Issuers and the Custodian, and the applicable custody accounts contemplated therein will be established, prior to the issue of any Retained Notes under the Programme. See “Description of the Custody Agreement”. Pursuant to the terms of the Custody Agreement, the Custodian will hold the Retained Notes (if any) of each Series on the Relevant Issuer’s behalf and the Relevant Issuer will instruct the Custodian to waive its 12 rights to receive payments (of interest, principal or otherwise) on the Retained Notes for so long as the Retained Notes are held on the Relevant Issuer’s behalf. Retained Notes will not be treated as outstanding when determining quorum or voting at meetings of Noteholders but will count towards the Programme limit of £4,000,000,000 referred to above. The Relevant Issuer may, subject to applicable laws and regulations, sell or dispose of (or procure the sale or disposal of), in whole or in part, any Retained Notes at any time and on any terms. Upon sale or disposal to a third party investor, the Retained Notes will cease to be Retained Notes. Notes which have ceased to be Retained Notes shall carry the same rights and be subject in all respects to the same conditions as other Notes of the same Series. The Retained Notes may only be held on the Relevant Issuer’s behalf until (but not including) the Retained Note Cancellation Date specified in the relevant Final Terms, and the Relevant Issuer must therefore sell or dispose of the Retained Notes to a third party investor by such date, failing which any Retained Notes that have not been so sold or disposed of will be cancelled in accordance with Condition 6(k) (Cancellation). Interest Periods The Notes (other than Zero Coupon Notes) will have such interest periods and and Interest interest payment dates as the Relevant Issuer and the relevant Dealer may agree Payment Dates in relation to a particular Tranche of Notes. Redemption by the The applicable Final Terms will indicate either that the relevant Notes cannot be Relevant Issuer redeemed prior to their stated maturity (other than for taxation reasons or following an Event of Default) or that such Notes will be redeemable at the option of the Relevant Issuer upon giving notice to the Noteholders on a date or dates specified prior to such stated maturity provided that if Retained Notes are specified as being applicable in the relevant Final Terms, any such Retained Notes have been sold, disposed of or cancelled prior to such date, and at a price or prices and on such other terms as may be agreed between the Relevant Issuer and the relevant Dealer. Redemption at The Notes issued may also be redeemed at the option of the Noteholders in Option of the certain circumstances following the occurrence of a Restructuring Event, as Noteholders on a more particularly set out in Condition 6(i) (Redemption at the Option of the Restructuring Noteholders on a Restructuring Event). Event Redemption at the If an Investor Put is specified in the Final Terms, the Relevant Issuer shall, at Option of the option of the holder of any such Note, upon the holder of such Note giving Noteholders not less than 15 nor more than 30 days’ notice to the Relevant Issuer (or such other notice period as may be specified in the Final Terms) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued up to (and including) the date fixed for redemption, as more particularly set out in Condition 6(h) (Redemption at the Option of Noteholders). Denomination of Notes will be issued in such denominations as may be agreed between the Notes Relevant Issuer and the relevant Dealer and as specified in the applicable Final Terms save that the minimum denomination of each Note admitted to trading on a regulated market within the EEA or in the UK or offered to the public in a Member State of the EEA or in the UK in circumstances which require the publication of a prospectus under the Prospectus Regulation will be €100,000 13

(or, if the Notes are denominated in a currency other than euro, the equivalent amount in such currency as at the date of issue of the Notes). Taxation All payments in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by the UK, unless such deduction or withholding is required by law. In the event that any such withholding or deduction is required by law, the Relevant Issuer will, save in certain limited circumstances provided in Condition 10 (Taxation), be required to pay additional amounts that result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required. Negative Pledge The terms of the Notes will contain a negative pledge provision and a restriction and Restriction on on the distribution of dividends as further described in Condition 4 (Negative Distribution of Pledge and Restriction on Distribution of Dividends). Dividends Cross Acceleration The terms of the Notes will contain a cross acceleration provision which applies in respect of each Relevant Issuer (and not in respect of the other Issuers’ obligations) as further described in Condition 12 (Events of Default). Status of the Notes The Notes will constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 3 (Status)) unsecured obligations of the Relevant Issuer and will rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Relevant Issuer, from time to time outstanding. Ratings Tranches of Notes may be rated or unrated. Where a Tranche of Notes is rated, the rating assigned to such Tranche will be specified in the applicable Final Terms. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency. Whether or not each credit rating applied for in relation to the relevant Tranches of Notes has been issued by a credit rating agency established in the European Union or in the UK and registered under the CRA Regulation will be disclosed in the Final Terms. Listing and Application has been made to the FCA for Notes issued under the Programme Admission to to be admitted to the Official List and to admit the Notes to trading on the Trading regulated market of the London Stock Exchange. Notes may be listed or admitted to trading, as the case may be, on other or further stock exchanges or markets agreed between the Relevant Issuer and the relevant Dealer in relation to the Series. Notes which are neither listed nor admitted to trading may also be issued. The FCA has neither approved nor reviewed information contained in this Prospectus in connection with such Exempt Notes. Governing Law The Notes and any non-contractual obligations arising out of or in connection with the Notes will be governed by English law. Selling Restrictions There are restrictions on the distribution of this Prospectus and the offer or sale of Notes in the United States, the EEA (including Belgium), the UK, Singapore, 14 and such other restrictions as may be required in connection with the offering and sale of a particular Tranche of Notes (see “Subscription and Sale”). 15

RISK FACTORS In purchasing Notes, investors assume the risk that any of the Issuers may become insolvent or otherwise be unable to make all payments due in respect of the Notes. There is a wide range of factors which individually or together could result in any of the Issuers becoming unable to make all payments due. It is not possible to identify all such factors, as the Issuers may not be aware of all relevant factors and certain factors which they currently deem not to be material may become material as a result of the occurrence of events outside the Issuers’ control. The Issuers have identified in this Prospectus a number of factors which could materially adversely affect their businesses and ability to make payments due. In addition, factors which are material for the purpose of assessing the market risks associated with the Notes are described below. Prospective investors should also read the detailed information set out elsewhere in this Prospectus and reach their own views prior to making any investment decision. Noteholders may lose the value of their entire investment in certain circumstances. Words and expressions defined in “Terms and Conditions of the Notes” below or elsewhere in this Prospectus have the same meaning in this section. Risks related to the Issuers’ business activities and industry Ofgem Requirements Each Issuer’s activities are regulated by the Great Britain Office of Gas and Electricity Markets (Ofgem). Failure to operate the network properly could lead to compensation payments or penalties or loss of incentive revenues under incentive arrangements. Failure to invest capital expenditure in line with agreed programmes could also lead to deterioration of the network and clawback of investment deferred if specified outputs are not met. While each Issuer’s investment programme is targeted to maintain asset condition and meet the prescribed outputs over the current eight-year period and reduce customer interruptions and customer minutes lost over the period, no guarantee can be given that these regulatory requirements will be met. Failure by an Issuer to comply with the terms of its distribution licence may lead to Ofgem making an enforcement order or levying a fine on it. In respect of each Issuer, Ofgem has the power to levy fines of up to 10 per cent. of turnover of that Issuer for any breach of its distribution licence, however the distribution licence of an Issuer may be terminated immediately in exceptional circumstances, such as in the event of insolvency proceedings affecting such Issuer. Under current regulation by Ofgem, each Issuer’s allowed revenue is determined by the distribution price controls set out under the terms of its distribution licence, and has typically been set by Ofgem every five years. However from 1 April 2015, the start of the new distribution price control review (RIIO-ED1), the period has been extended to eight years. Each Issuer has agreed the price control with Ofgem that covers the eight-year period from 1 April 2015 to 31 March 2023. Ofgem has indicated that the next price review will revert to a five year period from 1 April 2023 to 31 March 2028. The Issuers are closely watching the developments in the “Revenue = Incentives + Innovation + outputs” 2 price control process for Gas Distribution and Gas & Electricity Transmission that will be finalised in the fourth quarter of 2020. Ofgem issued the RIIO-ED2 Sector Specific Methodology Consultation on 30 July 2020, with a decision to be made in late 2020. This is expected to form the basis of the Issuers’ RIIO-ED2 business plan, which is to be submitted during the first half of 2021. There can be no assurance that future price controls will permit the generation of sufficient revenues to enable the Relevant Issuer to meet its respective payment obligations under the Notes. There can also be no assurance that net operating revenues generated by the Relevant Issuer will be sufficient to meet such payment obligations. 16

Combined Operating Activities of WPDE, WPDW, WPD South West and WPD South Wales As required by Ofgem in its regulation of distribution network operators (DNOs and each a DNO), WPDE, WPDW, WPD South West and WPD South Wales are separate legal entities, which are subject to financial ring-fencing and which hold separate distribution licences. However, on a management and commercial level WPDE, WPDW, WPD South West and WPD South Wales are operated on a combined basis under the commercial brand “Western Power Distribution”, utilising central IT, employee relations and finance functions. As a result, any event which has an adverse impact on Western Power Distribution may affect the management, financial position and delivery of operations for WPDE, WPDW, WPD South West and WPD South Wales and, as a result, may affect each Issuer’s ability to meet its obligations under the Notes. On 10 August 2020, PPL Corporation (PPL), the ultimate parent company of the Issuers, announced that it has appointed advisers to find a buyer for the WPD Group (as defined in “Description of the Issuers”). The sale is targeted to occur in the first half of 2021. It is not possible to confirm at this time what the strategy or rating will be of any potential buyer, nor can there be any assurance of any specific outcome of the sales process, including whether the announcement will result in the completion of any potential transaction or the timing or terms thereof, or what impact any eventual sale will have on the WPD Group, its business, operations or financial results. Storm Related Supply Interruptions Failure to manage storm related supply interruptions adequately could lead to negative customer perception, adverse publicity and a potential financial impact on the business of the Issuers. Storm related supply interruptions may negatively impact the Issuers’ key performance indicators, which will, in turn, adversely affect the annual financial rewards or penalties received under Ofgem’s Interruptions Incentive Scheme (IIS), which has symmetric annual rewards and penalties depending on each DNO’s performance against their targets for the number of customers interrupted per 100 customers and the number of customer minutes lost. Ofgem allows supply interruptions from exceptional events (severe weather and one-off supply interruptions) to be excluded from each Issuer’s mandatory Ofgem IIS assessment. There are thresholds that have to be met for each exceptional event in order for such event to be excluded from the assessment. For example, the threshold to exclude a supply interruption under the “severe weather” exception is eight times the average number of high voltage faults, so there is a risk that certain supply interruptions may not reach such thresholds, despite adversely affecting the Issuers’ performance, and therefore may not be excluded from the IIS assessment. This would adversely affect Ofgem’s assessment of each Issuer’s performance, and may result in the Issuers receiving a lower financial award, or possibly a financial penalty, which may, in turn, affect each Issuer’s ability to meet its obligations under the Notes. Retail price index movements and cost-base variations The annual revenues of each Issuer are adjusted by the published retail price index (RPI) in the UK. There is therefore a risk that each Issuer’s cost base may increase at a faster rate than the RPI due to inflation as measured by the RPI being less than the rate of inflation on components of the licensee’s cost base, even though Ofgem’s price control does allow for some cost increases in excess of RPI. The effects of deflation would also be similar. The annual revenue of each Issuer may reduce at a greater degree to any deflationary impact on the component costs of the business. If the above were to happen, each Issuer’s profitability would be reduced and, if the differential between RPI-linked inflation and experienced operating cost inflation was sufficiently large, it could adversely affect each Issuer’s business, financial position and results of operations, which may affect each Issuer’s ability to meet its obligations under the Notes. In addition, Ofgem have indicated that the consumer price index including owner occupiers’ housing costs (CPIH) measure of inflation will be utilised after the expiry of the RIIO-ED1 period. They have 17 stated this move will be net present value neutral but no detail of the mechanism to achieve this has currently been provided and therefore the impact on each Issuer is uncertain. Pensions and Personnel Risks Employees and former employees of the Issuers have pension entitlements from the Central Networks and Western Power Distribution Groups of the Electricity Supply Pension Scheme (the WPD ESPS Schemes, further details of which are set out in “Description of the Issuers – Pensions – WPDE and WPDW” and “Description of the Issuers – Pensions - WPD South West and WPD South Wales”) which are defined benefit pension schemes. As part of the electricity regulatory framework in the UK, Ofgem currently allows nearly all the costs of new benefit accrual in relation to distribution-related activities for both the WPD ESPS Schemes (which are closed to new members) and the Issuers’ defined contribution scheme (the Western Power Pension Scheme or WPPS) to be charged to customers. Similarly, Ofgem allows approximately 80% of the costs of funding the ESPS Schemes’ actuarial deficits to be charged to customers, subject to periodic reasonableness reviews. If Ofgem deem that such pension deficit costs have not have been efficiently and/or reasonably incurred, they may further restrict the amount that can be recovered from customers and/or seek to claw back such allowances in the future, which may affect each Issuer’s ability to meet its obligations under the Notes. Each Issuer’s workforce is covered by collective bargaining agreements, which impacts its labour costs. The Issuers’ group salary costs, including employee salary costs, Pay As You Earn (PAYE) and national insurance contributions amount to just over £578 million per year. The current collective bargaining agreements are renewed on a rolling basis and each Issuer cannot ensure that the collective bargaining agreements will continue without required amendments or that it will reach new agreements with the unions on satisfactory terms if this event occurs. Furthermore, work stoppages, strikes or similar industrial actions could adversely impact each Issuer’s business, financial position and results of operations, which may affect its ability to meet its obligations under the Notes. Cyber Security and IT Risks The Issuers are at risk that key infrastructure, networks or core systems are compromised or are otherwise rendered unavailable due to software or hardware issues, including telecoms networks and connectivity and power supplies, malicious cyber-attacks, breaches of information security rules, poor management of resilience expertise, and employee and contractor understanding and awareness of information security requirements (such as the General Data Protection Regulation (Regulation (EU) 2016/679)). Due to advances in the sophistication and prevalence of these cyber-attacks and fast-paced technological advancements, computing capabilities and other developments, there can be no certainty that the Issuers’ security measures will be sufficient to prevent breaches. Breaches could result in legal liability, negative publicity and/or regulatory action against the Issuers, any of which could have a material adverse effect on their business, financial performance, results of operations and prospects, which may, in turn, affect their ability to meet their obligations under the Notes. Macroeconomic, market and regulatory risks The COVID-19 Pandemic In late 2019, COVID-19 was first detected in Wuhan, China. In March 2020, the World Health Organisation declared COVID-19 a global pandemic. Governmental authorities around the world have implemented various measures to reduce the spread of COVID-19. Many of these measures have adversely affected workforces, customers, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many markets. As at 31 March 2020, there had been no material impact on the Issuers’ business, results of operations, financial condition, liquidity, supply chain or key estimates as a result of COVID-19. From 31 March 18

2020 to the date of this Prospectus, revenues of the Issuers have declined as a result of reduced load demand from industry and commercial customers. However, this has been partly offset by increased demand from domestic customers due to government-imposed lockdown measures and social- distancing restrictions resulting in more people being at home or working from home. Any such reduction in revenue is expected to be recoverable via the regulatory formula in 2022/2023 allowed revenues. The Issuers have taken part in the Ofgem-led Distribution Network Operators’ Covid-19 Optional Use of System Charges Extended Payment Terms Scheme (the Scheme), which has been developed to provide temporary relief to cash flow constrained electricity suppliers in a way that is financially viable for the DNOs to deliver. The Scheme is intended to assist in managing the impact of COVID-19 on the energy market by introducing the option of extended terms for the payment of Use of System Charges (as defined in the Distribution Connection and Use of System Agreement (DCUSA)) by electricity suppliers. However, the recent reduction in the cash flows of the Issuers since 31 March 2020, as described in the preceding paragraph, is not material and any deferred payments will be fully paid by 31 March 2021. The Issuers have sufficient stock levels of critical inventory and do not anticipate any shortage of supplies in the near future. Each of the Issuers continues to actively review and monitor its supply chain to identify early any shortages or gaps. It is not possible to predict the ultimate impact of COVID-19, including on the Issuers’ business, results of operations, cash flows or financial positions. Such impacts that may be material to the Issuers include, but are not limited to: (i) lower commercial and industrial customer demand for electricity, (ii) impacts of rapidly-changing governmental and public health directives to contain and combat the pandemic, (iii) increased credit risk, including increased failure by customers to make their utility payments and (iv) delays and disruptions in the availability of and timely delivery of materials and components used in the Issuers’ operations, as well as increased costs for such materials and components. Such impacts could affect each Issuer’s ability to meet its obligations under the Notes. An active secondary market in respect of the Notes may never be established or may be illiquid and this would adversely affect the value at which an investor could sell their Notes The Notes may have no established trading market when issued, and one may never develop. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Although application has been made for the Notes to be admitted to listing on the Official List and to trading on the regulated market of the London Stock Exchange, there is no assurance that such application will be accepted or that an active trading market will develop. Furthermore, if Retained Notes are held by or on behalf of the Relevant Issuer, there can be no assurance of any sales of the Retained Notes to third parties, and, accordingly, any trading market in respect of the Notes may be further reduced or fail to establish. Illiquidity may have a severely adverse effect on the market value of Notes. Risks related to the structure of the Notes Risks related to Notes which are linked to benchmarks Reference rates and indices, including interest rate benchmarks, such as LIBOR or EURIBOR, which are used to determine the amounts payable under financial instruments or the value of such financial instruments (Benchmarks), have, in recent years, been the subject of political and regulatory scrutiny as to how they are created and operated. This has resulted in regulatory reform and changes to existing Benchmarks, with further changes anticipated. These reforms and changes may cause a Benchmark to perform differently than it has done in the past or to be discontinued. Any change in the performance of a Benchmark or its discontinuation, could have a material adverse effect on any Notes referencing or linked to such Benchmark. 19

On 27 July 2017, and in a subsequent speech by its Chief Executive on 12 July 2018, the FCA confirmed that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR benchmark after 2021 (the FCA Announcements). The FCA Announcements indicated that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Any of the specified methods of determining the Alternative Reference Rate or the permitted adjustments to such rates may result in interest payments on Floating Rate Notes that are lower than or that do not otherwise correlate over time with the payments that would have been made on such Floating Rate Notes if LIBOR or EURIBOR, for example, continued to be available. Other floating rate debt securities issued by other issuers, by comparison, may be subject in similar circumstances to different procedures for the establishment of the Alternative Reference Rate. Any of the foregoing may have a material adverse effect on the amount of interest payable on Floating Rate Notes, or the market liquidity and market value of Floating Rate Notes. Where quotations are not available (as may be the case if the relevant banks are not submitting rates for the determination of such Original Reference Rate), the Rate of Interest may ultimately revert to the Rate of Interest applicable as at the last preceding Interest Determination Date before the Original Reference Rate was discontinued. Uncertainty as to the continuation of the Original Reference Rate, the availability of quotes from reference banks, and the rate that would be applicable if the Original Reference Rate is discontinued may adversely affect the value of, and return on, Floating Rate Notes. Where ISDA Determination is specified as the manner in which the Rate of Interest in respect of Floating Rate Notes is to be determined, and the Floating Rate Option specified is an “IBOR” Floating Rate Option, the Rate of Interest may be determined by reference to the relevant screen rate or the rate determined on the basis of quotations from certain banks. If the relevant IBOR is permanently discontinued and the relevant screen rate or quotations from banks (as applicable) are not available, the operation of these provisions may lead to uncertainty as to the Rate of Interest that would be applicable, and may, adversely affect the value of, and return on, the Floating Rate Notes. Please also refer to “Risk Factors – The terms and conditions of the Notes contain provisions which may permit their modification without the consent of all investors and confer significant discretions on the Note Trustee which may be exercised without the consent of the Noteholders and without regard to the individual interests of particular Noteholders” for further risks relating to Benchmarks. Terms and expressions used but not defined in this risk factor have the respective meanings given to them in “Terms and Conditions of the Notes” below. Index Linked Interest Notes and Index Linked Redemption Notes A Relevant Issuer may issue Notes with principal and/or interest determined by reference to the RPI, the consumer price index (the CPI) or the CPIH. The RPI, CPI or CPIH may go down as well as up. Information on the RPI, CPI and CPIH can be found at: https://www.gov.uk/search/research-and- statistics. Where the amount of interest payable on a Tranche of Notes is subject to adjustment by reference to the RPI, CPI or CPIH, a decrease in the RPI, CPI or CPIH over the reference period will reduce the amount of interest payable in respect of such Notes. In a deflationary environment, the annual interest received may be lower than the rate of interest specified in the applicable Final Terms. Where the amount payable upon redemption of any Tranche of Notes is subject to adjustment by reference to the RPI, CPI or CPIH, a decrease in the RPI, CPI or CPIH over the reference period may reduce the amount to be repaid upon redemption of such Notes to less than the nominal amount of such Notes, unless the applicable Final Terms specify a minimum redemption amount which is equal to or higher than the nominal amount of such Notes. 20

The historical performance of the RPI, CPI or CPIH should not be viewed as an indication of the future performance of the RPI, CPI or CPIH during the term of any Notes. Accordingly, each potential investor should consult its own financial and legal advisers about the risk entailed by an investment in any Notes linked to the RPI, CPI or CPIH and the suitability of such Notes in light of its particular circumstances. There are particular risks associated with an investment in Index Linked Interest Notes and Index Linked Redemption Notes (together, Indexed Notes). In particular, an investor might receive less interest than expected or no interest in respect of such Notes and may lose some or all of the principal amount invested by it. The terms and conditions of the Notes contain provisions which may permit their modification without the consent of all investors and confer significant discretions on the Note Trustee which may be exercised without the consent of the Noteholders and without regard to the individual interests of particular Noteholders The terms and conditions of the Notes (the Conditions) contain provisions for calling meetings of Noteholders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all Noteholders including Noteholders who did not attend and vote at the relevant meeting and Noteholders who voted in a manner contrary to the majority. The Conditions also provide that the Note Trustee may, without the consent of Noteholders and without regard to the interests of particular Noteholders, agree to (i) any modification, waiver or authorisation of any breach, or proposed breach, of any of the provisions of the Notes or the Trust Deed (as defined under “Terms and Conditions of the Notes”) or (ii) determine without the consent of the Noteholders that any Event of Default (as defined in the Trust Deed) shall not be treated as such or (iii) the substitution of another company as principal debtor under the Notes in place of the Relevant Issuer, in the circumstances described in Condition 13 (Meetings of Noteholders, Modification, Waiver and Substitution). Further, the Relevant Issuer may, in consultation with an Independent Adviser (as defined in the Conditions), vary the Conditions to ensure the proper operation of a Successor Rate or an Alternative Reference Rate to be used in place of LIBOR, EURIBOR or any other Benchmark without any requirement for consent or approval of Noteholders (see “Risk Factors – Risks related to Notes which are linked to benchmarks”) (provided that, in each case, it is not, in the opinion of the Note Trustee, materially prejudicial to the interests of the Noteholders). Any such amendments made to the Conditions, which may be made without the consent of Noteholders and without regard to the interests of particular Noteholders, could negatively affect the trading price of the Notes. 21

SUPPLEMENTARY PROSPECTUSES Following the publication of this Prospectus, a supplementary prospectus may be prepared by the Issuers and approved by the FCA, which will constitute a supplementary prospectus in accordance with Article 23(1) of the Prospectus Regulation. Statements contained in any such supplementary prospectus (or contained in any document incorporated by reference therein) shall, to the extent applicable (whether expressly, by implication or otherwise), be deemed to modify or supersede statements contained in this Prospectus. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus. The Issuers will, in the event of any significant new factor, material mistake or inaccuracy relating to information included in this Prospectus which is capable of affecting the assessment of any Notes, prepare a supplementary prospectus or publish a new Prospectus for use in connection with any subsequent issue of Notes. 22

DOCUMENTS INCORPORATED BY REFERENCE The following documents which have previously been published or are published simultaneously with this Prospectus and have been filed with the FCA shall be incorporated in, and form part of, this Prospectus: (a) The directors’ report, the independent auditor’s report and financial statements set out at pages 25 to 75 of the annual report and financial statements of WPDE for the year ended 31 March 2019 (the WPDE 2019 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPDE 2019 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPDE 2019 Annual Report may be read in isolation with regard to the financial position of WPDE; (b) The directors’ report, the independent auditor’s report and financial statements set out at pages 41 to 100 of the annual report and financial statements of WPDE for the year ended 31 March 2020 (the WPDE 2020 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPDE 2020 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPDE 2020 Annual Report may be read in isolation with regard to the financial position of WPDE; (c) The directors’ report, the independent auditor’s report and financial statements set out at pages 25 to 73 of the annual report and financial statements of WPDW for the year ended 31 March 2019 (the WPDW 2019 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPDW 2019 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPDW 2019 Annual Report may be read in isolation with regard to the financial position of WPDW; (d) The directors’ report, the independent auditor’s report and financial statements set out at pages 42 to 100 of the annual report and financial statements of WPDW for the year ended 31 March 2020 (the WPDW 2020 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPDW 2020 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPDW 2020 Annual Report may be read in isolation with regard to the financial position of WPDW; (e) The directors’ report, the independent auditor’s report and financial statements set out at pages 25 to 74 of the annual report and financial statements of WPD South West for the year ended 31 March 2019 (the WPD South West 2019 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPD South West 2019 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPD South West 2019 Annual Report may be read in isolation with regard to the financial position of WPD South West; (f) The directors’ report, the independent auditor’s report and financial statements set out at pages 41 to 98 of the annual report and financial statements of WPD South West for the year ended 31 March 2020 (the WPD South West 2020 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPD South West 2020 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPD South West 2020 Annual Report may be read in isolation with regard to the financial position of WPD South West; (g) The directors’ report, the independent auditor’s report and financial statements set out at pages 25 to 76 of the annual report and financial statements of WPD South Wales for the year ended 31 March 2019 (the WPD South Wales 2019 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPD South Wales 2019 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPD South Wales 2019 Annual Report may be read in isolation with regard to the financial position of WPD South Wales; 23

(h) The directors’ report, the independent auditor’s report and financial statements set out at pages 41 to 103 of the annual report and financial statements of WPD South Wales for the year ended 31 March 2020 (the WPD South Wales 2020 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPD South Wales 2020 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPD South Wales 2020 Annual Report may be read in isolation with regard to the financial position of WPD South Wales; (i) The Terms and Conditions set out on pages 39 to 73 of the prospectus dated 27 April 2011 and issued by WPDE and WPDW; (j) The Terms and Conditions set out on pages 52 to 86 of the prospectus dated 10 September 2013 and issued by WPDE, WPDW, WPD Southwest and WPD South Wales; (k) The Terms and Conditions set out on pages 49 to 83 of the prospectus dated 14 April 2015 and issued by WPDE, WPDW, WPD Southwest and WPD South Wales; (l) The Terms and Conditions set out on pages 52 to 87 of the prospectus dated 9 September 2016 and issued by WPDE, WPDW, WPD Southwest and WPD South Wales; (m) The Terms and Conditions set out on pages 52 to 87 of the prospectus dated 15 September 2017 and issued by WPDE, WPDW, WPD Southwest and WPD South Wales; (n) The Terms and Conditions set out on pages 56 to 95 of the prospectus dated 14 August 2018 and issued by WPDE, WPDW, WPD Southwest and WPD South Wales; and (o) The Terms and Conditions set out on pages 52 to 97 of the prospectus dated 12 August 2019 and issued by WPDE, WPDW, WPD Southwest and WPD South Wales. If the documents which are incorporated by reference themselves incorporate any information or other documents therein, either expressly or implicitly, such information or other documents will not form part of this Prospectus for the purposes of the Prospectus Regulation except where such information or other documents are specifically incorporated by reference. Where reference is made to a website in this Prospectus, except in the case of any documents incorporated by reference herein which are available on such website, the contents of that website (including, for the avoidance of doubt, any information on that website which appears in the documents incorporated by reference) shall not form part of this Prospectus and has not been scrutinised or approved by the FCA. Copies of the documents incorporated by reference in this Prospectus may be viewed electronically and free of charge at: www.westernpower.co.uk/about-us/financial-information and will be available for viewing on the website of the Regulatory News Service operated by the London Stock Exchange at: http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html. Any non-incorporated parts of a document referred to herein are either deemed not relevant for an investor or are otherwise covered elsewhere in this Prospectus. 24

PRESENTATION OF FINANCIAL INFORMATION The financial information relating to the Issuers, as incorporated by reference into this Prospectus in respect of the financial year ended 31 March 2019 and the financial year ended 31 March 2020, has been prepared in accordance with accounting principles generally accepted in the UK and the International Financial Reporting Standards (IFRS) adopted by the EU. 25

FORM OF THE NOTES 1 Issue of Notes If the Global Notes or the Global Certificates are stated in the applicable Final Terms to be issued in NGN form or to be held under the NSS, respectively (as the case may be), the Global Notes or the Global Certificates will be delivered on or prior to the original issue date of the Tranche to a Common Safekeeper. Depositing the Global Notes or the Global Certificates with the Common Safekeeper does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue, or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria. Global Notes which are issued in CGN form and Global Certificates which are not held under the NSS may be delivered on or prior to the original issue date of the Tranche to a Common Depositary. If the Global Note is a CGN, upon the initial deposit of a Global Note with a Common Depository or if the Global Certificate is not held under the NSS, registration of Registered Notes in the name of any nominee for Euroclear and Clearstream, Luxembourg and delivery of the relevant Global Certificate to the Common Depositary, Euroclear or Clearstream, Luxembourg will credit each subscriber with a nominal amount of Notes equal to the nominal amount thereof for which it has subscribed and paid. If the Global Note is a NGN, the nominal amount of the Notes shall be the aggregate amount from time to time entered in the records of Euroclear or Clearstream, Luxembourg. The records of such clearing system shall be conclusive evidence of the nominal amount of Notes represented by the Global Note and a statement issued by such clearing system at any time shall be conclusive evidence of the records of the relevant clearing system at that time. Notes that are initially deposited with the Common Depositary may also be credited to the accounts of subscribers with (if indicated in the relevant Final Terms) other clearing systems through direct or indirect accounts with Euroclear and Clearstream, Luxembourg held by such other clearing systems. Conversely, Notes that are initially deposited with any other clearing system may similarly be credited to the accounts of subscribers with Euroclear, Clearstream, Luxembourg or other clearing systems. In this Prospectus, Definitive Notes means, in relation to any Global Note, the definitive Bearer Notes for which such Global Note may be exchanged (if appropriate, having attached to them all coupons in respect of interest that have not already been paid on the Global Note and a talon). Definitive Notes will be security printed in accordance with any applicable legal and stock exchange requirements in or substantially in the form set out in the schedules to the Trust Deed. On exchange in full of each permanent Global Note, the Relevant Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes. 2 Relationship of accountholders with Clearing Systems Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or any other permitted clearing system (Alternative Clearing System) as the holder of a Note represented by a Global Note or a Global Certificate must look solely to Euroclear, Clearstream, Luxembourg or any such Alternative Clearing System (as the case may be) for their share of each payment made by the Relevant Issuer to the bearer of such Global Note or the holder of the underlying Registered Notes, as the case may be, and in relation to all other rights arising under the Global Notes or the Global Certificates, subject to and in accordance with the respective rules and procedures of Euroclear, Clearstream, Luxembourg or such Alternative Clearing System (as the case may be). Such persons shall have no claim directly against the 26

Relevant Issuer in respect of payments due on the Notes for so long as the Notes are represented by such Global Note or Global Certificate and such obligations of the Relevant Issuer will be discharged by payment to the bearer of such Global Note or the holder of the underlying Registered Notes, as the case may be, in respect of each amount so paid. 3 Exchange 3.1 Temporary Global Notes Whilst any Note is represented by a temporary Global Note, payments of principal, interest (if any) and any other amount payable in respect of the Notes due prior to the Exchange Date (as defined below) will be made (against presentation of the temporary Global Note if the temporary Global Note is not intended to be issued in NGN form) only to the extent that certification (in a form to be provided) to the effect that the beneficial owners of interests in such Note are not U.S. persons or persons who have purchased Notes for resale to any U.S. person, as required by U.S. Treasury regulations, has been received by Euroclear and/or Clearstream, Luxembourg and Euroclear and/or Clearstream, Luxembourg, as applicable, has given a like certification (based on the certifications it has received) to the Issuing and Paying Agent (as defined under “Terms and Conditions of the Notes”) (Certification). In respect of each Tranche initially represented by a temporary Global Note, on and after the date (the Exchange Date) which is 40 days after such temporary Global Note is issued, interests in such temporary Global Note will be exchangeable (free of charge) upon a request as described therein for either (i) interests in a permanent Global Note of the same Series or (ii) Definitive Notes of the same Series with, where applicable, interest coupons and talons attached (as indicated in the applicable Final Terms and subject, in the case of Definitive Notes, to such notice period as is specified in the applicable Final Terms), in each case against Certification of beneficial ownership as described above unless such Certification has already been given, provided that purchasers in the United States and certain U.S. persons will not be able to receive Definitive Notes. The holder of a temporary Global Note will not be entitled to collect any payment of interest, principal or other amount due on or after the Exchange Date unless, upon due certification, exchange of the temporary Global Note for an interest in a permanent Global Note or for Definitive Notes is improperly withheld or refused. 3.2 Permanent Global Notes Each permanent Global Note will be exchangeable, free of charge to the holder, on or after its Exchange Date in whole but not in part for Definitive Notes if the permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or an Alternative Clearing System and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or in fact does so. 3.3 Exchange for Definitive Notes In the event that a Global Note is exchanged for Definitive Notes, such Definitive Notes shall be issued in Specified Denomination(s) (as shown in the Final Terms). A Noteholder who holds a principal amount of less than the minimum Specified Denomination will not receive a Definitive Note in respect of such holding and would need to purchase a principal amount of Notes such that it holds an amount equal to one or more Specified Denominations. If temporary Global Notes are exchangeable for Definitive Notes upon notice, then such Definitive Notes may only be issued to be held in clearing systems if in denominations equal to €100,000 (or equal to £100,000/$200,000, as applicable) and integral multiples thereof. 27

3.4 Global Certificates If the Final Terms state that the Notes are to be represented by a Global Certificate on issue, the following will apply in respect of transfers of Notes held in Euroclear or Clearstream, Luxembourg. These provisions will not prevent the trading of interests in the Notes within a clearing system whilst they are held on behalf of such clearing system, but will limit the circumstances in which the Notes may be withdrawn from the relevant clearing system. Transfers of the holding of Notes represented by any Global Certificate pursuant to Condition 2(b) (Transfer of Registered Notes) may only be made in part: (i) if the relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or (ii) if principal in respect of any Notes is not paid when due; or (iii) with the consent of the Relevant Issuer, provided that, in the case of the first transfer of part of a holding pursuant to paragraph 3.4(i) or 3.4(ii) above, the registered holder has given the Registrar (as defined under “Terms and Conditions of the Notes”) not less than 30 days’ notice at its specified office of the registered holder’s intention to effect such transfer. 3.5 Delivery of Notes If the Global Note is a CGN, on or after any due date for exchange, the holder of a Global Note may surrender such Global Note or, in the case of a partial exchange, present it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for any Global Note, or the part thereof to be exchanged, the Relevant Issuer will (i) in the case of a temporary Global Note exchangeable for a permanent Global Note, deliver, or procure the delivery of, a permanent Global Note in an aggregate nominal amount equal to that of the whole or that part of a temporary Global Note that is being exchanged or, in the case of a subsequent exchange, endorse, or procure the endorsement of, a permanent Global Note to reflect such exchange or (ii) in the case of a Global Note exchangeable for Definitive Notes, deliver, or procure the delivery of, an equal aggregate nominal amount of duly executed and authenticated Definitive Notes or, if the Global Note is a NGN, the Relevant Issuer will procure that details of such exchange be entered pro rata in the records of the relevant clearing system. 4 Amendment to Conditions The temporary Global Notes, the permanent Global Notes and the Global Certificates contain provisions that apply to the Notes that they represent, some of which modify the effect of the Conditions. The following is a summary of certain of those provisions: 4.1 Payment No payment falling due after the Exchange Date will be made on any Global Note unless exchange for an interest in a permanent Global Note or for Definitive Notes is improperly withheld or refused by or on behalf of the Relevant Issuer. Payments on any temporary Global Note issued in compliance with the TEFRA D Rules before the Exchange Date will only be made in relation to such nominal amount of the temporary Global Note with respect to which there has been Certification dated no earlier than such due date for payment. All payments in respect of Notes represented by a Global Note in CGN form will be made against presentation for endorsement and, if no further payment falls to be made in respect of 28 the Notes, surrender of that Global Note to or to the order of the Issuing and Paying Agent or such other Paying Agent provided for in the Conditions. If the Global Note is in CGN form, a record of each payment so made will be endorsed on each Global Note, which endorsement will be prima facie evidence that such payment has been made in respect of the Notes. Condition 9(e)(vii) (Appointment of Agents) will apply to Definitive Notes only. If the Global Note is in NGN form, the Relevant Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant clearing system and, in the case of payments of principal, the nominal amount of the Notes recorded in the records of the relevant clearing system and represented by the Global Note or the Global Certificate will be reduced accordingly. Payments under a Global Note in NGN form will be made to its holder. Each payment so made will discharge the Relevant Issuer’s obligations in respect thereof. For the purpose of any payments made in respect of a Global Note, “in the relevant place of presentation” shall be disregarded in the definition of “business day” set out in Condition 9(h) (Non-Business Days). All payments in respect of Notes represented by a Global Certificate will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Notes, surrender of that Global Certificate. Such payments will be made to, or to the order of, the person whose name is entered on the Register (as defined under “Terms and Conditions of the Notes”) at the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January. 4.2 Prescription Claims against the Relevant Issuer in respect of Notes that are represented by a permanent Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. 4.3 Meetings The holder of a Global Note or of the Notes represented by a Global Certificate or single Certificate shall (so long as at least the required proportion of the aggregate principal amount of the outstanding Notes is represented by such holder) be treated as being two voters for the purposes of forming a quorum. The holder of a Global Note or of the Notes represented by a Global Certificate shall be treated as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Notes. 4.4 Cancellation On cancellation of any Note represented by a permanent Global Note (other than upon its redemption), the Relevant Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant clearing systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant clearing systems and represented by the permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled. 4.5 Issuer’s Option Any option of the Relevant Issuer provided for in the Conditions of any Notes shall, while such Notes are represented by a permanent Global Note or a Global Certificate, be exercised by the Relevant Issuer giving notice to the Issuing and Paying Agent, the Noteholders and the relevant clearing systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of 29 an option and accordingly no drawing of Notes shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Relevant Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant clearing systems and represented by the permanent Global Note or Global Certificate shall be reduced accordingly. 4.6 Noteholder’s Option Any option of the Noteholders provided for in the Conditions of any Notes may, while such Notes are represented by a permanent Global Note or a Global Certificate, be exercised by the holder of such permanent Global Note or Global Certificate by giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Relevant Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant clearing systems and represented by the permanent Global Note or Global Certificate shall be reduced by the aggregate nominal amount stated in the relevant exercise notice. 4.7 Trustee’s Powers So long as any Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders the Note Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof. 4.8 Notices Notices required to be given in respect of the Notes represented by a Global Note (or Global Certificate, as applicable) may be given by their being delivered (so long as such Global Note or Global Certificate is held on behalf of Euroclear, Clearstream, Luxembourg and/or an Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of the Global Note (or Global Certificate, as applicable), rather than by publication as required by the Conditions. 30

FORM OF FINAL TERMS [PROHIBITION OF SALES TO EEA AND UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the EEA) or in the United Kingdom (the UK). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded) (MiFID II); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded) (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded) (the Prospectus Regulation). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded) (the PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.] [MIFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in [Directive 2014/65/EU (as amended, MiFID II)/MiFID II], and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.] [Singapore SFA Product Classification: In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the SFA) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the CMP Regulations 2018), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are [‘prescribed capital markets products’]/[capital markets products other than ‘prescribed capital market products’] (as defined in the CMP Regulations 2018) and [are] [Excluded]/[Specified] Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).]1 [Prohibition of sales to consumers in Belgium: The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any consumer (consument/consommateur) within the meaning of the Belgian Code of Economic Law (Wetboek van economisch recht/Code de droit économique), as amended.] [Date] [Western Power Distribution (East Midlands) plc]/[Western Power Distribution (South Wales) plc]/ [Western Power Distribution (South West) plc]/ [Western Power Distribution (West Midlands) plc] (the “Issuer”) Legal Entity Identifier: [  ] 1 For any Notes to be offered to Singapore investors, the Issuer is to consider whether it needs to reclassify the Notes pursuant to Section 309B of the SFA prior to the launch of the offer. 31

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]
[including [nominal amount] of Retained Notes]
(the "Notes")

under the £4,000,000,000
Euro Medium Term Note Programme

Part A
Contractual Terms

[Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Prospectus dated 21 August 2020 [and the supplement[s] dated [●][and [●]], which [together] constitute[s] a base prospectus (the Prospectus)] for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) (the Prospectus Regulation). This document constitutes the final terms of the Notes described herein (the Final Terms) for the purposes of Article 8 of the Prospectus Regulation and must be read in conjunction with such Prospectus [as so supplemented]. Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Prospectus [as so supplemented]. The Prospectus [and the supplement[s] thereto] [is] [are] available for viewing [at www.westernpower.co.uk/about-us/financial-information] [and] during normal business hours at Avonbank, Feeder Road, Bristol BS2 0TB [and copies may be obtained from Avonbank, Feeder Road, Bristol BS2 0TB]. The Prospectus and (in the case of Notes listed and admitted to trading on the regulated market of the London Stock Exchange) the applicable Final Terms will also be published on the website of the London Stock Exchange: www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.]

[Terms used herein shall be deemed to be defined as such for the purposes of the terms and conditions (the Conditions) set forth in the prospectus dated [original date] [and the supplement(s) thereto dated [●]], which [is] [are] incorporated by reference into the Prospectus dated 21 August 2020 (the Prospectus). This document constitutes the Final Terms of the Notes described herein (the Final Terms) for the purposes of Article 8 of Regulation (EU) 2017/1129 (as amended or superseded) (the Prospectus Regulation) and must be read in conjunction with the Prospectus [and the supplement[s] thereto dated [●] [and [●]], which [together] constitute[s] a base prospectus for the purposes of the Prospectus Regulation, including the Conditions incorporated by reference in the Prospectus. The Prospectuses [and the supplement[s] thereto] are available for viewing [at [website of relevant Issuer]] [and] during normal business hours at Avonbank, Feeder Road, Bristol BS2 0TB [and copies may be obtained from Avonbank, Feeder Road, Bristol BS2 0TB]. The Prospectus[, the supplement[s] thereto] and (in the case of Notes listed and admitted to trading on the regulated market of the London Stock Exchange) the applicable Final Terms will also be Published on the website of the London Stock Exchange: www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.]

1.	Issuer:		[Western Power Distribution (East Midlands) plc/ Western Power Distribution (West Midlands) plc/Western Power Distribution (South West) plc/Western Power Distribution (South Wales) plc]
2.	(i)	Series Number:	[●]
	(ii)	Tranche Number:	[●]
	(iii)	Date on which the Notes will be consolidated and form a single Series:	[The Notes will be consolidated and form a single Series with [●] on [the Issue Date/exchange of the Temporary Global Note for interests in the Permanent Global Note, as referred to in paragraph 29 below[, which is expected to occur on or about [●]]][Not Applicable]

32

3. Specified Currency or Currencies: [  ] 4. Aggregate Nominal Amount: (i) Series: [  ] (ii) Tranche: [  ] 5. Retained Notes: (i) Retained Notes Principal [specify][Not Applicable] Amount: (ii) Retained Note Cancellation [specify][Not Applicable] Date: 6. (i) Issue Price of Tranche: [  ] per cent. of the Aggregate Nominal Amount [plus accrued interest from [  ]] 7. (i) Specified Denominations: [  ][[€/£100,000/$200,000] and integral multiples of [€/£/$1,000] in excess thereof up to and including [€/£199,000/$399,000]. No Notes in definitive form will be issued with a denomination of integral multiples above [€/£199,000/$399,000].] (ii) Calculation Amount: [  ] (Applicable to Notes in definitive form) 8. (i) Issue Date: [  ] (ii) Interest Commencement [  ] [Issue Date] [Not Applicable] Date: 9. Maturity Date: [  ] 10. Interest Basis: [[  ] per cent. Fixed Rate] [[Reference Rate] +/- [  ] per cent. Floating Rate] [Zero Coupon] [Index Linked Interest] [(further particulars specified below)] 11. Redemption Basis: [Subject to any purchase and cancellation or early redemption, the Notes will be redeemed on the Maturity Date at [  ] per cent. of their nominal amount] [Index Linked Redemption] [  ] 12. Change of Interest Basis or [  ] [Not Applicable] Redemption/ Payment Basis: 13. Put/Call Options: [Issuer Call] [Investor Put] [Restructuring Put Option] [Pre-Maturity Call Option] [Clean-up Call Option] 33

[Make-whole Redemption] [(further particulars specified in paragraph[s] [21]/[22]/[23]/[26]/[27]/[28] below)] [Not Applicable] 14. Status of the Notes: Senior 15. [Date approval by Committee of the [  ] Board of Directors for issuance of Notes obtained:] Provisions Relating to Interest (if any) Payable 16. Fixed Rate Note Provisions [Applicable/Not Applicable] (i) Rate[(s)] of Interest: [  ] per cent. per annum [payable [annually/semi- annually/ quarterly/other (specify)] in arrear] (ii) Interest Payment Date(s): [  ] in each year up to and including the Maturity Date/[  ] (iii) Fixed Coupon Amount[(s)]: [  ] per Calculation Amount (Applicable to Notes in definitive form) (iv) Broken Amount(s): [[  ] per Calculation Amount, payable on the Interest (Applicable to Notes in Payment Date falling on [  ]/Not Applicable] definitive form) (v) Day Count Fraction: [Actual/Actual (ISDA)] / [Actual/Actual] [Actual/365 (Fixed)] [Actual/365 (Sterling)] [Actual/360] [30/360] / [360/360] / [Bond Basis] [30E/360] / [Eurobond Basis] [Actual/Actual ICMA] [30E/360 (ISDA)] (vi) Determination Date(s): [  ] in each year 17. Floating Rate Note Provisions [Applicable/Not Applicable] (i) Specified Period(s): [  ] (ii) Specified Interest Payment [  ] in each year[, subject to adjustment in Dates: accordance with the Business Day Convention set out in paragraph (iv) below] (iii) First Interest Payment Date: [  ] (iv) Business Day Convention: [Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention] (v) Additional Business [  ] Centre(s): 34

(vi) Manner in which the Rate of [Screen Rate Determination/ISDA Determination] Interest and Interest Amount is to be determined: (vii) Party responsible for [  ] calculating the Rate of Interest and Interest Amount (if not the Calculation Agent): (viii) Screen Rate Determination: [Applicable/Not Applicable] − Reference Rate: [[  ] is provided by [administrator legal name] [repeat as necessary].] [As at the date hereof, [administrator legal name] [appears]/[does not appear] [repeat as necessary] in the register of administrators and benchmarks established and maintained by ESMA pursuant to Article 36 (Register of administrators and benchmarks) of Regulation (EU) 2016/1011, as amended or superseded]/[As far as the Issuer is aware, as at the date hereof, the [specify benchmark] does not fall within the scope of Regulation (EU) 2016/1011, as amended or superseded] / [Not Applicable] − Interest Determination [  ] Date(s): − Relevant Screen Page: [  ] − Relevant Time: [  ] (ix) ISDA Determination: [Applicable/Not Applicable] − Floating Rate Option: [  ] − Designated Maturity: [  ] − Reset Date: [  ] (In the case of a LIBOR or EURIBOR based option, the first day of the Interest Period) (N.B. The fall-back provisions applicable to ISDA Determination under the 2006 ISDA Definitions are reliant upon the provision by reference banks of offered quotations for LIBOR and/or EURIBOR which, depending on market circumstances, may not be available at the relevant time) (x) Linear Interpolation: [Not Applicable/Applicable – the Rate of Interest for the [long/short] [first/last] Interest Period shall be calculated using Linear Interpolation (specify for each short or long interest period)] 35

(xi)	Margin(s):	[+/-] [●] per cent. per annum
(xii)	Minimum Rate of Interest:	[●] per cent. per annum
(xiii)	Maximum Rate of Interest:	[●] per cent. per annum
(xiv)	Day Count Fraction:	[Actual/Actual (ISDA)] / [Actual/Actual] [Actual/365 (Fixed)] [Actual/365 (Sterling)] [Actual/360] [30/360] / [360/360] / [Bond Basis] [30E/360] / [Eurobond Basis] [Actual/Actual ICMA] [30E/360 (ISDA)]
18.	Zero Coupon Note Provisions	[Applicable/Not Applicable]
(i)	Accrual Yield:	[●] per cent. per annum
(ii)	Amortisation Yield:	[●]
(iii)	Day Count Fraction in relation to Early Redemption Amounts and late payment:	[Condition 6(b) (Early Redemption) applies] [Actual/Actual (ISDA)] / [Actual/Actual] [Actual/365 (Fixed)] [Actual/365 (Sterling)] [Actual/360] [30/360] / [360/360] / [Bond Basis] [30E/360] / [Eurobond Basis] [Actual/Actual ICMA] [30E/360 (ISDA)]
19.	Index Linked Interest Note Provisions	[Applicable/Not Applicable]
(i)	Index/Formula:	[UK Retail Price Index][UK Consumer Price Index][UK Consumer Price Index Including Owner Occupiers' Housing Costs]
(ii)	Rate of Interest:	[Fixed, calculated in accordance with paragraph 16 above][Floating, calculated in accordance with paragraph 17 above]
(iii)	Minimum Indexation Factor:	[Not Applicable]/[●]
(iv)	Maximum Indexation Factor:	[Not Applicable]/[●]
(v)	Base Index Figure:	[●]
(vi)	Limited Indexation Month(s):	[●]/[Not Applicable]
(vii)	Reference Gilt:	[[●] per cent. Index-Linked Treasury Stock due [●]] [Not Applicable]
(viii)	Index Figure applicable:	[3][8] months lag

36

Provisions Relating to Redemption 20. Index Linked Redemption [Applicable/Not Applicable] Provisions (i) Minimum Indexation [Not Applicable]/[  ] Factor: (ii) Maximum Indexation [Not Applicable]/[  ] Factor: (iii) Base Index Figure: [  ] (iv) Reference Gilt: [[  ] per cent. Index-Linked Treasury Stock due [  ]] [Not Applicable] (v) Index Figure applicable: [3][8] months lag (vi) Redeemable in part: [Applicable/Not Applicable] (1) Minimum [  ] Redemption Amount: (2) Maximum [  ] Redemption Amount: 21. Issuer Call [Applicable/Not Applicable] (i) Optional Redemption [  ] Date(s): (ii) Optional Redemption [[  ] per Calculation Amount] Amount(s): (iii) Redeemable in part: [Applicable/Not Applicable] (1) Minimum [  ] Redemption Amount: (2) Maximum [  ] Redemption Amount: 22. Investor Put [Applicable [(Condition 6(h) (Redemption at the Option of Noteholders) applies)]/Not Applicable] (i) Optional Redemption [  ] Date(s): (ii) Notice Period: [  ]/[Refer to Condition 6(h) (Redemption at the Option of Noteholders)] 37

(iii) Optional Redemption [[  ] per Calculation Amount] Amount(s): 23. Restructuring Put Option [Applicable [(Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event) applies)]/Not Applicable] (i) Optional Redemption [[  ] per Calculation Amount] Amount(s): 24. Final Redemption Amount: [[  ] per Calculation Amount] 25. Early Redemption Amount payable [[  ] per Calculation Amount] on redemption for taxation reasons or on event of default: (N.B. If the Final Redemption Amount is 100 per cent. of the nominal value (i.e. par), the Early Redemption Amount is likely to be par (but consider). If, however, the Final Redemption Amount is other than 100 per cent. of the nominal value, consideration should be given as to what the Early Redemption Amount should be.) 26. Pre- Maturity Call Option: [Applicable [(Condition 6(f) (Pre-Maturity Call Option by the Issuer) applies)]/Not Applicable] 27. Clean -up Call Option: [Applicable [(Condition 6(g) (Clean-up Call Option by the Issuer) applies)]/Not Applicable] 28. Make -whole Redemption [Applicable [(Condition 6(e) (Redemption at the Option of the Relevant Issuer) applies)]/Not Applicable] (i) Make-Whole Redemption [  ] Margin: (ii) Notice Period: [  ]/[Refer to Condition 6(e) (Redemption at the Option of the Relevant Issuer)] (iii) Make-Whole Reference [  ] Bond: (iv) Reference Dealers: [  ] (v) Quotation Time: [  ] (vi) Determination Date: [  ] (vii) If redeemable in part: (a) Minimum [  ] per Calculation Amount Redemption Amount: (b) Maximum Redemption Amount: [  ] per Calculation Amount 38

General Provisions Applicable to the Notes 29. Form of Notes: [Bearer/Registered] (i) if issued in Bearer form: [Temporary Global Note exchangeable for a permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.] [Temporary Global Note exchangeable for Definitive Notes on [  ] days’ notice.] [Permanent Global Note exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.] (ii) if issued in registered form: [Global Certificate registered in the name of a nominee for [a common depositary for Euroclear and Clearstream, Luxembourg/a common safekeeper for Euroclear and Clearstream, Luxembourg (that is, held under the NSS) exchangeable for Certificates on [  ] days’ notice in the circumstances specified in the Global Certificate] (iii) [New Global Note]/[NSS]: [Yes] [No] 30. Additional Financial Centre(s) or [Not Applicable/[  ]] other special provisions relating to payment dates: 31. Talons for future Coupons to be [Yes, as the Notes have more than 27 coupon attached to Definitive Notes: payments, Talons may be required if, on exchange into definitive form, more than 27 coupon payments are still to be made]/[No] THIRD PARTY INFORMATION [[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.] Signed on behalf of [Western Power Distribution (East Midlands) plc] [Western Power Distribution (West Midlands) plc] [Western Power Distribution (South West) plc] [Western Power Distribution (South Wales) plc] By: 39

Part B Other Information 1. Listing and Admission to Trading (i) Listing and admission to [Application has been made by the Issuer (or on its trading: behalf) for the Notes to be admitted to trading on the London Stock Exchange’s regulated market and listing on the Official List of the FCA with effect from [  ].] [Application is expected to be made by the Issuer (or on its behalf) for the Notes to be admitted to trading on the London Stock Exchange’s regulated market and listing on the Official List of the FCA and this is expected to be effective from [  ].] [Not Applicable]/ [  ] (ii) Estimate of total expenses [  ] related to admission to trading: 2. Ratings Ratings: The Notes to be issued [have been] [are expected to be] rated: [  ] by [  ] [[Each of][  ][ and [  ]] is established in the [UK/EEA] and is registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation). As such, [each of][  ][ and [  ]] is included in the list of credit rating agencies published by the European Securities and Markets Authority on its website in accordance with the CRA Regulation.] [[  ] is not established in the EEA or in the UK and is not registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation), but the rating it has given to the Notes has been endorsed by [  ], which is established in the [UK/EEA] and is registered under the CRA Regulation.] [[  ] is not established in the EEA or in the UK and is not registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation) and the rating it has given to the Notes is not endorsed by a credit rating agency established in the EEA or the UK and registered under the CRA Regulation.] [NB to insert brief description of the ratings if previously published] [The Notes to be issued have not been rated.] 40

3. Interests of Natural and Legal Persons Involved in the Issue [Save for any fees payable to the [Managers/Dealers], so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer.]/[  ] 4. Reasons for the Offer, Estimated Net Proceeds and Total Expenses (i) Reasons for the offer: [  ] (ii) Estimated net proceeds: [  ] [NB principal amount of any Retained Notes to be deducted] [(exclusive of the principal amount of the Retained Notes)] (iii) [Estimated total expenses: [  ]] 5. [Yield (Fixed Rate Notes only)] Indication of yield: [  ] 6. [Performance of Index and Other Information Concerning the Underlying (Indexed Notes only) (i) Name of underlying [UK Retail Price Index (RPI) (all items)] [UK Consumer index: Price Index (CPI)] [UK Consumer Price Index Including Owner Occupiers’ Housing Costs (CPIH)] published by the Office of National Statistics (ii) Information about the Information on [RPI][CPI][CPIH] can be found at Index, its volatility and www.statistics.gov.uk past and future performance can be obtained from: (iii) Final reference price of [  ]] the underlying index: 7. Operational Information (i) ISIN Code: [  ] (ii) Common Code: [  ] (iii) [CFI: [  ][See the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN]] (iv) [FISN: [  ][See the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN]] (If the CFI and/or FISN is not required, it/they should be specified to be “Not Applicable”) (v) Any clearing system(s) [Not Applicable]/[  ] other than Euroclear Bank 41

SA/NV and Clearstream Banking S.A. and the relevant identification number(s): (vi) Delivery: Delivery [against/free of] payment (vii) Names and addresses of [  ] additional Paying Agent(s) (if any): (viii) Intended to be held in a [Yes. Note that the designation “yes” simply means manner which would allow that the Notes are intended upon issue to be deposited Eurosystem eligibility: with one of the international central securities depositories (ICSD) as common safekeeper [, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS,] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank (the ECB) being satisfied that Eurosystem eligibility criteria have been met.]/[No. Whilst the designation is specified as “no” at the date of these Final Terms, should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting them the Notes may then be deposited with one of the ICSDs as common safekeeper [, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS]. Note that this does not necessarily mean that the Notes will then be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.] 8. Distribution (i) Method of distribution: [Syndicated/Non-syndicated] (ii) If syndicated, names and [Not Applicable/give names, addresses] addresses of Managers: (Include names and addresses of entities agreeing to underwrite the issue on a firm commitment basis and names and addresses of the entities agreeing to place the issue without a firm commitment or on a “best efforts” basis if such entities are not the same as the Managers.) (iii) Stabilisation Manager(s) (if [Not Applicable/give name] any): 42

(iv) If non-syndicated, name and [Not Applicable/give name and address] address of relevant Dealer: (v) U.S. Selling Restrictions: [Reg. S Compliance Category [1/2/3]; TEFRA D/TEFRA C/TEFRA not applicable] (vi) Prohibition of Sales to EEA [Applicable/Not Applicable] and UK Retail Investors: (If the Notes clearly do not constitute “packaged” products, “Not Applicable” should be specified. If the Notes may constitute “packaged” products and no key information document will be prepared, “Applicable” should be specified.) 43

FORM OF PRICING SUPPLEMENT Set out below is the form of Pricing Supplement which will be completed for each Tranche of Exempt Notes. [PROHIBITION OF SALES TO EEA AND UK RETAIL INVESTORS – The Notes are not intended, to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the EEA) or in the United Kingdom (the UK). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded) (MiFID II); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded) (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded) (the Prospectus Regulation). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded) (the PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.] [MIFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in [Directive 2014/65/EU (as amended or superseded) (MiFID II)/MiFID II], and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a distributor) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.] [Singapore SFA Product Classification: In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the SFA) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the CMP Regulations 2018), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are [‘prescribed capital markets products’]/[capital markets products other than ‘prescribed capital market products’] (as defined in the CMP Regulations 2018) and [are] [Excluded]/[Specified] Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).]2 [Prohibition of sales to consumers in Belgium: The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any consumer (consument/consommateur) within the meaning of the Belgian Code of Economic Law (Wetboek van economisch recht/Code de droit économique), as amended.] NO PROSPECTUS IS REQUIRED IN ACCORDANCE WITH REGULATION (EU) 2017/1129 (AS AMENDED OR SUPERSEDED) FOR THE ISSUE OF NOTES DESCRIBED BELOW. [Date] [Western Power Distribution (East Midlands) plc]/[Western Power Distribution (South Wales) plc]/ [Western Power Distribution (South West) plc]/ [Western Power Distribution (West 2 For any Notes to be offered to Singapore investors, the Issuer is to consider whether it needs to reclassify the Notes pursuant to Section 309B of the SFA prior to the launch of the offer. 44

Midlands) plc] (the “Issuer”) Legal Entity Identifier: [  ] Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes] [including [nominal amount] of Retained Notes] (the “Notes”) under the £4,000,000,000 Euro Medium Term Note Programme Part A Contractual Terms This document constitutes the Pricing Supplement for the Notes described herein. This document must be read in conjunction with the Prospectus dated 21 August 2020 [as supplemented by the supplement[s] dated [date[s]]] (the Prospectus). Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of this Pricing Supplement and the Prospectus. Copies of the Prospectus may be obtained from [address]. Terms used herein shall be deemed to be defined as such for the purposes of the terms and conditions (the Conditions) set forth in the Prospectus [dated [original date] which are incorporated by reference in the Prospectus]. The Notes offered pursuant to this Pricing Supplement are offered pursuant to an exemption to Regulation (EU) 2017/1129, as amended or superseded. The FCA has neither approved nor reviewed information contained in the Prospectus or this Pricing Supplement relating to the Notes offered. 1 Issuer: [Western Power Distribution (East Midlands) plc/ Western Power Distribution (West Midlands) plc/Western Power Distribution (South West) plc/Western Power Distribution (South Wales) plc] 2 (i) Series Number: [⚫] (ii) Tranche Number: [⚫] (iii) Date on which the Notes [The Notes will be consolidated and form a single will be consolidated and Series with [⚫] on [the Issue Date/exchange of the form a single Series: Temporary Global Note for interests in the Permanent Global Note, as referred to in paragraph 29 below[, which is expected to occur on or about [⚫]]][Not Applicable] 3 Specified Currency or Currencies: [⚫] 4 Aggregate Nominal Amount: (i) Series: [⚫] (ii) Tranche: [⚫] 5 Retained Notes: 45

(i) Retained Notes Principal [specify][Not Applicable] Amount: (ii) Retained Note [specify][Not Applicable] Cancellation Date: 6 (i) Issue Price of Tranche: [⚫] per cent. of the Aggregate Nominal Amount [plus accrued interest from [⚫]] 7 (i) Specified [●][[€/£100,000/$200,000] and integral multiples of Denominations: [€/£/$1,000] in excess thereof up to and including [€/£199,000/$399,000]. No Notes in definitive form will be issued with a denomination of integral multiples above [€/£199,000/$399,000].] (ii) Calculation Amount: [⚫] (Applicable to Notes in definitive form) 8 (i) Issue Date: [⚫] (ii) Interest Commencement [●] [Issue Date] [Not Applicable] Date: 9 Maturity Date: [⚫] 10 Interest Basis: [[⚫] per cent. Fixed Rate] [[Reference Rate] +/- [⚫] per cent. Floating Rate] [Zero Coupon] [Index Linked Interest] [(further particulars specified below)] 11 Redemption Basis: [Subject to any purchase and cancellation or early redemption, the Notes will be redeemed on the Maturity Date at [⚫] per cent. of their nominal amount] [Index Linked Redemption] [⚫] 12 Change of Interest Basis or [⚫] [Not Applicable] Redemption/ Payment Basis: 13 Put/Call Options: [Issuer Call] [Investor Put] [Restructuring Put Option] [Pre-Maturity Call Option] [Clean-up Call Option] [Make-whole Redemption] [(further particulars specified in paragraph[s] [21]/[22]/[23]/[26]/[27]/[28] below)] [Not Applicable] 14 Status of the Notes: Senior 46

15 [Date approval by Committee of [⚫] the Board of Directors for issuance of Notes obtained:] Provisions Relating to Interest (if any) Payable 16 Fixed Rate Note Provisions [Applicable/Not Applicable] (i) Rate[(s)] of Interest: [⚫] per cent. per annum [payable [annually/semi- annually/quarterly/other (specify)] in arrear] (ii) Interest Payment [⚫] in each year up to and including the Maturity Date(s): Date/[⚫] (iii) Fixed Coupon [⚫] per Calculation Amount Amount[(s)]: (Applicable to Notes in definitive form) (iv) Broken Amount(s): [[⚫] per Calculation Amount, payable on the Interest (Applicable to Notes in Payment Date falling on [⚫]/Not Applicable] definitive form) (v) Day Count Fraction: [Actual/Actual (ISDA)] / [Actual/Actual] [Actual/365 (Fixed)] [Actual/365 (Sterling)] [Actual/360] [30/360] / [360/360] / [Bond Basis] [30E/360] / [Eurobond Basis] [Actual/Actual ICMA] [30E/360 (ISDA)] (vi) Determination Date(s): [⚫] in each year 17 Floating Rate Note Provisions [Applicable/Not Applicable] (i) Specified Period(s): [⚫] (ii) Specified Interest [⚫] in each year[, subject to adjustment in accordance Payment Dates: with the Business Day Convention set out in paragraph (iv) below] (iii) First Interest Payment [⚫] Date: (iv) Business Day [Floating Rate Convention/Following Business Day Convention: Convention/Modified Following Business Day Convention/Preceding Business Day Convention] (v) Additional Business [⚫] Centre(s): (vi) Manner in which the [Screen Rate Determination/ISDA Determination] Rate of Interest and Interest Amount is to be determined: 47

(vii) Party responsible for [⚫] calculating the Rate of Interest and Interest Amount (if not the Calculation Agent): (viii) Screen Rate [Applicable/Not Applicable] Determination: - Reference Rate: [[●] is provided by [administrator legal name] [repeat as necessary].] [As at the date hereof, [administrator legal name] [appears]/[does not appear] [repeat as necessary] in the register of administrators and benchmarks established and maintained by ESMA pursuant to Article 36 (Register of administrators and benchmarks) of Regulation (EU) 2016/1011, as amended or superseded]/[As far as the Issuer is aware, as at the date hereof, the [specify benchmark] does not fall within the scope of Regulation (EU) 2016/1011, as amended or superseded] / [Not Applicable] - Interest Determination [⚫] Date(s): - Relevant Screen Page: [⚫] - Relevant Time: [⚫] (ix) ISDA Determination: [Applicable/Not Applicable] - Floating Rate Option: [⚫] - Designated Maturity: [⚫] - Reset Date: [⚫] (In the case of a LIBOR or EURIBOR based option, the first day of the Interest Period) (N.B. The fall-back provisions applicable to ISDA Determination under the 2006 ISDA Definitions are reliant upon the provision by reference banks of offered quotations for LIBOR and/or EURIBOR which, depending on market circumstances, may not be available at the relevant time) (x) Linear Interpolation: [Not Applicable/Applicable – the Rate of Interest for the [long/short] [first/last] Interest Period shall be calculated using Linear Interpolation (specify for each short or long interest period)] (xi) Margin(s): [+/-] [⚫] per cent. per annum (xii) Minimum Rate of [⚫] per cent. per annum Interest: 48

(xiii) Maximum Rate of [⚫] per cent. per annum Interest: (xiv) Day Count Fraction: [Actual/Actual (ISDA)] / [Actual/Actual] [Actual/365 (Fixed)] [Actual/365 (Sterling)] [Actual/360] [30/360] / [360/360] / [Bond Basis] [30E/360] / [Eurobond Basis] [Actual/Actual ICMA] [30E/360 (ISDA)] 18 Zero Coupon Note Provisions [Applicable/Not Applicable] (i) Accrual Yield: [⚫] per cent. per annum (ii) Amortisation Yield: [⚫] (iii) Any other formulas/ [⚫] basis of determining amount payable for [Condition 6(b) (Early Redemption) applies] Zero Coupon Notes which are Exempt Notes: (iv) Day Count Fraction in [Actual/Actual (ISDA)] / [Actual/Actual] relation to Early [Actual/365 (Fixed)] Redemption Amounts: [Actual/365 (Sterling)] [Actual/360] [30/360] / [360/360] / [Bond Basis] [30E/360] / [Eurobond Basis] [Actual/Actual ICMA] [30E/360 (ISDA)] 19 Index Linked Interest Note [Applicable/Not Applicable] Provisions (i) Index/Formula: [UK Retail Price Index][UK Consumer Price Index][UK Consumer Price Index Including Owner Occupiers’ Housing Costs] (ii) Rate of Interest: [Fixed, calculated in accordance with paragraph 16 above][Floating, calculated in accordance with paragraph 17 above] (iii) Minimum Indexation [Not Applicable]/[⚫] Factor: (iv) Maximum Indexation [Not Applicable]/[⚫] Factor: (v) Base Index Figure: [⚫] (vi) Limited Indexation [⚫]/[Not Applicable] Month(s): 49

(vii) Reference Gilt: [[⚫] per cent. Index-Linked Treasury Stock due [⚫]][Not Applicable] (viii) Index Figure applicable: [3][8] months lag Provisions Relating to Redemption 20 Index Linked Redemption [Applicable/Not Applicable] Provisions (i) Index/Formula: [UK Retail Price Index][UK Consumer Price Index][UK Consumer Price Index Including Owner Occupiers’ Housing Costs] (ii) Minimum Indexation [Not Applicable]/[⚫] Factor: (iii) Maximum Indexation [Not Applicable]/[⚫] Factor: (iv) Base Index Figure: [⚫] (v) Reference Gilt: [[⚫] per cent. Index-Linked Treasury Stock due [⚫]][Not Applicable] (vi) Index Figure applicable: [3][8] months lag (vii) Redeemable in part: [Applicable/Not Applicable] (1) Minimum Redemption [⚫] Amount: (2) Maximum Redemption [⚫] Amount: 21 Issuer Call [Applicable/Not Applicable] (i) Optional Redemption [⚫] Date(s): (ii) Optional Redemption [[⚫] per Calculation Amount] Amount(s): (iii) Redeemable in part: [Applicable/Not Applicable] (iv) Minimum Redemption [⚫] Amount: (v) Maximum Redemption [⚫] Amount: 22 Investor Put [Applicable [(Condition 6(h) (Redemption at the Option of Noteholders) applies)]/Not Applicable] (i) Optional Redemption [⚫] Date(s): 50

(ii) Notice Period: [⚫]/[Refer to Condition 6(h) (Redemption at the Option of Noteholders)] (iii) Optional Redemption [[⚫] per Calculation Amount] Amount(s): 23 Restructuring Put Option [Applicable [(Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event) applies)]/Not Applicable] (i) Optional Redemption [On the Put Date (as specified in the relevant Put Event Date(s): Notice) (where Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event) applies)] (ii) Notice Period: [⚫] (in accordance with Condition 18 (Notices)) (iii) Optional Redemption [[⚫] per Calculation Amount] Amount(s): 24 Final Redemption Amount: [[⚫] per Calculation Amount] 25 Early Redemption Amount [[⚫] per Calculation Amount] payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required): 26 Pre-Maturity Call Option: [Applicable [(Condition 6(f) (Pre-Maturity Call Option by the Issuer) applies)]/Not Applicable] 27 Clean-up Call Option: [Applicable [(Condition 6(g) (Clean-up Call Option by the Issuer) applies)]/Not Applicable] 28 Make-whole Redemption [Applicable [(Condition 6(e) (Redemption at the Option of the Relevant Issuer) applies)]/Not Applicable] (i) Make-Whole [⚫] Redemption Margin: (ii) Notice Period: [⚫]/[Refer to Condition 6(e) (Redemption at the Option of the Relevant Issuer)] (iii) Make-Whole Reference [⚫] Bond: (iv) Reference Dealers: [⚫] (v) Quotation Time: [⚫] (vi) Determination Date: [⚫] (vii) If redeemable in part: (a) Minimum Redemption [⚫] per Calculation Amount Amount: [⚫] per Calculation Amount 51

(b) Maximum Redemption Amount: General Provisions Applicable to the Notes 29 Form of Notes: [Bearer/Registered] (i) if issued in Bearer form: [Temporary Global Note exchangeable for a permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.] [Temporary Global Note exchangeable for Definitive Notes on [⚫] days’ notice.] [Permanent Global Note exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.] (ii) if issued in registered [Global Certificate registered in the name of a nominee form: for [a common depositary for Euroclear and Clearstream, Luxembourg/a common safekeeper for Euroclear and Clearstream, Luxembourg (that is, held under the NSS) exchangeable for Certificates on [⚫] days’ notice in the circumstances specified in the Global Certificate] (iii) [New Global [Yes] [No] Note]/[NSS]: 30 Additional Financial Centre(s) or [Not Applicable/[⚫]] other special provisions relating to payment dates: 31 Talons for future Coupons to be [Yes, as the Notes have more than 27 coupon payments, attached to Definitive Notes: Talons may be required if, on exchange into definitive form, more than 27 coupon payments are still to be made]/[No] 32 Other terms or special conditions: [Not Applicable/give details] 52

RESPONSIBILITY The Issuer accepts responsibility for the information contained in this Pricing Supplement. [[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.] Signed on behalf of [Western Power Distribution (East Midlands) plc] [Western Power Distribution (West Midlands) plc] [Western Power Distribution (South West) plc] [Western Power Distribution (South Wales) plc] 53

Part B Other Information 1 Listing and Admission to Trading (i) Listing and admission to [Not Applicable]/[⚫] trading: (ii) Estimate of total [⚫] expenses related to admission to trading: 2 Ratings Ratings: The Notes to be issued [have been] [are expected to be] rated: [⚫] by [⚫] [[Each of][  ][ and [  ]] is established in the [UK/EEA] and is registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation). As such, [each of][  ][ and [  ]] is included in the list of credit rating agencies published by the European Securities and Markets Authority on its website in accordance with the CRA Regulation.] [[  ] is not established in the EEA or in the UK and is not registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation), but the rating it has given to the Notes has been endorsed by [  ], which is established in the [UK/EEA] and is registered under the CRA Regulation.] [[  ] is not established in the EEA or in the UK and is not registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation) and the rating it has given to the Notes is not endorsed by a credit rating agency established in the EEA or the UK and registered under the CRA Regulation.] [The Notes to be issued have not been rated.] 3 Interests of Natural and Legal Persons Involved in the Issue [Save for any fees payable to the [Managers/Dealers], so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer.]/[⚫] 4 Reasons for the Offer, Estimated Net Proceeds and Total Expenses (i) Reasons for the offer: [⚫] (ii) Estimated net proceeds: [⚫] [NB principal amount of any Retained Notes to be deducted] [(exclusive of the principal amount of the Retained Notes)] 54

(iii) [Estimated total [⚫]] expenses: 5 [Yield (Fixed Rate Notes only)] Indication of yield: [⚫] 6 [Performance of Index and Other Information Concerning the Underlying (Indexed Notes only) (i) Name of underlying [UK Retail Price Index (RPI) (all items)] [UK index: Consumer Price Index (CPI)][UK Consumer Price Index Including Owner Occupiers’ Housing Costs (CPIH)] published by the Office of National Statistics (ii) Information about the Information on [RPI][CPI][CPIH] can be found at Index, its volatility and www.statistics.gov.uk past and future performance can be obtained from: (iii) Final reference price of [⚫]] the underlying index: 7 Operational Information (i) ISIN Code: [⚫] (ii) Common Code: [⚫] (iii) [CFI: [See the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN]] (iv) [FISN: [See the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN]] (If the CFI and/or FISN is not required, it/they should be specified to be “Not Applicable”) (v) Any clearing system(s) [Not Applicable/[⚫] other than Euroclear Bank SA/NV and Clearstream Banking S.A. and the relevant identification number(s): (vi) Delivery: Delivery [against/free of] payment (vii) Names and addresses of [⚫] additional Paying Agent(s) (if any): 55

(viii)	Intended to be held in a manner which would allow Eurosystem eligibility:	[Yes] [No] [Note that the designation "yes" simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS,] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.] [Note that whilst the designation is specified as "no" at the date of this Pricing Supplement, should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting them the Notes may then be deposited with one of the ICSDs as common safekeeper[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS]. Note that this does not necessarily mean that the Notes will then be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]

8 Distribution

(i)	Method of distribution:	[Syndicated/Non-syndicated]
(ii)	If syndicated, names of Managers:	[Not Applicable/[●]]
(iii)	Stabilisation Manager(s) (if any):	[Not Applicable/[●]]
(iv)	If non-syndicated, name of relevant Dealer:	[●]
(v)	U.S. Selling Restrictions:	[Reg. S Compliance Category 2; TEFRA D/TEFRA C/TEFRA not applicable]
(vi)	Prohibition of Sales to EEA and UK Retail Investors:	[Applicable/Not Applicable] (If the Notes clearly do not constitute "packaged" products, "Not Applicable" should be specified. If the Notes may constitute "packaged" products and no key information document will be prepared, "Applicable" should be specified.)

56

TERMS AND CONDITIONS OF THE NOTES The following is the text of the terms and conditions that, subject to completion in accordance with the provisions of Part A of the relevant Final Terms, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (ii) these terms and conditions as so completed (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in Part A of the relevant Final Terms. Those definitions will be endorsed on the definitive Notes or Certificates, as the case may be. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme. The Notes (as defined below) are constituted by, are subject to, and have the benefit of, an amended and restated trust deed dated 21 August 2020 (as amended or supplemented from time to time, the Trust Deed) between Western Power Distribution (East Midlands) plc (WPDE), Western Power Distribution (West Midlands) plc (WPDW), Western Power Distribution (South West) plc (WPD South West) and Western Power Distribution (South Wales) plc (WPD South Wales and, together with WPDE, WPDW and WPD South West, the Issuers and each an Issuer) and HSBC Corporate Trustee Company (UK) Limited (the Note Trustee, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). The relevant Final Terms will specify the Issuer of each Series of Notes and, in the context of a Tranche of Notes, references in these Conditions to the “Relevant Issuer” or the “Issuer” shall be construed accordingly. Notes issued by each Issuer are obligations solely of that Issuer (the Relevant Issuer) and without recourse whatsoever to any other Issuer. These terms and conditions (the Conditions) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Registered Notes, Bearer Notes, Certificates, Coupons and Talons referred to below. An amended and restated agency agreement dated 21 August 2020 (as amended or supplemented from time to time, the Agency Agreement) has been entered into in relation to the Notes between the Issuers, the Note Trustee, HSBC Bank plc as issuing and paying agent and the other agents named in it. The issuing and paying agent, the other paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the Issuing and Paying Agent, the Paying Agents (which expression shall include the Issuing and Paying Agent), the Registrar, the Transfer Agents (which expression shall include the Registrar) and the Calculation Agent(s). The Paying Agents, the Transfer Agents and the Calculation Agent(s) are referred to together as the Agents. A master agreement for custody services (as amended or supplemented from time to time, the Custody Agreement) will be entered into in relation to the Retained Notes (as defined below) between the Issuers and HSBC Bank plc as custodian (the Custodian, which expression shall include any successor custodian appointed pursuant to the Custody Agreement). Copies of the Trust Deed, the Agency Agreement and the Prospectus are available, and a copy of the Custody Agreement will be available once entered into, for inspection during usual business hours at the principal office of the Note Trustee (presently at 8 Canada Square, London E14 5HQ) and at the specified offices of the Paying Agents and the Transfer Agents. Notes means the euro medium term notes issued by the Issuers constituted by the Trust Deed and for the time being outstanding. References herein to the Notes shall be references to the relevant Series of Notes only. The Noteholders, the holders of the interest coupons (the Coupons) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the Talons) (the Couponholders) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement. 57

As used in these Conditions, Tranche means Notes which are identical in all respects and Series means a series of Notes comprising of one or more Tranches of Notes which are identical save for the issue date, issue price and/or the first payment of interest. Any reference in these Conditions to Final Terms shall be deemed to include a reference to Pricing Supplement, where relevant. If so specified in the relevant Final Terms, some of the relevant Tranche of Notes may be immediately purchased by the Relevant Issuer on the issue date thereof, such Notes being referred to as “Retained Notes”. Any Retained Notes will (in each case, together with the related Coupons and Talons, if applicable) be purchased by and held by or for the account of the Relevant Issuer and may be sold or otherwise disposed of in whole or in part at any time, and shall cease to be Retained Notes to the extent of and upon such sale or disposal. Retained Notes shall carry the same rights and be subject in all respects to the same terms and conditions as the other Notes of the relevant Series, except that Retained Notes will not be treated as outstanding for the purposes of determining quorum or voting at meetings of Noteholders or when considering the interests of the Noteholders. Notes which have ceased to be Retained Notes shall carry the same rights and be subject in all respects to the same terms and conditions as the other Notes of the relevant Series. Retained Notes will be held by the Custodian upon the terms of the Custody Agreement. 1. Form, Denomination and Title The Notes are issued in bearer form (Bearer Notes) or in registered form (Registered Notes) in each case in the Specified Denomination(s) shown in the Final Terms provided that in the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area or the United Kingdom or offered to the public in a Member State of the European Economic Area or in the United Kingdom in circumstances which require the publication of a prospectus under the Prospectus Regulation, the minimum Specified Denomination shall be €100,000 (or its equivalent in any other currency as at the date of issue of the relevant Notes). All Registered Notes shall have the same Specified Denomination. Unless the Note is an Exempt Note, the Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note or a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the Final Terms. If the Note is an Exempt Note, the Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note or a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the Pricing Supplement. Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Registered Notes are represented by registered certificates (Certificates) and, save as provided in Condition 2(c) (Exercise of Options or Partial Redemption in Respect of Registered Notes), each Certificate shall represent the entire holding of Registered Notes by the same holder. Title to the Bearer Notes and the Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuers shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the 58

Register). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder. In these Conditions, Noteholder means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), holder (in relation to a Note, Coupon or Talon) means the bearer of any Bearer Note, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the Final Terms, the absence of any such meaning indicating that such term is not applicable to the Notes. For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (Euroclear) and/or Clearstream Banking S.A. (Clearstream, Luxembourg), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Note Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or the registered holder of the relevant Registered Global Note shall be treated by the Issuer, the Note Trustee and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly. 2. No Exchange of Notes and Transfers of Registered Notes (a) No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not be exchanged for Registered Notes. (b) Transfer of Registered Notes: One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Relevant Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuers, with the prior written approval of the Registrar and the Note Trustee. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request. (c) Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of a Relevant Issuer’s or Noteholders’ option in respect of, or a 59 partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. (d) Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2(b) (Transfer of Registered Notes) or 2(c) (Exercise of Options or Partial Redemption in Respect of Registered Notes) shall be available for delivery within three business days of receipt of the form of transfer or Exercise Notice (as defined in Condition 6(h) (Redemption at the Option of Noteholders)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d) (Delivery of New Certificates), business day means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be). (e) Transfers Free of Charge: Transfers of Notes and Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Relevant Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require). (f) Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of that Note, (ii) during the period of 15 days prior to any date on which Notes may be called for redemption by the Relevant Issuer at its option pursuant to Conditions 6(e) (Redemption at the Option of the Relevant Issuer), (f) (Pre-Maturity Call Option by the Issuer) or (g) (Clean-up Call Option by the Issuer), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date. 3. Status The Notes and the Coupons relating to them constitute (subject to Condition 4 (Negative Pledge and Restriction on Distribution of Dividends)) direct, general, unconditional and unsecured obligations of the Issuers and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuers under the Notes and the Coupons relating to them shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4 (Negative Pledge and Restriction on Distribution of Dividends), at all times rank at least equally with all other unsecured and unsubordinated indebtedness of the Issuers present and future. 60

4. Negative Pledge and Restriction on Distribution of Dividends (a) Negative Pledge: So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), the Relevant Issuer will ensure that no Relevant Indebtedness (as defined below) of the Relevant Issuer and no guarantee by the Relevant Issuer of any Relevant Indebtedness of any person will be secured by a mortgage, charge, lien, pledge or other security interest (each a Security Interest) upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Relevant Issuer unless the Relevant Issuer, before or at the same time as the creation of the Security Interest, takes any and all action necessary to ensure that: (i) all amounts payable by the Relevant Issuer under the Notes, the Coupons and the Trust Deed are secured equally and rateably with the Relevant Indebtedness or guarantee, as the case may be, by the same Security Interest, in each case to the satisfaction of the Note Trustee; or (ii) such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Relevant Issuer under the Notes, the Coupons and the Trust Deed either (A) as the Note Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (B) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders. (b) Restriction on distribution of dividends: So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), the Relevant Issuer shall not at any time declare or make a distribution (as defined in Section 1000 of the Corporation Tax Act 2010) or grant a loan or any other credit facility to any of its shareholders unless (1) immediately following the occurrence of any such event, the Net Debt (as defined below) at such time would not exceed 85 per cent. of the Regulatory Asset Base (as defined below) relating to the year in which the relevant distribution or grant was first declared or made; and (2) written certification thereof, signed by two directors of the Relevant Issuer, has been provided to the Note Trustee on or prior to such distribution or grant. Such certification may be relied upon by the Note Trustee without further enquiry or evidence and, if relied upon by the Note Trustee, shall be conclusive and binding on all parties whether or not addressed to each such party. (c) Definitions: In this Condition: borrowed money means (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash. Net Debt at any time, means the aggregate amount of all indebtedness for borrowed money of the Relevant Issuer at such time less the aggregate of: (i) amounts credited to current accounts or deposits and certificates of deposit (with a term not exceeding three months) at, or issued by, any bank, building society or other financial institution; (ii) cash in hand; 61

(iii) the lower of book and market value (calculated, where relevant, by reference to their bid price) of gilts issued by the United Kingdom Government; and (iv) subordinated intra-group items, loans from Affiliates (as defined in Condition 8 (Definitions) below) and shareholder loans, in each case beneficially owned by the Relevant Issuer and in each case so that no amount shall be included or excluded more than once. Regulatory Asset Base means in respect of any year, the regulatory asset base of the Relevant Issuer most recently published and as last determined and notified to the Relevant Issuer in respect of such year by the Great Britain Office of the Gas and Electricity Markets (Ofgem) or any successor of Ofgem (interpolated as necessary and adjusted for additions to the regulatory asset base of the Relevant Issuer and adjusted as appropriate for out-term inflation/regulatory depreciation in respect of the Relevant Issuer). Relevant Indebtedness means: (i) any present or future indebtedness (whether being principal, premium, interest or other amounts) in the form of or represented by bonds, notes, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which are or are capable of being quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market; (ii) monies borrowed or raised from, or any acceptance credit opened by, a bank, building society or other financial institution; and (iii) any leasing or hire purchase agreement which would be treated as a finance lease in the accounts of the relevant person. Any reference to an obligation being “guaranteed” shall include a reference to an indemnity being given in respect of that obligation. 5. Interest and other Calculations (a) Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(f) (Calculations). (b) Interest on Floating Rate Notes: (i) Interest Payment Dates: Each Floating Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(f) (Calculations). Such Interest Payment Date(s) is/are either shown in the Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown in the Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period shown in the Final Terms as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. 62

(ii) Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day. (iii) Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified in the Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the Final Terms. (A) ISDA Determination for Floating Rate Notes Where ISDA Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), ISDA Rate for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which: (x) the Floating Rate Option is as specified in the relevant Final Terms; (y) the Designated Maturity is a period specified in the relevant Final Terms; and (z) the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms. For the purposes of this sub-paragraph (A), Floating Rate, Calculation Agent, Floating Rate Option, Designated Maturity, Reset Date and Swap Transaction have the meanings given to those terms in the ISDA Definitions. (B) Screen Rate Determination for Floating Rate Notes (x) Where Screen Rate Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either: (1) the offered quotation; or 63

(2) the arithmetic mean of the offered quotations, (expressed as a percentage rate per annum) for the Reference Rate (being either LIBOR or EURIBOR, as specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (London time in the case of LIBOR or Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations. If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the Final Terms; (y) if the Relevant Screen Page is not available, or if sub-paragraph (x)(1) applies and no such offered quotation appears on the Relevant Screen Page or if sub paragraph (x)(2) above applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Calculation Agent shall request, if the Reference Rate is LIBOR, the principal London office of each of the Reference Banks (as defined below) or, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time), or if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and (z) if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference 64

Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Note Trustee and the Relevant Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period). (C) Benchmark Replacement: In addition, notwithstanding the provisions above in this Condition 5(b)(iii) (Rate of Interest for Floating Rate Notes), if the Relevant Issuer determines that a Benchmark Event (as defined below) has occurred, then the following provisions shall apply: (x) the Relevant Issuer shall use reasonable endeavours to appoint, as soon as reasonably practicable, an Independent Adviser to determine (acting in good faith and in a commercially reasonable manner), no later than 5 Business Days prior to the relevant Interest Determination Date relating to the next succeeding Interest Accrual Period (the IA Determination Cut-off Date), a Successor Rate (as defined below) or, alternatively, if there is no Successor Rate, an Alternative Reference Rate (as defined below) for purposes of determining the Rate of Interest (or the relevant component part thereof) applicable to the Floating Rate Notes. In making such determination, an Independent Adviser appointed pursuant to this Condition shall act in good faith and in a commercially reasonable manner. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Note Trustee, the Paying Agents, the Noteholders or the Couponholders for any determination made by it pursuant to this Condition; 65

(y) if the Relevant Issuer is unable to appoint an Independent Adviser, or the Independent Adviser appointed by it fails to determine a Successor Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date, the Relevant Issuer (acting in good faith and in a commercially reasonable manner) may determine a Successor Rate or, if there is no Successor Rate, an Alternative Reference Rate; (z) if a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) is determined in accordance with the preceding provisions, such Successor Rate or, failing which, an Alternative Reference Rate (as applicable) shall be the Reference Rate for each of the future Interest Accrual Periods (subject to the subsequent operation of, and to adjustment as provided in, this Condition 5(b)(iii)(C) (Benchmark Replacement)); provided, however, that if sub-paragraph (y) applies and the Relevant Issuer is unable to or does not determine a Successor Rate or an Alternative Reference Rate prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Accrual Period shall be equal to the Rate of Interest last determined in relation to the Floating Rate Notes in respect of the preceding Interest Accrual Period (or alternatively, if there has not been a first Interest Payment Date, the rate of interest shall be the initial Rate of Interest) (subject, where applicable, to substituting the Margin that applied to such preceding Interest Accrual Period for the Margin that is to be applied to the relevant Interest Accrual Period. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Period); for the avoidance of doubt, the proviso in this sub-paragraph (z) shall apply to the relevant Interest Accrual Period only and any subsequent Interest Accrual Periods are subject to the subsequent operation of, and to adjustment as provided in, this Condition 5(b)(iii)(C) (Benchmark Replacement); (aa) if the Independent Adviser or the Relevant Issuer determines a Successor Rate or, failing which, an Alternative Reference Rate (as applicable) in accordance with the above provisions, the Independent Adviser or the Relevant Issuer (as applicable), may also specify changes to these Conditions, including but not limited to the Day Count Fraction, Relevant Screen Page, Business Day Convention, Business Days, Interest Determination Date, Reset Date and/or the definition of Reference Rate applicable to the Floating Rate Notes, and the method for determining the fallback rate in relation to the Floating Rate Notes, in order to follow market practice in relation to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser (in consultation with the Relevant Issuer) or the Relevant Issuer 66

(as applicable), determines that an Adjustment Spread (as defined below) is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Reference Rate (as applicable). If the Independent Adviser or the Relevant Issuer (as applicable) is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread. For the avoidance of doubt, the Note Trustee and the Issuing and Paying Agent shall, at the expense of the Issuer, concur with the Relevant Issuer in effecting such consequential amendments to the Trust Deed, the Agency Agreement and these Conditions as may be required in order to give effect to this Condition 5(b)(iii)(C) (Benchmark Replacement) (the Benchmark Amendments). Noteholder consent shall not be required in connection with effecting the Successor Rate or Alternative Reference Rate (as applicable) or the Benchmark Amendments, including for the execution of any documents or other steps by the Note Trustee or the Issuing and Paying Agent in connection therewith (if required) regardless of whether or not the effecting of the Successor Rate or Alternative Reference Rate (as applicable) or the Benchmark Amendments constitutes one or more of the items specified in Condition 13(a) (Meetings of Noteholders). (bb) Notwithstanding any other provision of this Condition 5(b)(iii)(C) (Benchmark Replacement), neither the Note Trustee nor the Issuing and Paying Agent shall be obliged to agree to any amendments (including any Benchmark Amendments) pursuant to this Condition 5(b)(iii)(C) (Benchmark Replacement) which, in the sole opinion of the Note Trustee or the Issuing and Paying Agent (as applicable) would have the effect of (i) exposing the Note Trustee or the Issuing and Paying Agent (as applicable) to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or (ii) increasing the obligations or duties, or decreasing the rights or protections, of the Note Trustee or the Issuing and Paying Agent (as applicable) in the Trust Deed, the Agency Agreement and/or these Conditions. (cc) The Relevant Issuer shall promptly, following the determination of any Successor Rate or Alternative Reference Rate (as applicable), give notice thereof to the Note Trustee, the Issuing and Paying Agent and the Noteholders, which shall specify the effective date(s) for such Successor Rate or Alternative Reference Rate (as applicable) and any consequential changes made to these Conditions. (dd) No later than notifying the Note Trustee and the Issuing and Paying Agent of the same, the Relevant Issuer shall deliver to each of the Note Trustee and the Issuing and Paying Agent a 67

certificate (on which each of the Note Trustee and the Issuing and Paying Agent shall be entitled to rely without further enquiry or liability) signed by two authorised signatories of the Issuer: I. confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as applicable, the Alternative Reference Rate and (iii) where applicable, any Adjustment Spread and/or the specific terms of any Benchmark Amendments, in each case as determined in accordance with the provisions of this Condition 5(b)(iii)(C) (Benchmark Replacement); II. certifying that the Benchmark Amendments (i) are necessary to ensure that proper operation of such Successor Rate or Alternative Reference Rate and/or Adjustment Spread and (ii) in each case, have been drafted solely to such effect; and III. certifying that (i) the Relevant Issuer has duly consulted with an Independent Adviser with respect to each of the matters above or, if that is not the case (ii) explaining, in reasonable detail, why the Relevant Issuer has not done so. For the purposes of this Condition 5(b)(iii)(C) (Benchmark Replacement): Adjustment Spread means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the Independent Adviser (in consultation with the Relevant Issuer) or the Relevant Issuer acting reasonably (as applicable), determines is required to be applied to the Successor Rate or the Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to holders of Floating Rate Notes as a result of the replacement of the Reference Rate with the Successor Rate or the Alternative Reference Rate (as applicable) and is the spread, formula or methodology which: (i) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Reference Rate with the Successor Rate by any Relevant Nominating Body (as defined below); or (ii) in the case of a Successor Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser (in consultation with the Relevant Issuer) or the Relevant Issuer (as applicable) determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or 68

(iii) if no such customary market usage is recognised or acknowledged, the Independent Adviser (in consultation with the Relevant Issuer) or the Relevant Issuer in its discretion (as applicable), determines (acting in good faith and in a commercially reasonable manner) to be appropriate. Alternative Reference Rate means the rate that the Independent Adviser or the Relevant Issuer (as applicable) determines has replaced the relevant Reference Rate in customary market usage in the international debt capital markets for the purposes of determining rates of interest in respect of bonds denominated in the Specified Currency and of a comparable duration to the relevant Interest Accrual Period, or, if the Independent Adviser or the Relevant Issuer (as applicable) determines that there is no such rate, such other rate as the Independent Adviser or the Relevant Issuer (as applicable) determines in its discretion (acting in good faith and in a commercially reasonable manner) is most comparable to the relevant Reference Rate. Benchmark Event means: (i) the Original Reference Rate ceasing be published for a period of at least 5 Business Days or ceasing to exist; or (ii) the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it has ceased or will (on or before a specified date) cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the date specified in (a); or (iii) the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will (on or before a specified date) be permanently or indefinitely discontinued and (b) the date falling six months prior to the date specified in (a); or (iv) the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will (on or before a specified date) be prohibited from being used either generally, or in respect of the Notes and (b) the date falling six months prior to the date specified in (a); or (v) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is no longer representative of its relevant underlying market; or (vi) it has or will become unlawful for the Agents or the Relevant Issuer to calculate any payments due to be made to any Noteholders using the Original Reference Rate. 69

Independent Adviser means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by the Relevant Issuer at its own expense and the identity of which is approved by the Note Trustee. Original Reference Rate means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes or, if applicable, any other successor or alternative rate (or any component part thereof) determined and applicable to the Notes pursuant to the earlier operation of this Condition 5(b)(iii)(C) (Benchmark Replacement). Relevant Nominating Body means, in respect of a Reference Rate: (i) the central bank for the currency to which the Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate; or (ii) any working group or committee sponsored by, chaired or co- chaired by or constituted at the request of (A) the central bank for the currency to which the Reference Rate relates, (B) any central bank or other supervisory authority which is responsible for supervising the administrator of the Reference Rate or (C) a group of the aforementioned central banks or other supervisory authorities. Successor Rate means the rate that the Independent Adviser or the Relevant Issuer (as applicable), each acting in good faith and in a commercially reasonable manner, determines is a successor to or replacement of the Reference Rate which is formally recommended by any Relevant Nominating Body. (c) Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be zero coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i) (Early Redemption)). (d) Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 (Interest and other Calculations) to the Relevant Date (as defined in Condition 10 (Taxation)). (e) Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding: (i) If any Margin is specified in the Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 5(b) (Interest on Floating Rate Notes) above by adding (if a positive 70 number) or subtracting the absolute value (if a negative number) of such Margin, subject always to the next paragraph. (ii) If any Maximum or Minimum Rate of Interest or Redemption Amount is specified in the Final Terms, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be. (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred- thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes unit means the lowest amount of such currency that is available as legal tender in the countries of such currency. (f) Calculations: The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified in the Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated. (g) Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts: The Calculation Agent shall, as soon as practicable on each Interest Determination Date, or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts in respect of each denomination of the Notes for the relevant Interest Accrual Period, Interest Period or Interest Payment Date calculate the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, obtain such quotation and/or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period, Interest Period or Interest Payment Date and, if required, the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount to be notified to the Note Trustee, the Relevant Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 71

5(b)(ii) (Interest on Floating Rate Notes), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Note Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 12 (Events of Default), the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Note Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties. (h) Linear Interpolation: Where “Linear Interpolation” is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate. (i) Determination or Calculation by Note Trustee: If the Calculation Agent does not at any time for any reason determine or calculate the Rate of Interest for an Interest Accrual Period or any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, or take any action that it is required to do pursuant to these Conditions, the Calculation Agent shall forthwith notify the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent and the Note Trustee (whether or not it receives such notice) shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Note Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances. (j) Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below: Business Day means: (i) in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency and in each (if any) Business Centre; and/or (ii) in the case of euro, a day on which the TARGET System is operating (a TARGET Business Day) and a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in each (if any) Business Centre. 72

Day Count Fraction means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or an Interest Accrual Period, the Calculation Period): (i) if Actual/Actual or Actual/Actual (ISDA) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365); (ii) if Actual/365 (Fixed) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365; (iii) if Actual/365 (Sterling) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Period Date falling in a leap year, 366; (iv) if Actual/360 is specified in the Final Terms, the actual number of days in the Calculation Period divided by 360; (v) if 30/360, 360/360 or Bond Basis is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: [360x(Y −Y )]+[30x(M −M )+(D −D )] Day Count Fraction = 2 1 2 1 2 1 360 where: Y1 is the year, expressed as a number, in which the first day of the Calculation Period falls; Y2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; M1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; M2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; D1 is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and D2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; (vi) if 30E/360 or Eurobond Basis is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: [360x(Y −Y )]+[30x(M −M )+(D −D )] Day Count Fraction = 2 1 2 1 2 1 360 where: 73

Y1 is the year, expressed as a number, in which the first day of the Calculation Period falls; Y2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; M1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; M2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; D1 is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and D2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; (vii) if 30E/360 (ISDA) is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: [360x(Y −Y )]+[30x(M −M )+(D −D )] Day Count Fraction = 2 1 2 1 2 1 360 where: Y1 is the year, expressed as a number, in which the first day of the Calculation Period falls; Y2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; M1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; M2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; D1 is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and D2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; (viii) if Actual/Actual-ICMA is specified in the Final Terms, (a) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and 74

(b) if the Calculation Period is longer than one Determination Period, the sum of: (x) the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and (y) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year, where: Determination Period means the period from and including a Determination Date in any year to but excluding the next Determination Date; and Determination Date means the date(s) specified as such in the Final Terms or, if none is so specified, the Interest Payment Date(s). Designated Maturity means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate. Euro-zone means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended. Interest Accrual Period means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date. Interest Amount means: (i) in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified in the Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the Final Terms as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and (ii) in respect of any other period, the amount of interest payable per Calculation Amount for that period. Interest Commencement Date means the Issue Date or such other date as may be specified in the Final Terms. Interest Determination Date means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the Final Terms or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling 75 nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro. Interest Payment Date means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms, as (if so specified in the relevant Final Terms and/or these Conditions) the same may be adjusted in accordance with the relevant Business Day Convention. Interest Period means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date. Interest Period Date means each Interest Payment Date unless otherwise specified in the Final Terms. ISDA Definitions means the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. Rate of Interest means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions in the Final Terms. Reference Banks means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Calculation Agent or as specified in the Final Terms. Reference Rate means the rate specified as such in the Final Terms (being either LIBOR or EURIBOR or such Alternative Reference Rate or Successor Rate that is applicable in accordance with Condition 5(b)(iii)(C) (Benchmark Replacement)). Relevant Screen Page means such page, section, caption, column or other part of a particular information service as may be specified in the Final Terms. Specified Currency means the currency specified as such in the Final Terms or, if none is specified, the currency in which the Notes are denominated. TARGET System means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System or any successor thereto. (k) Calculation Agent: The Relevant Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them in the Final Terms and for so long as any Note is outstanding (as defined in the Trust Deed). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Relevant Issuer shall (with the prior approval of the Note Trustee) appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over- the-counter index options market) that is most closely connected with the calculation 76 or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid. 6. Redemption, Purchase and Options (a) Final Redemption: Unless previously redeemed, purchased and cancelled as provided below, each Note shall be finally redeemed on the Maturity Date specified in the Final Terms at its Final Redemption Amount (which, unless otherwise provided in the Final Terms, is its nominal amount). (b) Early Redemption: (i) Zero Coupon Notes: (A) The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default) shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified in the Final Terms. (B) Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown in the Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. (C) If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default) is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this subparagraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(c) (Zero Coupon Notes). Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown in the Final Terms. (ii) Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default), shall be the Final Redemption Amount unless otherwise specified in the Final Terms. 77

(c) Redemption for Taxation Reasons: The Notes may be redeemed at the option of the Relevant Issuer in whole, but not in part, on any Interest Payment Date (if this Note is either a Floating Rate Note or an Indexed Note) or at any time (if this Note is neither a Floating Rate Note nor an Indexed Note), on giving not less than 30 nor more than 60 days’ notice to the Note Trustee and the Noteholders in accordance with Condition 18 (Notices) (which notice shall be irrevocable) at their Early Redemption Amount (as described in Condition 6(b) (Early Redemption) above) (together with interest accrued to the date fixed for redemption), if (i) the Relevant Issuer satisfies the Note Trustee immediately before the giving of such notice that it has or will become obliged to pay additional amounts as described under Condition 10 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, and (ii) such obligation cannot be avoided by the Relevant Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Relevant Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 6(c) (Redemption for Taxation Reasons), the Relevant Issuer shall deliver to the Note Trustee a certificate signed by two directors of the Relevant Issuer stating that the obligation referred to in (i) above cannot be avoided by the Relevant Issuer taking reasonable measures available to it and the Note Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above, in which event it shall be conclusive and binding on Noteholders and Couponholders. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. (d) Redemption for Indexation Reasons: Upon the occurrence of any Index Event (as defined below), the Relevant Issuer may, upon giving not less than 30 nor more than 60 days’ notice to the Note Trustee and the holders of the Indexed Notes in accordance with Condition 18 (Notices), redeem all (but not some only) of the Indexed Notes of all Tranches on any Interest Payment Date at the Principal Amount Outstanding (adjusted in accordance with Condition 7(a) (Application of the Index Ratio)) plus accrued but unpaid interest. No single Tranche of Indexed Notes may be redeemed in these circumstances unless all the other Tranches of Indexed Notes linked to the same underlying Index are also redeemed at the same time. Before giving any such notice, the Relevant Issuer shall provide to the Note Trustee a certificate signed by two directors of the Relevant Issuer (a) stating that the Relevant Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Relevant Issuer so to redeem have occurred and (b) confirming that the Relevant Issuer will have sufficient funds on such Interest Payment Date to effect such redemption. The Note Trustee shall be entitled to rely on such certificate without liability to any person. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. Index Event means (i) if the Index Figure for three consecutive months falls to be determined on the basis of an Index Figure previously published as provided in Condition 7(b)(ii) (Delay in publication of Index) and the Note Trustee has been notified by the Issuing and Paying Agent or the Calculation Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index has been advised by the Indexation Adviser (as defined below) to the Relevant Issuer and such circumstances are continuing. 78

Principal Amount Outstanding means, in respect of a Note on any date: (a) the principal amount of that Note upon issue, minus; (b) the aggregate amount of principal repayments or prepayments made in respect of that Note since the Issue Date. (e) Redemption at the Option of the Relevant Issuer: If Issuer Call Option is specified in the Final Terms, the Relevant Issuer may on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders redeem all or, if so provided, some of the Notes on any Optional Redemption Date provided that if Retained Notes are specified as being applicable in the relevant Final Terms, any such Retained Notes have been sold, disposed of or cancelled prior to such date. Any such redemption of Notes shall be at their Optional Redemption Amount together with interest accrued up to (and including) the date fixed for redemption. Any such redemption or exercise must relate to Notes of a nominal amount at least equal to the Minimum Redemption Amount to be redeemed specified in the Final Terms and no greater than the Maximum Redemption Amount to be redeemed specified in the Final Terms. If Make-Whole Redemption is specified in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified in the Final Terms), redeem all or, if so provided, some of the Notes at any time or from time to time (i) where no particular period during which Make-Whole Redemption is applicable is specified, prior to their Maturity Date, or (ii) where Make-Whole Redemption is specified as only being applicable for a certain period, during such period, in each case on the date for redemption specified in such notice (the Make-Whole Redemption Date) at the Make-Whole Redemption Amount. In the case of Notes other than Index Linked Interest Notes or Index Linked Redemption Notes where CPI is specified as the Index in the relevant Final Terms, the Make-Whole Redemption Amount will be calculated by the Financial Adviser (as defined below) and will be the greater of: (i) 100 per cent. of the principal amount of the Notes so redeemed (where applicable, adjusted for indexation in accordance with Condition 7 (Indexation)); and (ii) the sum of the then present values of the remaining scheduled payments of principal and interest on such Notes (not including any interest accrued on the Notes to, but excluding, the relevant Make-Whole Redemption Date) discounted to the relevant Make-Whole Redemption Date on an annual basis at the Make-Whole Redemption Rate (as defined below) plus the Make-Whole Redemption Margin, if any, specified in the applicable Final Terms, plus, in each case, any interest accrued on the Notes to, but excluding, the Make-Whole Redemption Date. In the case of Index Linked Interest Notes or Index Linked Redemption Notes where CPI is specified as the Index in the relevant Final Terms: (i) unless the Financial Adviser advises the Relevant Issuer that an appropriate CPI Gilt (as defined below) is outstanding which would be utilised, at the time of selection and in accordance with customary financial practice at such time, in pricing new issues of corporate debt securities with a similar remaining weighted average life to the Notes, the Make-Whole Redemption Amount will be calculated by the Financial Adviser and will be the greater of: a. 100 per cent. of the principal amount of the Notes so redeemed (adjusted for indexation in accordance with Condition 7 (Indexation)); and 79

b. the RPI Adjusted Redemption Amount (as defined below); or (ii) if the Financial Adviser advises the Relevant Issuer that an appropriate CPI Gilt is outstanding (the Redemption Reference CPI Gilt) which would be utilised, at the time of selection and in accordance with customary financial practice at such time, in pricing new issues of corporate debt securities with a similar remaining weighted average life to the Notes, the Make-Whole Redemption Amount will be calculated by the Financial Adviser and will be the greater of: a. 100 per cent. of the principal amount of the Notes so redeemed (adjusted for indexation in accordance with Condition 7 (Indexation)); and b. the sum of the then present values of the remaining scheduled payments of principal and interest on such Notes (not including any interest accrued on the Notes to, but excluding, the relevant Make-Whole Redemption Date) discounted to the relevant Make-Whole Redemption Date on an annual basis at the CPI Make- Whole Redemption Rate (as defined below) plus the Make-Whole Redemption Margin, if any, specified in the applicable Final Terms, plus, in each case, any interest accrued on the Notes to, but excluding, the Make-Whole Redemption Date. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. In the case of a partial redemption the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or in the case of Registered Notes shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place as the Note Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements. In the case of a partial redemption of a Tranche of Notes represented by a New Global Note (as defined in the Trust Deed) pursuant to this Condition, the Notes to be redeemed (the Redeemed Notes) will be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), not more than 30 days prior to the date fixed for redemption. For the purposes of this Condition 6(e): CPI Gilt means a sterling obligation of the UK government listed on the Official List of the Financial Conduct Authority and admitted to trading on the London Stock Exchange plc (the London Stock Exchange) which is linked to the CPI; CPI Make-Whole Redemption Rate means with respect to the Reference Dealers and the Make-Whole Redemption Date, the average of the five quotations of the mid-market annual yield to maturity of the Redemption Reference CPI Gilt at the Quotation Time specified in the Final Terms on the Determination Date specified in the Final Terms quoted in writing to the Relevant Issuer and the Note Trustee by the Reference Dealers; Financial Adviser means an independent financial institution of international repute or an independent adviser of recognised standing with appropriate expertise selected by the Relevant Issuer at its own expense after notification of such selection to the Note Trustee; Make-Whole Redemption Rate means with respect to the Reference Dealers and the Make- Whole Redemption Date, the average of the five quotations of the mid-market annual yield to 80 maturity of the Make-Whole Reference Bond specified in the Final Terms or, if the Make- Whole Reference Bond is no longer outstanding, a similar security in the reasonable judgment of the Reference Dealers, at the Quotation Time specified in the Final Terms on the Determination Date specified in the Final Terms quoted in writing to the Relevant Issuer and the Note Trustee by the Reference Dealers; Notional RPI Bond means a bond issued by the Relevant Issuer, the terms of which are the same as those of the Notes to be redeemed, save only that payments of principal and interest are adjusted for indexation by reference to RPI (rather than CPI); Real Yield means a yield, expressed as a percentage, calculated by the Financial Adviser on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields” page 5, Section One: Price/Yield Formulae (Index-Linked Gilts) (published on 8 June, 1998 and updated on 15 January, 2002 and 16 March, 2005) (as updated, amended or supplemented from time to time) on a semi-annual compounding basis (converted to an annualised yield and rounded up (if necessary) to five decimal places). Such method requires the adoption of an assumed inflation rate which shall be such rate as the Financial Adviser may determine and notify to the Note Trustee and the Issuing and Paying Agent to be appropriate and, for the avoidance of doubt, the assumed inflation rate shall be a long-term UK inflation rate for the remaining life of the Notes. If such formula does not reflect generally accepted market practice at the time of redemption, a yield calculated in accordance with generally accepted market practice at such time, all as advised to the Relevant Issuer by the Financial Adviser; Redemption Reference RPI Gilt means such RPI Gilt as the Financial Adviser determines would be utilised, at the time of selection and in accordance with customary financial practice at such time, in pricing new issues of corporate debt securities of comparable maturity and amortisation profile to the remaining term of the Notes (or, where the Financial Adviser advises the Relevant Issuer) that, for reasons of illiquidity or otherwise, such stock is not appropriate for such purpose, such other government stock as the Financial Adviser may recommend as appropriate for this purpose; Reference Dealers means those Reference Dealers specified in the Final Terms; RPI Adjusted Redemption Amount is an amount equal to the sum of: (i) the product (adjusted for indexation in accordance with Condition 7 (Indexation)) of the outstanding principal amount of the Notes to be redeemed and the price, expressed as a percentage (rounded to five decimal places, with 0.000005 being rounded upwards), (as reported in writing to the Relevant Issuer by the Financial Adviser) at which the Real Yield on the Notes on the Yield Calculation Date is equal to the sum of (x) the Real Yield at 11.00 a.m. (London time) on such date of the Redemption Reference RPI Gilt (or, where the Financial Adviser determines in good faith and advises to the Relevant Issuer that, for reasons of illiquidity or otherwise, such stock is not appropriate for such purpose, such other government stock as advised to the Relevant Issuer by the Financial Adviser) and (y) 0.1 per cent.; and (ii) the Wedge Value (which may be positive or negative and, if negative, the absolute value shall be deducted for the purpose of calculating the RPI Adjusted Redemption Amount); RPI Gilt means a sterling obligation of the UK government listed on the Official List of the Financial Conduct Authority and admitted to trading on the London Stock Exchange which is linked to the RPI; 81

Wedge Value means the market value to a market counterparty on the Yield Calculation Date (based on three (or such lower number as the Relevant Issuer and the Financial Adviser may agree as appropriate) third party quotes) of a notional swap (where the parties are deemed to have a bilateral, daily, zero-threshold, no initial amount, ISDA Credit Support Annex) under which the market counterparty: (i) receives the remaining cashflows of the Notes; and (ii) pays the remaining cashflows of the Notional RPI Bond, and where, in providing such quotes, such third parties are asked to use discount factors calculated from the zero coupon curve derived from the interest rate used to calculate payments on GBP cash collateral, provided that, if the Financial Adviser determines and advises the Relevant Issuer that it is not reasonably practicable to determine the Wedge Value on such basis (including, without limitation, because it is not reasonably practicable to obtain third party quotes) the Wedge Value shall be determined by the Financial Adviser and advised to the Relevant Issuer; and Yield Calculation Date means the date which is the second Business Day prior to the date on which the notice to redeem is dispatched; and in the case of Index Linked Interest Notes and/or Index Linked Redemption Notes only, the then present values of the remaining scheduled payments of principal and interest on such Notes shall be calculated in accordance with the customary conventions applied to the calculation of such amounts in the inflation linked debt transactions from time to time. (f) Pre-Maturity Call Option by the Issuer: If Pre-Maturity Call Option is specified as being applicable in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders redeem all (but not some only) of the outstanding Notes of the relevant Series on the Pre-Maturity Call Option Date. Any such redemption of Notes shall be at par together with unpaid interest accrued up to (and including) the Pre-Maturity Call Option Date. Pre-Maturity Call Option Date means the date that is 3 calendar months prior to the Maturity Date specified in the Final Terms for the relevant Series of Notes. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. (g) Clean-up Call Option by the Issuer: If Clean-up Call Option is specified as being applicable in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders redeem all (but not some only) of the outstanding Notes of the relevant Series, provided that at least 80 per cent. of the initial aggregate principal amount of the Notes of such Series (not including any Retained Notes purchased by the Relevant Issuer on the issue date of the Notes of such Series which continue to be held by or for the account of the Relevant Issuer) has been purchased or redeemed by the Relevant Issuer (except where such redemption was pursuant to Condition 6(e) (Redemption at the Option of the Relevant Issuer)). Any such redemption of Notes shall be at par together with unpaid interest accrued up to (and including) the date fixed for redemption. All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition. (h) Redemption at the Option of Noteholders: If Investor Put is specified in the Final Terms, the Relevant Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Relevant Issuer (or such other notice 82 period as may be specified in the Final Terms) redeem such Note on the Optional Redemption Date(s) (specified in the Final Terms) at its Optional Redemption Amount (specified in the Final Terms) together with interest accrued up to (and including) the date fixed for redemption. To exercise such option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (Exercise Notice) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Relevant Issuer. (i) Redemption at the Option of the Noteholders on a Restructuring Event (i) If Restructuring Put Option is specified in the Final Terms, and: (a) if, at any time while any of the Notes remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below): (A) an independent financial adviser (as described below) shall have certified in writing to the Note Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Noteholders; or (B) if there are Rated Securities (as defined below), each Rating Agency (as defined below) that at such time has assigned a current rating to the Rated Securities confirms in writing to the Relevant Issuer at its request (which it shall make as set out below) that it will not be withdrawing or reducing the then current rating assigned to the Rated Securities by it from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating will not be lowered by one full rating category or more, in each case as a result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event, the following provisions of this Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event) shall cease to have any further effect in relation to such Restructuring Event. (b) if, at any time while any of the Notes remains outstanding, a Restructuring Event occurs and (subject to Condition 6(i)(i)(a) (Redemption at the Option of the Noteholders on a Restructuring Event)): (A) within the Restructuring Period, either: (i) if at the time such Restructuring Event occurs there are Rated Securities, a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or 83

(ii) if at such time there are no Rated Securities, a Negative Rating Event (as defined below) in respect of such Restructuring Event also occurs; and (B) an independent financial adviser shall have certified in writing to the Note Trustee that such Restructuring Event is, in its opinion, materially prejudicial to the interests of the Noteholders (a Negative Certification), then, unless at any time the Relevant Issuer shall have given notice under Conditions 6(e) (Redemption at the Option of the Relevant Issuer), (f) (Pre-Maturity Call Option by the Issuer) or (g) (Clean-up Call Option by the Issuer) or the holder shall have given notice under Condition 6(h) (Redemption at the Option of Noteholders) (if applicable), the holder of each Note will, upon the giving of a Put Event Notice (as defined below), have the option (the Restructuring Put Option) to require the Relevant Issuer to redeem or, at the option of the Relevant Issuer, purchase (or procure the purchase of) that Note on the Put Date (as defined below), at its Optional Redemption Amount (specified in the Final Terms) together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date. A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Noteholders if, notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, the rating assigned to the Rated Securities by any Rating Agency is subsequently increased to, or, as the case may be, there is assigned to the Notes or other unsecured and unsubordinated debt of the Relevant Issuer having an initial maturity of five years or more by any Rating Agency, an investment grade rating (BBB-/Baa3) or their respective equivalents for the time being) or better prior to any Negative Certification being issued. Any Negative Certification shall be conclusive and binding on the Note Trustee, the Relevant Issuer and the Noteholders. The Relevant Issuer may, at any time, with the approval of the Note Trustee appoint an independent financial adviser for the purposes of this Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event). If, within five Business Days following the occurrence of a Rating Downgrade or a Negative Rating Event, as the case may be, in respect of a Restructuring Event, the Relevant Issuer shall not have appointed an independent financial adviser for the purposes of Condition 6(i)(i)(b)(B) and (if so required by the Note Trustee) the Note Trustee is indemnified and/or prefunded and/or secured to its satisfaction against the costs of such adviser, the Note Trustee may appoint an independent financial adviser for such purpose following consultation with the Relevant Issuer. (ii) Promptly upon the Relevant Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Relevant Issuer shall, and at any time upon the Note Trustee if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice (a Put Event Notice) to the Noteholders in accordance with Condition 18 (Notices) specifying the nature of the Put Event and the procedure for exercising the Restructuring Put Option. (iii) To exercise the Restructuring Put Option, the holder of a Note must comply with the provisions of Condition 6(h) (Redemption at the Option of Noteholders). The applicable notice period for the purposes of Condition 6(h) (Redemption at the Option of Noteholders), as applied to a Restructuring Put Option, shall be the period (the Put Period) of 45 days after that on which a Put Event Notice is given. Subject to the relevant Noteholder having complied with Condition 6(h) (Redemption at the Option of Noteholders), the Relevant Issuer shall redeem or, at the option of that Relevant Issuer, purchase (or procure the purchase of) the relevant Note on the fifteenth day after the date of expiry of the Put Period (the Put Date) unless previously redeemed or purchased. 84

(iv) For the purposes of these Conditions: (a) Distribution Services Area means, in respect of a Relevant Issuer, the area specified as such in the distribution licence granted to it on 1 October 2001 under section 6(l)(c) of the Electricity Act 1989 (as amended by section 30 of the Utilities Act 2000), as of the date of such distribution licence. (b) A Negative Rating Event shall be deemed to have occurred if (1) a Relevant Issuer does not, either prior to or not later than 14 days after the date of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Notes or any other unsecured and unsubordinated debt of that Relevant Issuer having an initial maturity of five years or more from a Rating Agency or (2) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being). (c) A Put Event occurs on the date of the last to occur of (1) a Restructuring Event, (2) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (3) the relevant Negative Certification. (d) Rating Agency means S&P Global Ratings Europe Limited or any of its subsidiaries and their successors or Moody’s Investors Service Limited or any of its subsidiaries and their successors or any rating agency substituted for any of them (or any permitted substitute of them) by the Relevant Issuer from time to time with the prior written approval of the Note Trustee. (e) A Rating Downgrade shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Relevant Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3), or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal), or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category or more. (f) Rated Securities means the Notes, if at any time and for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of a Relevant Issuer having an initial maturity of five years or more which is rated by a Rating Agency. (g) Restructuring Event means the occurrence of any one or more of the following events: (A) (i) the Secretary of State for Business, Innovation and Skills (or any successor) giving the Relevant Issuer written notice of any revocation of its Distribution Licence (as defined below); or (ii) the Relevant Issuer agreeing in writing with the Secretary of State for Business, Innovation and Skills (or any successor) to any revocation or surrender of its Distribution Licence; or (iii) any legislation (whether primary or subordinate) being enacted which terminates or revokes the Distribution Licence of the Relevant Issuer; except, in each such case, in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Relevant Issuer or a wholly-owned subsidiary of the Relevant Issuer where such subsidiary at 85 the time of such grant either executes in favour of the Note Trustee an unconditional and irrevocable guarantee in respect of all Notes issued by the Relevant Issuer in such form as the Note Trustee may approve or becomes the primary obligor under the Notes issued by the Relevant Issuer in accordance with Condition 13(c) (Substitution); or (B) any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions upon which a Relevant Issuer is authorised and empowered under relevant legislation to distribute electricity in the Distribution Services Area unless two directors of such Issuer have certified in good faith to the Note Trustee that the modified terms and conditions are not materially less favourable to the business of that Relevant Issuer; or (C) any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Business, Innovation and Skills (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under section 3A of the Electricity Act 1989 (as amended by the Utilities Act 2000) (as this may be amended from time to time) unless two directors of such Relevant Issuer have certified in good faith to the Note Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of that Relevant Issuer. (h) Restructuring Period means: (A) if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or (B) if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date (if any) on which the Relevant Issuer shall seek to obtain a rating as contemplated by the definition of Negative Rating Event; (bb) the expiry of the 14 days referred to in the definition of Negative Rating Event and (cc) the date on which a Negative Certification shall have been given to the Note Trustee in respect of that Restructuring Event. (i) A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, refusal to assign a rating of at least investment grade as provided in this Condition 6(i) (Redemption at the Option of the Noteholders on a Restructuring Event), does not announce or publicly confirm or inform the Relevant Issuer in writing at its request (which it shall make as set out in the following paragraph) that the reduction or, where applicable, declining to assign a rating of at least investment grade, was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Relevant Issuer undertakes to contact the relevant Rating Agency immediately following that reduction, or where applicable the refusal to assign a rating of at least investment grade, to confirm whether that reduction, or refusal to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Relevant 86

Issuer shall notify the Note Trustee immediately upon receipt of any such confirmation from the relevant Rating Agency. (j) Purchases: (A) Where Retained Notes are specified as being applicable in the relevant Final Terms, the Relevant Issuer shall purchase the Retained Notes on the issue date of such Notes. (B) The Relevant Issuer may at any time purchase Notes (provided that all unmatured Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price. (k) Cancellation: (A) All Notes purchased by or on behalf of the Relevant Issuer or its Subsidiaries may be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Coupons and all unexchanged Talons to the Issuing and Paying Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Relevant Issuer, be cancelled forthwith (together with all unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Relevant Issuer in respect of any such Notes shall be discharged. (B) Where Retained Notes are specified as being applicable in the relevant Final Terms in respect of a Series, the Relevant Issuer: (i) shall cancel all such Retained Notes held by or on behalf of the Relevant Issuer on the earlier of: (1) the Retained Note Cancellation Date specified in the relevant Final Terms; and (2) upon notice that the Notes of such Series are to be redeemed (and, in any event, prior to such redemption) in accordance with Condition 6(c) (Redemption for Taxation Reasons), Condition 6(d) (Redemption for Indexation Reasons), Condition 6(h) (Redemption at the Option of Noteholders), Condition 6(i) (Redemption at the Option of Noteholders on a Restructuring Event) or Condition 12 (Events of Default); and (ii) may cancel any Retained Notes held by it or on its behalf at any time at its discretion. 7. Indexation This Condition 7 (Indexation) is applicable only if the relevant Final Terms specifies that the Notes are Index Linked Interest Notes and/or Index Linked Redemption Notes. (a) Application of the Index Ratio Each payment of interest in respect of the Index Linked Interest Notes shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio 87

(or Limited Index Ratio in the case of Limited Indexed Notes) applicable to the month in which such payment falls to be made and rounded in accordance with Condition 5(e) (Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding). Unless otherwise specified hereon, the Final Redemption Amount, the Early Redemption Amount and the Optional Redemption Amount in respect of the Index Linked Interest Notes and/or Index Linked Redemption Notes shall be the nominal amount of the Index Linked Interest Notes and/or Index Linked Redemption Notes multiplied by the Index Ratio applicable to the date on which the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount (as the case may be) becomes payable, provided that: (i) if a Minimum Final Redemption Amount, Minimum Early Redemption Amount and/or Minimum Optional Redemption Amount is specified in the applicable Final Terms and such amount is greater than the amount of principal in respect of the Notes determined in accordance with this Condition 7(a) (expressed on a per Calculation Amount basis), the Final Redemption Amount, Early Redemption Amount and/or Optional Redemption Amount (as applicable) shall be, respectively, the Minimum Final Redemption Amount, Minimum Early Redemption Amount and/or Minimum Optional Redemption Amount (as applicable) so specified in the applicable Final Terms; and/or (ii) if a Maximum Final Redemption Amount, Maximum Early Redemption Amount and/or Maximum Optional Redemption Amount is specified in the applicable Final Terms and such amount is less than the amount of principal in respect of the Notes determined in accordance with this Condition 7(a) (expressed on a per Calculation Amount basis), the Final Redemption Amount, Early Redemption Amount and/or Optional Redemption Amount (as applicable) shall be, respectively, the Maximum Final Redemption Amount, Maximum Early Redemption Amount or Maximum Optional Redemption Amount (as applicable) so specified in the applicable Final Terms; and (iii) the Calculation Agent will calculate the Final Redemption Amount, Early Redemption Amount and Optional Redemption Amount (as the case may be) as set out in Condition 5(g) (Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts). Each payment of principal in respect of the Index Linked Redemption Notes shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio (or Limited Index Ratio in the case of Limited Indexed Notes) applicable to the month in which such payment falls to be made and rounded in accordance with Condition 5(e) (Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding). (b) Changes in Circumstances Affecting the Index (i) Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefore, then with effect from the calendar month from and including that in which such substitution takes effect (1) the definition of “Index” and “Index Figure” in Condition 8 (Definitions) shall be deemed to refer to the new date or month in substitution for January 1987 (or, as the case may be, to such other date or month as may have been substituted therefore); and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure immediately following such substitution, divided by the Index Figure immediately prior to such substitution. (ii) Delay in publication of Index: If the Index Figure relating to any month (the relevant month) which is required to be taken account for the purposes of the determination of the Index Figure applicable for any date is not published on or before the fourteenth business day before the date on which any payment of interest or principal on the Notes 88 is due (the date for payment), the Index Figure relating to the relevant month shall be (1) such substitute index figure (if any) as an Indexation Adviser considers to have been published by the Bank of England or, as the case may be, the United Kingdom Debt Management Office (or such other designated debt manager of Her Majesty’s Treasury, from time to time) for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by the Indexation Adviser (and approved by the Note Trustee); or (2) if no such determination is made by such Indexation Adviser within 7 days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 7(b)(i) (Change in base)) before the date for payment. (c) Application of Changes Where the provisions of Condition 7(b)(ii) (Delay in publication of Index) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 7(b)(ii)(2), the Index Figure relating to the relevant month is subsequently published while a Note is still outstanding, then: (i) in relation to a payment of principal or interest in respect of such Note other than upon final redemption of such Note, the principal or interest (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced by an amount equal to (respectively) the shortfall or excess of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 7(b)(ii)(2), below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth Business Day before the date for payment; and (ii) in relation to a payment of principal or interest upon final redemption, no subsequent adjustment to amounts paid will be made. (d) Cessation of or Fundamental Changes to the Index (i) If (1) the Note Trustee has been notified by the Calculation Agent that the Index has ceased to be published; or (2) the Note Trustee has been notified by the Calculation Agent when any change is made to the coverage or the basic calculation of the Index which constitutes a fundamental change which would, in the opinion of the Note Trustee acting solely on the advice of an Indexation Adviser, be materially prejudicial to the interests of the Noteholders, the Note Trustee will give written notice of such occurrence to the Relevant Issuer, and the Relevant Issuer and the Note Trustee together shall seek to agree for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Relevant Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. (ii) If the Relevant Issuer and the Note Trustee fail to reach agreement as mentioned above within 20 Business Days following the giving of notice as mentioned in paragraph (i), a bank or other person in London shall be appointed by the Relevant Issuer and the Note Trustee or, failing agreement on and the making of such appointment within 20 Business Days following the expiry of the day period referred to above, by the Note Trustee (in each case, such bank or other person so appointed being referred to as the Expert), to determine for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Relevant Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant 89 fundamental change not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Relevant Issuer and the Note Trustee in connection with such appointment shall be borne by the Relevant Issuer. (iii) The Index shall be adjusted or replaced by a substitute index as agreed by the Relevant Issuer and the Note Trustee or as determined by the Expert pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Note Trustee and the Relevant Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Relevant Issuer, the Note Trustee and the Noteholders, and the Relevant Issuer shall give notice to the Noteholders in accordance with Condition 18 (Notices) of such amendments as promptly as practicable following such notification. 8. Definitions In these Conditions: Affiliate means in relation to any person, any entity controlled, directly or indirectly, by that person, any entity that controls directly or indirectly, that person or any entity, directly or indirectly under common control with that person and, for this purpose, control means control as defined in the Companies Act; Base Index Figure means (subject to Condition 7(b)(i) (Change in base)) the base index figure as specified in the relevant Final Terms; Calculation Date means any date when a payment of interest or, as the case may be, principal falls due; Capital and Reserves means the aggregate of: (i) the amount paid up or credited as paid up on the share capital of the Relevant Issuer; and (ii) the total of the capital, revaluation and revenue reserves of the Group (as defined below), including any share premium account, capital redemption reserve and credit balance on the profit and loss account, but excluding sums set aside for taxation and amounts attributable to outside shareholders in Subsidiary Undertakings (as defined below) and deducting any debit balance on the profit and loss account, all as shown in the then latest audited consolidated balance sheet and profit and loss account of the Group prepared in accordance with the historical cost convention (as modified by the revaluation of certain fixed assets) for the purposes of the Companies Act 2006, but adjusted as may be necessary in respect of any variation in the paid up share capital or share premium account of the Relevant Issuer since the date of that balance sheet and further adjusted as may be necessary to reflect any change since the date of that balance sheet in the Subsidiary Undertakings comprising the Group and/or as the Auditors (as defined in the Trust Deed) may consider appropriate; consolidated means in relation to the financial statements and accounts of the Relevant Issuer and/or the Group, those statements and accounts as consolidated under International Financial Reporting Standards, provided that if such consolidated accounts are not prepared, it shall mean the non-consolidated financial statements and accounts of the Relevant Issuer prepared in accordance with generally accepted accounting principles in the United Kingdom; 90

Distribution Licence means an electricity distribution licence granted under section 6(1)(c) of the Electricity Act 1989, as amended from time to time;

Group means the Relevant Issuer and, if and to the extent it has any, its Subsidiary Undertakings and "member of the Group" shall be construed accordingly;

Index or Index Figure means, in relation to any relevant month (as defined in Condition 7(b)(ii) (Delay in publication of Index)), subject as provided in Condition 7(b)(i) (Change in base), either (i) the UK Retail Price Index (RPI) (for all items) published by the Office for National Statistics (January 1987=100) (currently contained in the Monthly Digest of Statistics) or any comparable index which may replace RPI for the purpose of calculating the amount payable on repayment of the Reference Gilt as specified in the relevant Final Terms; (ii) the UK Consumer Price Index (CPI) (for all items) published by the Office for National Statistics (2015=100) or any comparable index which may replace such index for the purpose of calculating the amount payable on repayment of the Indexed Benchmark Gilt (if any); or (iii) the UK Consumer Price Index Including Owner Occupiers' Housing Costs (CPIH) (for all items) published by the Office for National Statistics (2015=100), or any comparable index which may replace such index for the purpose of calculating the amount payable on repayment of the Index Benchmark Gilt (if any).

Where RPI is specified as the Index in the relevant Final Terms, any reference to the Index Figure applicable (IFA) to a particular Calculation Date shall, in the case of (i) above, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index), and if "3 months lag" is specified in the relevant Final Terms, be calculated in accordance with the following formula:

$$IFA = RPI_{m-3} + \frac{(Day\ of\ Calculation\ Date - 1)}{(Days\ in\ month\ of\ Calculation\ Date)} x(RPI_{m-2} - RPI_{m-3})$$

and rounded to five decimal places (0.000005 being rounded upwards) and where:

RPIm–3 means the Index Figure for the first day of the month that is three months prior to the month in which the payment falls due; and

RPIm–2 means the Index Figure for the first day of the month that is two months prior to the month in which the payment falls due.

Where RPI is specified as the Index in the relevant Final Terms, any reference to the IFA to a particular Calculation Date shall, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index), and if "8 months lag" is specified in the relevant Final Terms, be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication.

Where CPI is specified as the Index in the relevant Final Terms, any reference to the IFA to a particular Calculation Date shall, in the case of (ii) above, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index), be calculated in accordance with the following formula:

$$IFA = CPI_{m-t} + \frac{(Day\ of\ Calculation\ Date - 1)}{(Days\ in\ month\ of\ Calculation\ Date)} x(CPI_{m-(t-1)} - CPI_{m-t})$$

and rounded to five decimal places (0.000005 being rounded upwards) and where:

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CPIm–t means the Index Figure for the first day of the month that is t months prior to the month in which the payment falls due, where the lag period "t" has a value of 2 to 24 as specified in the applicable Final Terms.

Where CPIH is specified as the Index in the relevant Final Terms, any reference to the IFA to a particular Calculation Date shall, in the case of (iii) above, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index), be calculated in accordance with the following formula:

$$IFA = CPIH_{m-t} + \frac{(Day\ of\ Calculation\ Date-1)}{(Days\ in\ month\ of\ Calculation\ Date)} x(CPIH_{m-(t-1)} - CPIH_{m-t})$$

and rounded to five decimal places (0.000005 being rounded upwards) and where:

CPIHm–t means the Index Figure for the first day of the month that is t months prior to the month in which the payment falls due, where the lag period "t" has a value of 2 to 24 as specified in the applicable Final Terms;

Index Linked Interest Notes means Notes with an Interest Basis specified as being Index Linked Interest in the relevant Final Terms;

Index Linked Redemption Notes means Notes with a Redemption Basis specified as being Index Linked Redemption in the relevant Final Terms;

Index Ratio applicable to any Calculation Date means the Index Figure applicable to such date divided by the Base Index Figure;

Indexed Benchmark Gilt means the index-linked sterling obligation of the United Kingdom Government listed on the Official List of the Financial Conduct Authority (in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended) and traded on the London Stock Exchange that is indexed to the same Index as the Notes and whose average maturity most closely matches that of the Notes as the Expert shall determine to be appropriate;

Indexed Notes means Index Linked Interest Notes and Index Linked Redemption Notes;

Limited Index Ratio means (a) in respect of any month prior to the relevant Issue Date, the Index Ratio for that month; (b) in respect of any Limited Indexation Month after the relevant Issue Date, the product of the Limited Indexation Factor for that month and the Limited Index Ratio as previously calculated in respect of the month twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month;

Limited Indexation Factor means, in respect of a Limited Indexation Month, the ratio of the Index Figure applicable to that month divided by the Index Figure applicable to the month twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor;

Limited Indexation Month means any month specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated;

Limited Indexed Notes means Indexed Notes to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the relevant Final Terms) applies;

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Maximum Indexation Factor means the indexation factor specified as such in the relevant Final Terms; Minimum Indexation Factor means the indexation factor specified as such in the relevant Final Terms; Reference Gilt means the Treasury Stock specified as such in the relevant Final Terms for so long as such stock is in issue, and thereafter such issue of index-linked Treasury Stock determined to be appropriate by a gilt-edged market maker or other adviser selected by the Relevant Issuer and approved by the Note Trustee (an Indexation Adviser); Retained Note Cancellation Date means, in respect of each Series of Notes where Retained Notes are specified as applicable in the relevant Final Terms, the date specified in the Final Terms on or before which the Relevant Issuer must cancel any Retained Notes held by it or on its behalf; Retained Notes means, in respect of each Series of Notes where Retained Notes are specified as applicable in the relevant Final Terms, the principal amount of Notes of such Series purchased by the Relevant Issuer on the issue date of such Notes; Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006; and Subsidiary Undertaking shall have the meaning given to it by section 1162 of the Companies Act 2006 (but, in relation to the Relevant Issuer, shall exclude any undertaking (as defined in section 1161 of the Companies Act 2006) whose accounts are not included in the then latest published audited consolidated accounts of the Relevant Issuer, or (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would not have been so included or consolidated if it had become so on or before that date). 9. Payments and Talons (a) Bearer Notes: Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 9(f)(v) (Unmatured Coupons and unexchanged Talons)) or Coupons (in the case of interest, save as specified in Condition 9(f)(ii) (Unmatured Coupons and unexchanged Talons)), as the case may be, at the specified office of any Paying Agent outside the United States by transfer to an account denominated in such currency with, a Bank. Bank means a bank in the principal financial centre for such currency or, in the case of euro, in a city in which banks have access to the TARGET System. (b) Registered Notes: (i) Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below. (ii) Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the day before the due date for payment thereof (the Record Date). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such 93 payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank. (c) Payments in the United States: Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Relevant Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Relevant Issuer, any adverse tax consequence to the Relevant Issuer. (d) Payments subject to Fiscal Laws: All payments are subject in all cases (i) to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 10 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to Condition 10 (Taxation)) any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments. (e) Appointment of Agents: The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuers are listed in the Agency Agreement. The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuers and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuers reserve the right at any time with the approval of the Note Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuers shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities, and (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed in each case, as approved by the Note Trustee. Notice of any such change or any change of any specified office shall promptly be given to the Noteholders. (f) Unmatured Coupons and unexchanged Talons: (i) Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes (other than Indexed Notes), such Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 11 (Prescription)). 94

(ii) Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note or Indexed Notes, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them. (iii) Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon. (iv) Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Relevant Issuer may require. (v) If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be. (g) Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 11 (Prescription)). (h) Non-Business Days: Subject as provided in the relevant Final Terms, if any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, business day means a day (other than a Saturday or a Sunday) on which banks are open for presentation and payment of debt securities and for dealings in foreign currency in the relevant place of presentation in such jurisdiction as shall be specified as Additional Financial Centre(s) in the relevant Final Terms and (in the case of a payment in a currency other than euro), where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which dealings may be carried on in the relevant currency in the principal financial centre of the country of such currency and, in relation to any sum payable in euro, a day on which the TARGET System is open. 10. Taxation All payments of principal and interest by or on behalf of the Relevant Issuer in respect of the Notes, and the Coupons shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Relevant Issuer shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon: (a) Other connection: to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note or Coupon; or 95

(b) Lawful avoidance of withholding: to, or to a third party on behalf of, a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant Note (or the Certificate representing it) or Coupon is presented for payment; or (c) Presentation more than 30 days after the Relevant Date: presented or surrendered (or in respect of which the Certificate representing it is presented or surrendered) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day. As used in these Conditions, Relevant Date in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate) or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) principal shall be deemed to include any premium payable in respect of the Notes, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 (Redemption, Purchase and Options) or any amendment or supplement to it, (ii) interest shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 (Interest and other Calculations) or any amendment or supplement to it and (iii) principal and/or interest shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed. 11. Prescription Claims against the Relevant Issuer for payment in respect of the Notes and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them. 12. Events of Default If any of the following events (Events of Default) occurs and is continuing, the Note Trustee at its discretion may, and if so requested by holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall, give notice to the Relevant Issuer that the Notes are, and they shall immediately become, due and payable at their Early Redemption Amount together (if applicable) with accrued interest: (i) Non-Payment: if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 14 days in the case of principal and 21 days in the case of interest or, where relevant, the Relevant Issuer, having become obliged to redeem, purchase or procure the purchase of (as the case may be) any Notes pursuant to Condition 6 (Redemption, Purchase and Options) fails to do so within a period of 14 days of having become so obliged; or (ii) Breach of Other Obligations: the Relevant Issuer does not perform, observe or comply with any one or more of its other obligations, covenants, conditions or provisions under the Notes or the Trust Deed and (except where the Note Trustee shall have certified to the Relevant Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter 96 mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Note Trustee may in its absolute discretion permit) next following the service by the Note Trustee on the Relevant Issuer of notice requiring the same to be remedied; or (iii) Cross-Acceleration: if (A) any other indebtedness for borrowed money (as defined in Condition 4 (Negative Pledge and Restriction on Distribution of Dividends) but, for the purposes of this paragraph (iii), excluding Non-recourse Indebtedness) of the Relevant Issuer or any Principal Subsidiary (as defined below) becomes due and repayable prior to its stated maturity by reason of a default or (B) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (C) the Relevant Issuer or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (D) any security given by the Relevant Issuer or any Principal Subsidiary for any indebtedness for borrowed money of any person or any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant indebtedness for borrowed money or any such guarantee or indemnity as aforesaid shall be due and payable, provided that the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this paragraph (iii) has or have occurred equals or exceeds whichever is the greater of £20,000,000 or its equivalent in other currencies (on the basis of the middle spot rate for the relevant currency against pounds sterling as quoted by any leading bank on the day on which this paragraph (iii) applies) and two per cent. of the Capital and Reserves; or (iv) Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any substantial part of the property, assets or revenues of the Relevant Issuer and is not discharged or stayed within 90 days; or (v) Insolvency: the Relevant Issuer is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of its debts generally or a material part of a particular type of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting its debts generally or any part of a particular type of the debts of the Relevant Issuer; or (vi) Winding-up: (A) an administrator or liquidator is appointed in relation to the Relevant Issuer (and, in each case, not discharged within 90 days), or (B) an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Relevant Issuer, or (C) the Relevant Issuer shall apply or petition for a winding-up or administration order in respect of itself or (D) the Relevant Issuer ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case ((A) to (D) inclusive) except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Note Trustee or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders; or (vii) Nationalisation: the seizure, compulsory acquisition, expropriation or nationalisation (whether compulsory or otherwise, of a material part, and whether or not for fair compensation) of all or a material part of the assets of the Relevant Issuer by a Governmental Agency (as defined below); or 97

(viii) Illegality: it is or will become unlawful for the Relevant Issuer to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed, provided that in the case of paragraph (ii) the Note Trustee shall have certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders. (ix) Definitions: in this Condition: Excluded Subsidiary means any Subsidiary (as defined in Condition 4 (Negative Pledge and Restriction on Distribution of Dividends)) of the Relevant Issuer: (A) which is a single purpose company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset; (B) none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group (other than another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in subparagraph (B)(II). of the definition of Non-recourse Indebtedness below; and (C) which has been designated as such by the Relevant Issuer by written notice to the Note Trustee, provided that the Relevant Issuer may give written notice to the Note Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary. Governmental Agency includes, in relation to a state or supranational organisation, any agency, authority, central bank, department, government, legislature, ministry, official or public person (whether autonomous or not) of, or the government of, that state or supranational organisation. Non-recourse Indebtedness means any indebtedness for borrowed money: (A) which is incurred by an Excluded Subsidiary; or (B) in respect of which the person or persons to whom any such indebtedness for borrowed money is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than: I. recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from any specific asset or assets over or in respect of which security has been granted in respect of such indebtedness for borrowed money; and/or II. recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness for borrowed money in an enforcement of any encumbrance given by such borrower over any such asset or assets or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness for borrowed money, provided that (aa) the extent of such recourse to such borrower is limited solely to the amount of any 98 recoveries made on any such enforcement, and (bb) such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness for borrowed money, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or III. recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available. outstanding means, in relation to the Notes, all the Notes issued except (a) those that have been redeemed in accordance with the Trust Deed, (b) those that have been redeemed in accordance with these Conditions, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Note Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Notes and Covenant to pay) of the Trust Deed and in the manner provided in the Agency Agreement and remain available for payment against presentation and surrender of Notes, Certificates and/or Coupons, as the case may be in accordance with these Conditions, (d) those that have become void or in respect of which claims have become prescribed, (e) those that have been purchased and cancelled as provided in these Conditions (including those Retained Notes which the Relevant Issuer has elected or is required to surrender for cancellation pursuant to Condition 6(k) (Cancellation)) and notice of the cancellation of which has been given to the Note Trustee, (f) those mutilated or defaced Bearer Notes that have been surrendered or cancelled in exchange for replacement Bearer Notes, (g) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Bearer Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, (h) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of this Condition 12 (Events of Default) and Condition 13 (Meetings of Noteholders, Modification, Waiver and Substitution) and Schedule 7 (Provisions for Meetings of Noteholders) of the Trust Deed, (3) the exercise of any discretion, power or authority that the Note Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (where relevant) by the Note Trustee as to whether an Event of Default is in its opinion materially prejudicial to the interests of the Noteholders, those Notes that are beneficially held by or on behalf of the Relevant Issuer and not cancelled (including, for the avoidance of doubt, any Retained Notes for so long as they are held by or on behalf of the Relevant Issuer) shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Note Trustee shall rely on the records of Euroclear 99 and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN. Principal Subsidiary at any time shall mean each Subsidiary of the Relevant Issuer (in each case not being an Excluded Subsidiary or any other Subsidiary of the Relevant Issuer, as the case may be, whose only indebtedness for borrowed money is Non- recourse Indebtedness): (A) whose (a) profits on ordinary activities before tax or (b) gross assets, in each case attributable to the Relevant Issuer represent 20 per cent. or more of the consolidated profits on ordinary activities before tax of the Group or, as the case may be, consolidated gross assets of the Group, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a company which itself has Subsidiaries) and the then latest audited consolidated financial statements of the Group provided that in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Group relate, the reference to the then latest audited consolidated financial statements of the Group for the purposes of the calculation above shall, until consolidated financial statements for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest relevant audited financial statements, adjusted as deemed appropriate by the Auditors; or (B) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Relevant Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (B), upon publication of its next audited financial statements (but without prejudice to the provisions of sub-paragraph (A) above) but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary of the Relevant Issuer on or at any time after the date on which such audited financial statements have been published by virtue of the provisions of sub-paragraph (A) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (B). A certificate by two directors of the Relevant Issuer that, in their opinion, a Subsidiary of the Relevant Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Note Trustee without further enquiry or evidence and the Note Trustee will not be responsible or liable for any loss occasioned by acting on such a certificate and, if relied upon by the Note Trustee, shall be conclusive and binding on all parties, whether or not addressed to each such party. 13. Meetings of Noteholders, Modification, Waiver and Substitution (a) Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders of one or more Series of Notes to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal amount of the affected Series of Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing 100 one more than 50 per cent. in nominal amount of the affected Series of Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the affected Series of Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia: (i) to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes; (ii) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Notes; (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes; (iv) if a Minimum and/or a Maximum Rate of Interest or Redemption Amount is shown in the Final Terms, to reduce any such Minimum and/or Maximum; (v) to vary any method of, or basis for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount; (vi) to vary the currency or currencies of payment or denomination of the Notes; (vii) to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Relevant Issuer, whether or not those rights arise under the Trust Deed; or (viii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in nominal amount of the affected Series of Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders. The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of affected Series of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders. (b) Modification of the Trust Deed: The Note Trustee may agree, without the consent of the Noteholders or Couponholders, (i) to any modification of any of the provisions of the Trust Deed or the Notes, or Coupons or these Conditions that is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) if in the opinion of the Note Trustee the interests of the Noteholders will not be materially prejudiced thereby, to any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed or the Notes, or Coupons or these Conditions, or determine that any Event of Default shall not be treated as such. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Note Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable. 101

(c) Substitution: The Note Trustee may agree, subject to the execution of a deed or undertaking supplemental to the Trust Deed in form and manner satisfactory to the Note Trustee and such other conditions as the Note Trustee may require, but without the consent of the Noteholders or the Couponholders, to the substitution of the Relevant Issuer’s successor in business in place of the Relevant Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Notes. In the case of such a substitution the Note Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of the law governing the Notes, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Note Trustee be materially prejudicial to the interests of the Noteholders. (d) Entitlement of the Note Trustee: In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Note Trustee shall have regard to the interests of the Noteholders (excluding the Relevant Issuer for so long as it holds any Retained Notes) as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Note Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Relevant Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders. (e) Modifications These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Final Terms in relation to such Series. 14. Enforcement At any time after the occurrence of an Event of Default which is continuing, and, in the case of paragraph (ii) of Condition 12 (Events of Default) where the Note Trustee has certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders, the Note Trustee may, at its discretion and without further notice, institute such proceedings against the Relevant Issuer as it may think fit to enforce the terms of the Trust Deed, the Notes and the Coupons, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in nominal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder or Couponholder may proceed directly against the Relevant Issuer unless the Note Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing. 15. Indemnification of the Note Trustee The Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility. The Note Trustee is entitled to enter into business transactions with the Issuers and any entity related to the Issuers without accounting for any profit. The Note Trustee may rely without liability on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Note Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Note Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuers, the Note Trustee and the Noteholders. 102

16. Replacement of Notes, Certificates, Coupons and Talons If a Note, Certificate, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Issuing and Paying Agent in London (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Relevant Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Relevant Issuer on demand the amount payable by the Relevant Issuer in respect of such Notes, Certificates, Coupons or further Coupons) and otherwise as the Relevant Issuer may require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued. 17. Further Issues The Relevant Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects save for the Issue Date, Interest Commencement Date and Issue Price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such different terms as the Relevant Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further issues may be constituted by the Trust Deed or any deed supplemental to it. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Note Trustee so decides. 18. Notices Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Bearer Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). If in the opinion of the Note Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition. 19. Contracts (Rights of Third Parties) Act 1999 No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999. 20. Governing Law and Jurisdiction (a) Governing Law: The Trust Deed, the Notes, the Coupons and the Talons and any non- contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law. 103

(b) Jurisdiction: The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Coupons or Talons (including any non-contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with any Notes, Coupons or Talons may be brought in such courts. The Issuers have in the Trust Deed irrevocably submitted to the jurisdiction of such courts. 104

USE OF PROCEEDS The net proceeds from each issue of Notes (or, in the case of any Series of Notes where Retained Notes are specified as being applicable in the relevant Final Terms, the net proceeds of the sale of such Retained Notes to a third party) will be applied by the Relevant Issuer for its general corporate purposes. 105

DESCRIPTION OF THE CUSTODY AGREEMENT The form of the Custody Agreement has been agreed between, and will be entered into by, the Issuers and the Custodian, and the applicable custody accounts contemplated therein will be established, prior to the issue of any Retained Notes under the Programme. The Issuers will appoint HSBC Bank plc as Custodian in relation to the Retained Notes pursuant to the Custody Agreement. HSBC Bank plc and its subsidiaries form a group providing a range of banking products and services. HSBC Holdings plc, the parent company of the HSBC Group, is headquartered in London. HSBC Bank plc is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. HSBC Bank plc’s principal place of business in the United Kingdom is 8 Canada Square, London E14 5HQ, United Kingdom. The following description of the Custody Agreement consists of a summary of certain provisions of the Custody Agreement and is qualified by reference to the detailed provisions thereof. The Custody Agreement is not, however, incorporated by reference into, and therefore does not form part of, this Prospectus. Definitions used in this section but not otherwise defined in this Prospectus have the meanings given to them in the Custody Agreement. Pursuant to the Custody Agreement, the Custodian shall, subject to receipt of such documents as it may require, open, in the name of each Issuer, a Custody Account and a Cash Account. Payment Waiver Notwithstanding any other provision of the Custody Agreement to the contrary and subject to the following paragraph, each of the Issuers will, pursuant to the Custody Agreement, unconditionally and irrevocably: (a) waive its rights to receive payments of interest, principal or otherwise in respect of Retained Notes and, for the avoidance of doubt, such waiver by the Relevant Issuer of such rights will continue to be effective following the occurrence of an Event of Default; (b) authorise the Custodian to disclose the waiver referred to in (a) above in respect of Retained Notes (and the Retained Notes position with the Custodian) to the Issuing and Paying Agent and any applicable international clearing system for the Retained Notes to ensure that the waiver of the right to receive payments of interest, principal or otherwise in respect of Retained Notes is effected; and (c) direct the Custodian, in respect of each Retained Note held by the Custodian on behalf of the Relevant Issuer in the Custody Account in definitive form: (i) on each Interest Payment Date, to surrender the interest coupon for such Retained Note corresponding to such Interest Payment Date to the Issuing and Paying Agent for cancellation; and (ii) to surrender the definitive note representing such Retained Note to the Issuing and Paying Agent for cancellation on any date on which the Retained Notes are to be redeemed in full. Termination of Custody Agreement Either the Issuers or the Custodian may terminate the Custody Agreement by giving at least 30 days’ notice to the other parties. 106

Either the Issuers or the Custodian may terminate the Custody Agreement with immediate effect by giving notice to the other parties if the Custodian or any of the Issuers, as applicable, has committed a material breach of the terms of the Custody Agreement which is not remedied within 30 days of notice of the same or upon the occurrence of an insolvency event with respect to that party. 107

DESCRIPTION OF THE ISSUERS

History

The Issuers are the regulated monopoly distributors of electricity in the Midlands area of England, the South West of England and South Wales. The Issuers are indirectly wholly owned subsidiaries of Western Power Distribution plc (registered number 09223384) (WPD, together with WPD Distribution Network Holdings Ltd (registered number 08857746), WPDE, WPDW, WPD South West and WPD South Wales, the WPD Group). The WPD Group is an indirectly wholly owned subsidiary of PPL WPD Limited whose registered number is 09172857 and whose registered office is Avonbank, Feeder Road, Bristol, BS2 0TB. The ultimate parent of PPL WPD Limited is PPL Corporation, an energy and utility holding company based in Pennsylvania, USA who have wholly-owned the WPD Group since 6 September 2002.

It was announced on 10 August 2020 that PPL has appointed advisers to find a buyer for the WPD Group. Following a strategic review by PPL, the sales process has been launched in order to position PPL as a purely U.S.-focused utility holding company. The sale is targeted to occur in the first half of 2021. See "Risk Factors – Combined Operating Activities of WPDE, WPDW, WPD South West and WPD South Wales".

Description of PPL Corporation

PPL Corporation, headquartered in Allentown, Pennsylvania, is an energy and utility holding company incorporated in 1994. Through its subsidiaries, PPL provides essential energy services to over 10 million customers in the United States and the United Kingdom.

WPD Summary Group Structure Chart



PPL Corporation
PPL Global, LLC
Western Power Distribution plc
Western Power Distribution (West Midlands) plc
Western Power Distribution (East Midlands) plc
Western Power Distribution (South Wales) plc
Western Power Distribution (South West) plc

Please note this is an abbreviated structure chart

Description of Principal Activity

The Issuers' principal activity is the distribution of electricity to industrial, commercial and domestic customers within their regulated area. There are fourteen DNOs in the United Kingdom and each Issuer is a DNO. The Issuers operate the four contiguous licensed distribution networks in East Midlands,

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West Midlands, South Wales and South West of England. As required by Ofgem in its regulation of the Issuers, they are separate legal entities. The Issuers together distribute electricity to approximately 7.9 million customers and the total distribution area covers 55,500 square kilometres. The networks operated by the Issuers (the Networks) have approximately 90,000 kilometres of overhead lines and 136,000 kilometres of underground cables: 40 per cent. of the Networks is comprised of overhead cables. Regulation applying to the Issuers The distribution licences held by the Issuers authorise the licensees to distribute electricity for the purpose of providing a supply. Each licence is granted in perpetuity, and can only be revoked by Ofgem by giving no less than 25 years’ notice or in circumstances where the licensee is in breach of the licence conditions. Failure of an Issuer to comply with its licence could lead to enforcement action by Ofgem. In cases of breach of licence, Ofgem has the power to issue compliance orders, to levy fines of up to 10 per cent. of turnover and/or issue consumer redress orders (where the licensee is required to compensate consumers). In certain circumstances, such as insolvency or failure to comply with an enforcement order, the distribution licence itself may be revoked. 109

Distribution Price Controls Distribution price controls (each a Distribution Price Control) are intended to provide companies with sufficient revenues to allow them to finance their operating costs and capital investment. In addition to caps on revenue, the price controls also include targets for outputs including customer satisfaction and overall quality of network performance based upon the average number and duration of supply outages experienced by customers. Companies can be either rewarded or penalised for exceeding or failing to meet these targets. The RIIO framework was developed through the RPI-X@20 review project and sets the charging mechanism for the charges for the use of the distribution network. The Ofgem approved common charging model sets prices to recover the allowed revenue from customers. The Distribution Price Control formula currently permits the Issuers within a review period to retain a share of increases in operating profit due to efficient operations and the reduction of expenses, but this is likely to be subject to certain limits in the next price control. It also allows companies to increase or decrease their prices and hence revenues based upon key output measures included within the formula i.e. network performance and customer service. The current price control financial model (RIIO-ED1) was agreed with Ofgem in November 2014 for the period from 1 April 2015 to 31 March 2023. Companies, including the Issuers, must also meet the guaranteed standards of performance, which are set by Ofgem to ensure an appropriate level of quality of supply. If a company fails to provide the level of service specified it must, subject to certain exemptions, make a fixed payment to the end user affected. The RIIO framework is also used for price controls for transmission (RIIO-T1) and gas distribution (RIIO-GD1), which started on 1 April 2013 and runs until 31 March 2021. Ofgem has made a number of decisions already about the second RIIO price control for Gas and Transmission companies. As noted above, the framework is still evolving with key decisions specific to the future price control model for electricity distribution (RIIO-ED2) still to be discussed and finalised. Description of Western Power Distribution (East Midlands) plc WPDE is the regulated monopoly distributor of electricity in the East Midlands area of England. WPDE was incorporated as a public limited company under the Companies Act 1985 on 1 April 1989. The registered office of WPDE is at Avonbank, Feeder Road, Bristol, BS2 0TB and its telephone number is + 44-117- 9332000. WPDE joined the WPD Group on 1 April 2011. WPDE, formerly known as Central Networks East plc, changed its name to Western Power Distribution (East Midlands) plc on 1 April 2011. At the date of this Prospectus WPDE has no subsidiary companies. Its network covers approximately 16,000 square kilometres, extending from the Lincolnshire coast to the outskirts of Coventry, and from Milton Keynes in the south to the Derbyshire Peak District in the north. As a result, it serves a diverse customer base including large urban areas such as Nottingham, Derby, Northampton and Leicester, as well as rural communities. As at 31 March 2020, WPDE distributed electricity to approximately 2.7 million customers through approximately 74,000 kilometres of network. Description of Western Power Distribution (West Midlands) plc WPDW is the regulated monopoly distributor of electricity in the West Midlands area of England. WPDW was incorporated as a public limited company under the Companies Act 1985 on 1 April 1989. 110

The registered office of WPDW is at Avonbank, Feeder Road, Bristol, BS2 0TB and its telephone number is + 44-117-9332000. WPDW joined the WPD Group on 1 April 2011. WPDW, formerly known as Central Networks West plc, changed its name to Western Power Distribution (West Midlands) plc on 1 April 2011. At the date of this Prospectus WPDW has no subsidiary companies. Its network covers approximately 13,300 square kilometres, extending from the outskirts of Bristol in the south to Staffordshire in the north and from approximately the M6 motorway to the Welsh border. As a result, WPDW serves a diverse customer base including England’s second largest city, Birmingham, as well as rural communities. As at 31 March 2020, WPDW distributed electricity to almost 2.5 million customers through approximately 65,000 kilometres of network. Description of Western Power Distribution (South West) plc WPD South West is the regulated monopoly distributor of electricity in the south-western area of England. WPD South West was incorporated as a public limited company under the Companies Act 1985 on 1 April 1989. The registered office of WPD South West is Avonbank, Feeder Road, Bristol, BS2 0TB. Its telephone number is + 44-117-933-2000. WPD South West joined the WPD Group on 1 April 2011. WPD South West, formerly known as South Western Electricity plc, changed its name to Western Power Distribution (South West) plc on 31 July 2001. At the date of this Prospectus WPD South West has no subsidiary companies. Its network covers approximately 14,400 square kilometres, extending from Bristol and Bath in the northeast, southwest along the peninsula to Land’s End and beyond to the Isles of Scilly. WPD South West serves a diverse customer base from the largest cities and towns in WPD South West’s service area of Bath, Bristol, Exeter, Plymouth and Taunton to small rural communities. As at 31 March 2020, WPD South West distributed electricity to almost 1.6 million customers through approximately 51,000 kilometres of network. Description of Western Power Distribution (South Wales) plc WPD South Wales is the regulated monopoly distributor of electricity in South Wales. WPD South Wales was incorporated as a public limited company under the Companies Act 1985 on 1 April 1989. The registered office of WPD South Wales is Avonbank, Feeder Road, Bristol, BS2 0TB. Its telephone number is + 44-117-933-2000. WPD South Wales joined the WPD Group on 1 April 2011. WPD South Wales, formerly known as South Wales Electricity plc, changed its name to Western Power Distribution (South Wales) plc on 31 July 2001. At the date of this Prospectus WPD South Wales has no subsidiary companies. Its network covers approximately 11,800 square kilometres. The service area in Wales covers the south of the country. It covers an extremely diverse region including areas such as the Brecon Beacons National Park to the north, the Pembrokeshire Coast National Park in the west and the city of Cardiff in the south. The largest cities and towns in WPD South Wales’ service area are Cardiff, Swansea and Newport. Most of the population of South Wales is located in the coastal belt region between Newport and Llanelli, (to the east and west of Cardiff), or in the valleys region to the north of this coastal belt. The remainder of the area is sparsely populated. 111

As at 31 March 2020, WPD South Wales distributed electricity to 1.1 million customers through approximately 36,000 kilometres of network. Board of Directors The Directors of the four Issuers are listed below: Name Position P Swift Chief Executive Officer I R Williams Finance Director A J Sleightholm Resources and External Affairs Director G Halladay Operations Director M E Fletcher Sufficiently Independent Director* A J Cardew Sufficiently Independent Director* *As required by Ofgem. The business address of each of the Directors is Avonbank, Feeder Road, Bristol BS2 0TB. No Director has any actual or potential conflict of interest between his or her duties to WPDE, WPDW, WPD South West and WPD South Wales and his or her private interests and/or other duties. Pensions – WPDE and WPDW Background WPDW and WPDE (together the Midlands Issuers) have an obligation to fund pensions in a number of pension arrangements. The pension arrangement which currently represents the majority of the funding the Midlands Issuers will be required to make towards their pension arrangements is the Central Networks Group (the Central Networks Group) of the Electricity Supply Pension Scheme (the ESPS). The Central Networks Group is closed to new members and new employees join the Issuers’ Defined Contribution Scheme called the Western Power Pension Scheme (or WPPS). The Central Networks Group is a sectionalised group of the ESPS which was established on 1 April 2011 in order to receive a transfer of the assets and liabilities of the current and former employees of the Midlands Issuers or certain of their subsidiaries who were members of the E.On Group of the ESPS. Actuarial Deficit Repair Plan – Central Networks Group The 31 March 2019 Actuarial Valuation found an actuarial deficit of £348.3 million. The Recovery Plan agreed with the Trustees is expected to repair the deficit in 5 years and 4 months. The Recovery Plan includes an element of asset outperformance and deficit repair contributions totalling £244 million. The estimated deficit at 31 May 2020 on a “roll-forward” basis was £287 million. Other Cash contributions In addition to contributions to eliminate the deficit, the Midlands Issuers will be required to pay contributions at the required contribution rate towards the benefits that members will continue to accrue in the Central Networks Group and the WPPS, along with contributions to meet the running costs of the Central Networks Group and the Pension Protection Fund levies payable. 112

Accounting From an accounting perspective the funding position for the Central Networks Group under Financial Reporting Standard IAS 19 as at 31 March 2020 was £316.8 million in credit, as compared to £61.33 million in credit as at 31 March 2019. This is mainly due to a fall in the RPI inflation assumption and thus a lower value being placed on the liabilities at year-end than was expected at the beginning of the year. Pensions – WPD South West and WPD South Wales Background WPD South West and WPD South Wales (together the WW Issuers) have an obligation to fund pensions in a number of pension arrangements. The pension arrangement requirements in relation to the WPD ESPS Schemes currently represent the majority of the pension funding requirements the WW Issuers will be required to meet. The WPD ESPS Schemes are closed to new members and new employees are to join the WPPS. In addition, WPD South Wales is the principal employer of the Western Power Utilities Pension Scheme (WPUPS), which is a defined benefit scheme providing benefits to previous employees of various Hyder group companies and was transferred from Hyder in April 2002. However PPL WPD Limited has taken financial responsibility for this scheme. Hyder (in liquidation) was acquired by an affiliate of PPL WPD Limited and previously owned WPD South Wales. WPUPS is closed to new members and future accrual. WPD (South Wales) is also the principal employer of the Infralec 92 Pension Scheme (I92), which is a hybrid defined contribution/defined benefit scheme providing benefits to previous employees of a Hyder group subsidiary company formerly known as Swalec and which was transferred from Swalec in August 2000. Actuarial Deficit Repair Plan – The WW Issuers obligation under the WPD ESPS Schemes The 31 March 2019 Actuarial Valuation found an actuarial deficit of £271.7 million. The Recovery Plan agreed with the Trustees is expected to repair the deficit in 5 years and 8 months. The Recovery Plan includes an element of asset outperformance and deficit repair contributions totalling £214.6 million. The estimated deficit at 31 May 2020 on a “roll-forward” basis was £260.2 million. Actuarial Surplus – WPUPS The actuarial surplus in relation to the 31 March 2019 Actuarial Valuation was £33.1 million. The estimated surplus at 31 May 2020 on a “roll-forward” basis was £47.0 million. Actuarial Deficit Repair Plan – I92 The 31 March 2019 Actuarial Valuation found an actuarial deficit of £1.19 million. The Recovery Plan agreed with the Trustees is expected to repair the deficit in 5 years and 6 months. The Recovery Plan includes an element of asset outperformance and deficit repair contributions totalling £0.94 million. The estimated deficit at 31 May 2020 on a “roll-forward” basis was £2 million. Other Cash contributions In addition to contributions to eliminate the deficit, the WW Issuers will be required to pay contributions at the required contribution rate towards the benefits that members will continue to accrue in the WPD 113

ESPS Schemes and the WPPS, along with contributions to meet the running costs of the WPD ESPS Schemes, the WPUPS, the WPPS, I92 and the Pension Protection Fund levies payable. Accounting From an accounting perspective the funding position for the WW Issuers’ obligations under the WPD ESPS Schemes under Financial Reporting Standard IAS 19 as at 31 March 2020 was £130.66 million in credit, as compared to £51.85 million in debit as at 31 March 2019. The comparative figures for WPUPS were £149.44 million in credit as at 31 March 2020, as compared to £97.87 million in credit as at 31 March in 2019, and for I92 they were £2.51 million in credit as at 31 March 2020, as compared to £2.57 million in credit as at 31 March in 2019. These improvements are mainly due to a fall in the RPI inflation assumption and thus a lower value being placed on the liabilities at the year-end than expected at the beginning of the year. The deterioration of I92 was due to underperformance of the assets as compared to the liabilities. 114

TAXATION UK Taxation The following is a summary of each Issuer’s understanding of current UK law and published HM Revenue & Customs (HMRC) practice relating only to the UK withholding tax treatment of payments of interest (as that term is understood for UK tax purposes) in respect of the Notes. It does not necessarily apply where income is deemed for tax purposes to be the income of any other person. Some aspects do not apply to certain classes of person to whom special rules may apply and it is not intended to be exhaustive. It does not deal with any other UK taxation implications of acquiring, holding or disposing of the Notes. The UK tax treatment of prospective Noteholders depends on their individual circumstances and may be subject to change in the future. Prospective Noteholders who may be subject to tax in a jurisdiction other than the UK or who may be unsure as to their tax position should seek their own professional advice. Interest on the Notes Payments of interest on the Notes may be made without deduction of or withholding on account of UK income tax provided that the Notes carry a right to interest and the Notes are and continue to be listed on a “recognised stock exchange”, within the meaning of section 1005 of the Income Tax Act 2007 or are admitted to trading on a multilateral trading facility operated by an EEA-regulated recognised stock exchange within the meaning of section 987 of the Income Tax Act 2007. The London Stock Exchange is a recognised stock exchange. Securities will be treated as listed on the London Stock Exchange if they are included in the Official List (within the meaning of, and in accordance with, the provisions of Part 6 of the Financial Services and Markets Act 2000) and admitted to trading on the London Stock Exchange. Provided, therefore, that the Notes carry a right to interest and are and remain so listed on a “recognised stock exchange”, interest on the Notes will be payable without withholding or deduction on account of UK tax. Payments of interest on the Notes may be made without withholding or deduction on account of UK tax where the maturity of the Notes is less than 365 days and those Notes do not form part of a scheme or arrangement or borrowing intended to be capable of remaining outstanding for more than 364 days. In other cases, an amount must generally be withheld from payments of interest on the Notes that have a UK source on account of UK income tax at the basic rate (currently 20 per cent.), subject to any other available exemptions and reliefs. However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to a Noteholder, HMRC can issue a notice to the Relevant Issuer to pay interest to the Noteholder without deduction or tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty). Foreign Account Tax Compliance Act Pursuant to certain provisions of the U.S. Internal Revenue Code of 1986, commonly known as “FATCA”, a “foreign financial institution” (as defined by FATCA) may be required to withhold on certain payments it makes (foreign passthru payments) to persons that fail to meet certain certification, reporting or related requirements. A number of jurisdictions (including the UK) have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA (IGAs), which modify the way in which FATCA applies in their jurisdictions. Under the provisions of IGAs as currently in effect, a foreign financial institution in an IGA jurisdiction would generally not be required to withhold under FATCA or an IGA from payments that it makes. Certain aspects of the application of FATCA provisions and IGAs to instruments such as Notes, including whether withholding would ever be required pursuant to FATCA or an IGA with respect to payments on instruments such as the Notes, are uncertain and may be subject to change. Even if withholding would be required pursuant to FATCA or an IGA with respect to payments on instruments such as Notes, such withholding would not apply prior to the date that is two years after the date on which final regulations defining foreign passthru payments are published in the U.S. Federal Register 115 and Notes characterised as debt (or which are not otherwise characterised as equity and have a fixed term) for U.S. Federal tax purposes that are issued on or prior to the date that is six months after the date on which final regulations defining foreign passthru payments are filed with the U.S. Federal Register generally would be grandfathered for purposes of FATCA withholding unless materially modified after such date (including by reason of a substitution of the Issuer). However, if additional Notes (as described under “Terms and Conditions of the Notes – Further Issues”) that are not distinguishable from previously issued Notes are issued after the expiration of the grandfathering period and are subject to withholding under FATCA, then withholding agents may treat all Notes, including the Notes offered prior to the expiration of the grandfathering period, as subject to withholding under FATCA. Holders should consult their own tax advisers regarding how these rules may apply to their investment in the Notes. 116

SUBSCRIPTION AND SALE The Dealers have, in the Dealer Agreement, agreed with the Issuers a basis upon which they or any of them may from time to time agree to purchase Notes (other than any Retained Notes). Any such agreement will extend to those matters stated under “Form of the Notes” and “Terms and Conditions of the Notes”. In the Dealer Agreement, the Issuers have agreed to reimburse the Dealers for certain of their expenses in connection with the establishment and any future update of the Programme and the issue of Notes (including any Retained Notes) under the Programme and to indemnify the Dealers against certain liabilities incurred by them in connection therewith. United States The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S. The Notes are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations promulgated thereunder. Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that, it will offer and sell Notes (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of any Series of Notes or the closing date related to such Series of Notes (such period, the Distribution Compliance Period) only in accordance with Rule 903 of Regulation S. Each Dealer has further agreed, and each further Dealer appointed under the Programme will be required to agree, that it will send to each dealer to which it sells any Notes during the Distribution Compliance Period a confirmation or other notice setting forth the restrictions on offers and sales of the Notes within the United States or to, or for the account or benefit of, U.S. persons. Until the end of the Distribution Compliance Period for any Series of Notes, an offer or sale of such Notes within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with an available exemption from registration under the Securities Act. Each issuance of Indexed Notes shall be subject to such additional U.S. selling restrictions as the Relevant Issuer and the relevant Dealer may agree as a term of the issuance and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Final Terms. Prohibition of Sales to EEA and UK Retail Investors Unless the Final Terms (or Pricing Supplement, as the case may be) in respect of any Notes specifies the “Prohibition of Sales to EEA and UK Retail Investors” as “Not Applicable”, each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this Prospectus as completed by the Final Terms (or Pricing Supplement, as the case may be) in relation thereto to any retail investor in the EEA or in the UK. For the purposes of this provision: (a) the expression retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; 117

(ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. If the Final Terms (or Pricing Supplement, as the case may be) in respect of any Notes specifies “Prohibition of Sales to EEA and UK Retail Investors” as “Not Applicable”, in relation to each Member State of the EEA and the UK (each, a Relevant State), each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this Prospectus as completed by the final terms in relation thereto to the public in that Relevant State except that it may make an offer of such Notes to the public in that Relevant State: (a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation; (b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Relevant Issuer for any such offer; or (c) at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Notes referred to in (a) to (c) above shall require the Relevant Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision the expression “an offer of Notes to the public” in relation to any Notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Belgium Each Dealer has represented, warranted and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to consumers (consumenten/consommateurs) within the meaning of the Belgian Code of Economic Law, as amended from time to time (Wetboek van economisch recht/Code de droit économique) (i.e., any natural person acting for purposes which are outside his/her trade, business or profession). The Notes may be held only by, and transferred only to, eligible investors referred to in Article 4 of the Belgian Royal Decree of 26 May 1994, holding their securities in an exempt securities account that has been opened with a financial institution that is a direct or indirect participant in the X/N securities and cash clearing system. Selling Restrictions Addressing Additional United Kingdom Securities Laws Each Dealer has represented and agreed and each further Dealer appointed under the Programme will be required to represent and agree that: (a) in relation to any Notes which have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding managing or disposing of investments (as 118 principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the Notes would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act 2000, as amended (the FSMA) by the Relevant Issuer; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Relevant Issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom. Singapore Each Dealer has acknowledged that this Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; 119

(d) as specified in Section 276(7) of the SFA; or (e) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018. General Each Dealer has agreed and each further Dealer appointed under the Programme will be required to agree that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes this Prospectus and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Relevant Issuer, the Note Trustee nor any of the other Dealers shall have any responsibility therefor. Neither the Relevant Issuer, the Note Trustee nor any of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale. With regard to each Tranche, the relevant Dealer will be required to comply with such other restrictions as the Relevant Issuer and the relevant Dealer shall agree. 120

GENERAL INFORMATION Authorisation The establishment of the Programme and the issue of Notes have been duly authorised by resolutions of the Board of Directors of each of the Issuers passed on 4 September 2013. The update of the Programme has been duly authorised by a resolution of the Board of Directors of each of the Issuers passed on 13 August 2020. Each issue of Notes under the Programme will be authorised by the Committee of the Board of Directors of the Relevant Issuer. Listing of Notes It is expected that each Tranche of Notes which is to be admitted to the Official List and to trading on the regulated market of the London Stock Exchange will be admitted separately as and when issued, subject only to the issue of a Global Note or Notes initially representing the Notes of such Tranche. Application has been made to the FCA for Notes issued under the Programme to be admitted to the Official List and to be admitted to trading on the regulated market of the London Stock Exchange. The listing of the Programme in respect of Notes is expected to be granted on or before 26 August 2020. Documents Available For the period of 12 months following the date of this Prospectus, copies of the documents referred to in the section “Documents Incorporated by Reference” and the following documents will, when published, be available from the registered office of each Issuer and from the specified office of the Paying Agents for the time being in London and at the Issuers’ website at: www.westernpower.co.uk/about-us/financial-information: (a) the memorandum and articles of association of each Issuer; (b) the Agency Agreement; (c) the Trust Deed; and (d) a copy of this Prospectus and of any supplements thereto. Once the Custody Agreement has been entered into, it will also be available in the manner described in the preceding paragraph. In addition, the documents referred to in the section “Documents Incorporated by Reference”, this Prospectus and each Final Terms relative to the Notes which are admitted to trading on the regulated market of the London Stock Exchange are also available at the website of the Regulatory News Service operated by the London Stock Exchange at: http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html. Clearing Systems The Notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg (which are the entities in charge of keeping records). The appropriate Common Code and ISIN for each Tranche of Notes allocated by Euroclear and Clearstream, Luxembourg will be specified in the applicable Final Terms. If the Notes are to clear through an additional or alternative clearing system the appropriate information will be specified in the applicable Final Terms. The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, 1210 Brussels, Belgium and the address of Clearstream, Luxembourg is Clearstream Banking S.A., 42 Avenue JF Kennedy, L-1855 Luxembourg. 121

Conditions for determining price The price and amount of Notes to be issued under the Programme will be determined by the Relevant Issuer and the relevant Dealer at the time of issue in accordance with prevailing market conditions. Material Contracts There are no material contracts entered into other than in the ordinary course of the Issuers’ businesses which could result in either being under an obligation or entitlement that is material to the Issuers’ ability to meet their obligations to Noteholders in respect of the Notes being issued. Significant or Material Change There has been no significant change in the financial position or financial performance of the WPD Group since 31 March 2020 to the date of this Prospectus and there has been no material adverse change in the prospects of any of the Issuers since 31 March 2020 to the date of this Prospectus. Litigation There are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which any Issuer is aware) of any of the Issuers in the 12 months preceding the date of this Prospectus which may have or have in the recent past had a significant effect on the financial position or profitability of any of the Issuers and/or the WPD Group. Auditors Deloitte LLP, registered to carry out audit work by the Institute of Chartered Accountants in England and Wales, have audited, without qualification, in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board the financial statements of WPD South West, WPD South Wales, WPDW and WPDE for the financial years ended on 31 March 2019 and 31 March 2020. Deloitte LLP, as incumbent auditors of the Issuers, do not have any material interest in any Issuer. The audit reports in respect of the financial years ended 31 March 2019 and 31 March 2020 for WPD South West, WPD South Wales, WPDW and WPDE contain the statement that such report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006 and that their audit work has been undertaken so that they might state to the company’s members those matters they are required to state to them in an auditor’s report and for no other purpose. Such a statement is recommended in guidance issued by the Institute of Chartered Accountants in England and Wales for inclusion in all Section 235 and Chapter 3 of Part 16 audit reports (as applicable) produced by audit firms. Post-issuance information The Issuers do not intend to provide any post-issuance information in relation to any issues of Notes. Dealers transacting with the Issuers Certain of the Dealers and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform services for the Issuers, other members of the WPD Group and their affiliates in the ordinary course of business. Certain of the Dealers may from time to time also enter into swap and other derivative transactions with the Issuers and their respective affiliates. Certain of the Dealers and their affiliates may have positions, deal or make markets in the Notes issued under the Programme, related derivatives and reference obligations, including (but not limited to) entering into hedging strategies on behalf of the Issuers, other members of the WPD 122

Group and their affiliates, investor clients, or as principal in order to manage their exposure, their general market risk, or other trading activities. In addition, in the ordinary course of their business activities, the Dealers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuers or the Issuers’ affiliates. Certain of the Dealers or their affiliates that have a lending relationship with the Issuers routinely hedge their credit exposure to the Issuers consistent with their customary risk management policies. Typically, such Dealers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the Notes issued under the Programme. Any such positions could adversely affect future trading prices of Notes issued under the Programme. The Dealers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. 123

INDEX OF DEFINED TERMS

30/360 73
30E/360 73
30E/360 (ISDA) 74
360/360 73
Actual/360 73
Actual/365 (Fixed) 73
Actual/365 (Sterling) 73
Actual/Actual 73
Actual/Actual (ISDA) 73
Actual/Actual-ICMA 74
Additional Financial Centre(s) 95
Adjustment Spread 68
Affiliate 90
Agency Agreement 57
Agents 57
Alternative Clearing System 26
Alternative Reference Rate 69
Amortised Face Amount 77
Arranger 4
Bank 93
Base Index Figure 90
Bearer Notes 58
Benchmark Amendments 67
Benchmark Event 65
Benchmarks 19
Benchmarks Regulation 6
Bond Basis 73
borrowed money 61
business day 60, 95
Business Day 72
Calculation Agent 63
Calculation Agent(s) 57
Calculation Date 90
Calculation Period 73
Capital and Reserves 90
Central Networks Group 112
Certificate 2
Certificates 58
Certification 27
CGNs 2
Classic Global Notes 2
Clearstream, Luxembourg 2, 59
Code 94
Common Depositary 2
Common Safekeeper 2
Conditions 21, 32, 45, 57
consolidated 90
control 90
Couponholders 57
Coupons 57
CPI 20, 91
CPI Gilt 80
CPI Make-Whole Redemption Rate 80
CPIH 17, 91
CPIHm–t 92
CPIm–t 92
CRA Regulation 3
Custodian 12, 57
Custody Agreement 12, 57
date for payment 89
Day Count Fraction 73
Dealer 1
Dealer Agreement 1
Dealers 1
Designated Maturity 63, 75
Determination Date 75
Determination Period 75
Distribution Compliance Period 117
Distribution Licence 91
Distribution Services Area 85
distributor 5, 31
DNO 17
DNOs 17
ECB 42
EEA 4, 31, 44
ESMA 3, 6
EURIBOR 6
Eurobond Basis 73
Euroclear 2, 59
Euro-zone 75
Events of Default 96
Exchange Date 27
Excluded Subsidiary 98
Exempt Notes 2
Exercise Notice 83
Expert 89

124

FCA....1
FCA Announcements....20
Final Terms....2, 32
Financial Adviser....80
Floating Rate....63
Floating Rate Option....63
foreign passthru payments....115
FSMA....119
Global Certificate....2
Global Certificates....11
Global Note....2
Group....91
HMRC....115
holder....59
IA Determination Cut-off Date....65
ICSD....42
IFA....91, 92
IGAs....115
IIS....17
Independent Adviser....70
Index....91
Index Event....78
Index Figure....91
Index Figure applicable (IFA)....91
Index Linked Interest Notes....92
Index Linked Redemption Notes....92
Index Ratio....92
Indexation Adviser....93
Indexed Benchmark Gilt....92
Indexed Notes....21, 92
Insurance Distribution Directive....5, 31, 44
interest....96
Interest Accrual Period....75
Interest Amount....75
Interest Commencement Date....75, 76
Interest Determination Date....75
Interest Period....76
Interest Period Date....76
ISDA Definitions....76
ISDA Rate....63
Issuer....1, 31, 45, 57
Issuers....1, 57
Issuing and Paying Agent....57
LIBOR....6
Limited Index Ratio....92
Limited Indexation Factor....92
Limited Indexation Month....92
Limited Indexed Notes....92
London Stock Exchange....1, 80
Make-Whole Redemption Date....79
Make-Whole Redemption Rate....80
Maximum Indexation Factor....93
Midlands Issuers....112
MiFID II....1, 31, 44
MiFID Product Governance Rules....6
Minimum Indexation Factor....93
Moody's....2
Negative Certification....84
Negative Rating Event....85
Net Debt....61
NGN....2
Non-recourse Indebtedness....98
Note Trustee....57
Noteholder....59
Notes....1, 32, 45, 57
Notional RPI Bond....81
NSS....2
Official List....1
Ofgem....16, 62
Paying Agents....57
permanent Global Note....2
PPL....17
Pre-Maturity Call Option Date....82
Pricing Supplement....2
PRIIPs Regulation....5, 31, 44
principal....96
Principal Amount Outstanding....79
Principal Subsidiary....100
Programme....1
Prospectus....32, 45
Prospectus Regulation....1, 4, 31, 32, 44, 118
Put Date....84
Put Event....85
Put Event Notice....84
Put Period....84
Rate of Interest....76
Rated Securities....85
Rating Agency....85

125

Rating Downgrade....85
Real Yield....81
Record Date....93
Redeemed Notes....80
Redemption Reference CPI Gilt....80
Redemption Reference RPI Gilt....81
Reference Banks....76
Reference Dealers....81
Reference Gilt....93
Reference Rate....76
Register....59
Registered Notes....2, 58
Registrar....57
Regulation S....2
Regulatory Asset Base....62
Relevant Date....96
relevant Dealer....1
Relevant Indebtedness....62
Relevant Issuer....1, 57
relevant month....88
Relevant Nominating Body....70
Relevant Screen Page....76
Relevant State....118
Reset Date....63
Restructuring Event....85
Restructuring Put Option....84
retail investor....117
Retained Note Cancellation Date....93
Retained Notes....93
RIIO-ED1....16
RPI....17, 91
RPI Adjusted Redemption Amount....81
RPI Gilt....81
RPIm–2....91
RPIm–3....91
S&P....2
Securities Act....2
Security Interest....61
Series....11
Specified Currency....76
Stabilisation Manager(s)....8
Subsidiary....93
Subsidiary Undertaking....93
Successor Rate....70
Swap Transaction....63
Talons....57
TARGET Business Day....72
TARGET System....76
TARGET2....76
temporary Global Note....2
Tranche....11, 58
Transfer Agents....57
Trust Deed....57
UK....2, 31, 44
Wedge Value....82
Western Power Pension Scheme....18
WPD....108
WPD ESPS Schemes....18
WPD Group....108
WPD South Wales....1, 57
WPD South Wales 2019 Annual Report....23
WPD South Wales 2020 Annual Report....24
WPD South West....1, 57
WPD South West 2019 Annual Report....23
WPD South West 2020 Annual Report....23
WPDE....1, 57
WPDE 2019 Annual Report....23
WPDE 2020 Annual Report....23
WPDW....1, 57
WPDW 2019 Annual Report....23
WPDW 2020 Annual Report....23
WPPS....18, 112
WPUPS....113
WW Issuers....113
Yield Calculation Date....82

126

ISSUERS

Western Power Distribution (West Midlands) plc
Avonbank
Feeder Road
Bristol BS2 0TB
United Kingdom

Western Power Distribution (East Midlands) plc
Avonbank
Feeder Road
Bristol BS2 0TB
United Kingdom

Western Power Distribution (South West) plc
Avonbank
Feeder Road
Bristol BS2 0TB
United Kingdom

Western Power Distribution (South Wales) plc
Avonbank
Feeder Road
Bristol BS2 0TB
United Kingdom

NOTE TRUSTEE

HSBC Corporate Trustee Company (UK) Limited
8 Canada Square
London E14 5HQ
United Kingdom

ISSUING AND PAYING AGENT, REGISTRAR, TRANSFER AGENT, CALCULATION AGENT AND CUSTODIAN

HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

LEGAL ADVISERS

To the Issuers as to English Law

Latham & Watkins (London) LLP
99 Bishopsgate
London EC2M 3XF
United Kingdom

To the Arranger, the Dealers and the Note Trustee as to English Law

Simmons & Simmons LLP
CityPoint
One Ropemaker Street
London EC2Y 9SS
United Kingdom

AUDITORS

Deloitte LLP
Hill House
1 Little New Street
London EC4A 3TR
United Kingdom

ARRANGER

NatWest Markets Plc
250 Bishopsgate
London EC2M 4AA
United Kingdom

DEALERS

Banco Santander, S.A.
Ciudad Grupo Santander
Edificio Encinar
Avenida de Cantabria s/n
28660, Boadilla del Monte
Madrid, Spain

Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

Lloyds Bank Corporate Markets plc
10 Gresham Street
London EC2V 7AE
United Kingdom

Mizuho International plc
Mizuho House
30 Old Bailey
London EC4M 7AU
United Kingdom

MUFG Securities EMEA plc
Ropemaker Place
25 Ropemaker Street
London EC2Y 9AJ
United Kingdom

NatWest Markets Plc
250 Bishopsgate
London EC2M 4AA
United Kingdom

RBC Europe Limited
100 Bishopsgate
London EC2N 4AA
United Kingdom